Exhibit 2.1

ASSET PURCHASE AGREEMENT

BY AND BETWEEN

EKSO BIONICS HOLDINGS, INC.

AND

PARKER-HANNIFIN CORPORATION

DATED AS OF

December 5, 2022

TABLE OF CONTENTS

Page

ARTICLE I DEFINITIONS 1

1.1 Certain Defined Terms 1

1.2 Other Defined Terms 11

1.3 Certain Interpretive Matters 12

ARTICLE II PURCHASE AND SALE 14

2.1 Purchase and Sale of the Sold Assets 14

2.2 Excluded Assets 15

2.3 Assumption of Liabilities; Retained Liabilities 16

2.4 Purchase Price 17

2.5 Allocation of Total Consideration 17

2.6 The Closing 18

2.7 Deliveries at the Closing 18

2.8 Non-transferrable Assets 19

2.9 Withholding 20

2.10 Further Assurances 20

ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE SELLER 20

3.1 Organization 21

3.2 Authorization; Enforceability 21

3.3 Financial Information; No Undisclosed Liabilities 21

3.4 Sufficiency of the Assets 22

3.5 No Approvals or Conflicts 22
3.6 Compliance with Law; Permits 22
3.7 Proceedings 23
3.8 Absence of Certain Changes 23
3.9 Tax Matters 23
3.10 Employee Benefits 24
3.11 Business Employees and Labor Relations 25
3.12 Intellectual Property; Privacy and Data Security 26
3.13 Contracts 29
3.14 Environmental Matters 31

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TABLE OF CONTENTS
(continued)

Page

3.15 Personal Property Assets 31
3.16 Customers and Suppliers 32
3.17 Affiliate Transactions 32
3.18 No Brokers' or Other Fees 32

3.19 Anticorruption ... 32
3.20 Sanctions and Export Control ... 33
3.21 Real Property ... 33
3.22 No Other Representations or Warranties ... 34
ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE BUYER ... 34
4.1 Organization ... 35
4.2 Authorization; Enforceability ... 35
4.3 No Approvals or Conflicts ... 35
4.4 Proceedings ... 35
4.5 Compliance with Laws; Permits ... 36
4.6 Buyer SEC Filings; Financial Statements; No Undisclosed Liabilities ... 36
4.7 No Brokers' or Other Fees ... 37
4.8 No Other Representations or Warranties ... 37
4.9 Solvency ... 37
ARTICLE V COVENANTS AND AGREEMENTS ... 37
5.1 Access to Books and Records ... 37
5.2 Tax Matters ... 38
5.3 Employees; Employment Matters ... 39
5.4 WARN Act Compliance ... 41
5.5 Non-Competition, Non-Solicitation and Confidentiality ... 41
5.6 Further Actions ... 42
5.7 Bulk Transfer Laws ... 43
5.8 Confidentiality ... 43
5.9 Release ... 44
5.10 Product Warranty ... 45
5.11 Use of the Parker Marks Following Closing ... 45

ii

TABLE OF CONTENTS
(continued)

Page

5.12	Existing Intercompany Licenses	47
5.13	Backup License	47
5.14	Sold Asset Deletion	47
5.15	Sold Intellectual Property Transfer	48
5.16	Post-Closing Financial Statement Cooperation	48
ARTICLE VI	INDEMNIFICATION	49
6.1	Survival	49
6.2	Indemnification by the Seller	49
6.3	Seller Indemnification Limitations	49
6.4	Indemnification by the Buyer	50
6.5	Buyer Indemnification Limitations	50
6.6	Indemnification as Exclusive Remedy	51
6.7	Indemnification Calculations	51
6.8	Notice and Opportunity to Defend	51
6.9	Satisfaction of Claims	52
6.10	Additional Limitations	52
6.11	Certain Acknowledgements	53
ARTICLE VII	MISCELLANEOUS	53
7.1	Fees and Expenses	53
7.2	Governing Law	53
7.3	Further Acknowledgements	54
7.4	Amendment	56
7.5	No Assignment	56
7.6	Waiver	56
7.7	Notices	56
7.8	Complete Agreement	57
7.9	Counterparts	57
7.10	Publicity	58
7.11	Severability	58
7.12	Third Parties	58

iii

TABLE OF CONTENTS
(continued)

Page

7.13 Non-Recourse 58
7.14 Jurisdiction 58
7.15 Specific Performance 59
7.16 Waiver of Jury Trial 59
7.17 Privileged Communications 59

iv

EXHIBITS

Exhibit A	Assumption Agreement
Exhibit B	Bill of Sale
Exhibit C	Patent Assignment Agreement
Exhibit D	Promissory Note
Exhibit E	Trademark Assignment Agreement
Exhibit F	Transition Services Agreement
Exhibit G	Transitional Manufacturing and Services Agreement
Exhibit H	Transitional Use Agreement

SCHEDULES

Schedule 1.1(a)	Business Employees
Schedule 1.1(b)	Knowledge of Buyer
Schedule 1.1(c)	Knowledge of Seller
Schedule 1.1(d)	Sold Patents
Schedule 1.1(e)	Sold Software
Schedule 1.1(f)	Sold Trademarks
Schedule 1.1(g)	Business Products
Schedule 2.1(a)	Acquired Tangible Personal Property
Schedule 2.1(b)	Acquired Inventory
Schedule 2.1(c)	Acquired Contracts
Schedule 2.1(f)	Acquired Permits
Schedule 2.3(a)(ii)	Assumed Current Liabilities
Schedule 2.3(b)	Other Retained Liabilities
Schedule 2.5	Allocation Schedule
Schedule 2.7(e)	Delayed Assignment Contracts

v

ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT (this "Agreement"), dated as of December 5, 2022, is made and entered into by and between EKSO Bionics Holdings, Inc., a Nevada corporation (the "Buyer"), and Parker-Hannifin Corporation, an Ohio corporation (the "Seller"). The Seller and the Buyer are each a "Party" and collectively, the "Parties."

RECITALS

WHEREAS, the Seller is and has been engaged in the research, development, design, testing, manufacture, sale, support and improvement of a product line consisting of all versions of the mobility assist robotics products set forth on Schedule 1.1(g) (such named products, collectively, the "Business Products"), and software applications, support services and cloud environments related of the Business Products (the "Business"); and

WHEREAS, the Seller desires to sell and transfer certain assets and assign certain liabilities relating to the Business to the Buyer, and the Buyer desires to purchase such assets and to assume such liabilities from the Seller, all upon the terms and conditions contained in this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the Parties hereby agree as follows:

ARTICLE I
DEFINITIONS

1.1 Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

"Affiliate" shall mean, with respect to any Person, any Family Member of such Person and any other Person controlling, controlled by or under common control with such Person as of the date on which, or at any time during the period for which, the determination of affiliation is being made.

"Ancillary Agreements" shall mean (a) the Assumption Agreement, (b) the Bill of Sale, (c) the Patent Assignment Agreement (d) the Promissory Note, (e) the Trademark Assignment Agreement, (f) the Transition Services Agreement, (g) the Transitional Use Agreement, (h) the Transitional Manufacturing and Services Agreement and (i) that certain Vanderbilt Assignment and Assumption Agreement, dated as of December 5, 2022, by and between Buyer and Seller.

"Assumption Agreement" shall mean the assumption agreement substantially in the form of Exhibit A.

"Automatically Transferring Employee" shall mean any Business Employee whose employment will automatically transfer to Buyer or its Affiliates by operation of Law in any applicable country which effects the automatic transfer of employees on the sale or transfer or continuation of a business on the Closing Date as a consequence of the arrangements contained in this Agreement.

"Bill of Sale" shall mean the bill of sale substantially in the form of Exhibit B.

"Business Data" shall mean (a) the following data and information Processed by, for, or otherwise with respect to, the Business or Business Products: (i) data and information that relates to customers, including key contacts, purchase history, forecasts, and contracts; (ii) data and information that relates to suppliers, including purchase history, contracts, and key contacts; and (iii) data and information that relates to product development, regulatory matters, clinical research, strategic relationships (including Vanderbilt University), engineering schematics, design materials, documentation, and historical practices and activities; and (b) all data and information that primarily relates to, was primarily used in, or was primarily developed by or for the Business.

"Business Day" shall mean any day that is not a Saturday, a Sunday or other day on which banking institutions in Cleveland, Ohio or San Francisco, California are authorized or required by Law or Governmental Order to close.

"Business Employee" shall mean the employees or other service providers of the Seller who are listed on Schedule 1.1(a).

"Buyer Fundamental Representations" shall mean the representations and warranties contained in Sections 4.1 (solely the first sentence thereof), 4.2 and 4.7.

"Buyer Trade Secrets" shall mean all nonpublic, confidential or proprietary information which is related to or comprises part of the Sold Assets, but excluding any such information which becomes publicly known after the date hereof other than by the fault of Seller or its Affiliates, is received by Seller or its Affiliates after the date hereof from a third party having no obligation of confidentiality to Buyer of which the or Seller is aware, or is independently developed after the date hereof by the Seller or its Affiliates without use of any Buyer Trade Secrets.

"Code" shall mean the Internal Revenue Code of 1986, as amended.

"Confidentiality Agreement" shall mean the confidentiality agreement dated April 28, 2022, between the Buyer and the Seller.

"control" (including the terms "controlled by" and "under common control with"), with respect to the relationship between or among two or more Persons, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, by contract or otherwise, including the ownership, directly or indirectly, of securities having the power to elect a majority of the board of directors or similar body governing the affairs of such Person.

2

3 “COVID-19” shall mean SARS-Co-V-2 or COVID-19, and any variants, evolutions or mutations thereof or related or associated epidemics, pandemics, disease outbreaks or public health emergencies. “COVID-19 Tax Acts” shall mean The Families First Coronavirus Response Act (Pub. L. 116-127), The Coronavirus Aid, Relief, and Economic Security Act (Pub. L. 116- 136) (the “CARES Act”), as amended (including by the Paycheck Protection Program Flexibility Act of 2020 (Pub. L. 116-142), the Consolidated Appropriations Act, 2021 (Pub. L. 116-260) and the American Rescue Plan Act of 2021 (Pub. L. 117-2)), and any executive order relating to the deferral of any payroll or similar Taxes and includes any Treasury Regulations or other official guidance promulgated under any of the foregoing. “Data Processing Policy” shall mean each policy, statement, representation, or notice of the Seller (relating to the Business) or the Business relating to the Processing of Business Data or, privacy, data protection, or security with respect to the Sold Assets. “Debt Obligations” shall mean, with respect to any Person as of any date without duplication, (a) the principal of and accreted value and accrued but unpaid interest in respect of (i) indebtedness for borrowed money of such Person, and (ii) indebtedness evidenced by notes, bonds, debentures or other similar instruments, the payment of which is such Person’s responsibility or liability, (b) all obligations of such Person for the deferred purchase price of goods or services (other than trade payables incurred in the ordinary course of business), (c) all indebtedness or obligations of any other Person of the types referred to in the preceding clauses (a) and (b) secured by any Encumbrance on any assets of such Person, and (d) guarantees of obligations of any other Person of the types described in clauses (a) and (b) above by such Person. “Disclosure Schedules” shall mean the Schedules delivered by the Seller concurrently with the execution and delivery of this Agreement that are related to the Seller’s representations and warranties in Article III. “Encumbrance” shall mean any security interest, pledge, mortgage, lien, transfer restriction, charge, option, easement, adverse claim or right of first refusal. “Environmental Claim” shall mean any written notice, claim, demand, action, suit, complaint or proceeding by any Person alleging any actual or potential liability or violation under any Environmental Law. “Environmental Law” shall mean any Law concerning protection of surface water, groundwater, stream sediment, land surface or subsurface strata and ambient air that is in force and applicable to the Seller. “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder. “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended. 4 “Existing Intercompany Licenses” shall mean any and all rights, licenses, sublicenses, immunities, releases, and covenants not to sue or assert under or with respect to any of the Sold Intellectual Property granted by Seller and/or any of its Affiliates, on the one hand, to any of Seller and/or any Affiliate of Seller, on the other hand. “Family Member” shall mean, with respect to any Person, any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships, of such Person. “Fraud” shall mean a knowing and intentional fraud in the making of a representation or warranty expressly stated in ARTICLE III or ARTICLE IV of this Agreement; provided, that (a) such representation or warranty was materially false or materially inaccurate at the time such representation or warranty was made, (b) in the case of the Buyer, the individuals listed on Schedule 1.1(b), or in the case of the Seller, the individuals listed on Schedule 1.1(c), had actual knowledge (and not imputed or constructive knowledge), that such representation or warranty was materially false or materially inaccurate, (c) such Party had the specific intent to deceive another Party and induce such Party to enter into this Agreement, and (d) such other Party reasonably relied on such materially false or materially inaccurate representation or warranty in entering into this Agreement. For the avoidance of doubt, “Fraud” shall not include equitable fraud, promissory fraud, unfair dealings fraud or any torts (including fraud), based on constructive or imputed knowledge, negligence or recklessness. “GAAP” shall mean United States generally accepted accounting principles and practices in effect as of the date hereof. “Governmental Authority” shall mean any federal, state, local or foreign government, any governmental, regulatory or administrative authority, or any agency or commission or any court, tribunal, judicial body or arbitrator (public or private). “Governmental Order” shall mean any order, writ, injunction, decree, judgment, assessment or arbitration award of a Governmental Authority whether non-final, final, temporary, preliminary or permanent, enacted, issued, promulgated, enforced or entered by any Governmental Authority. “Intellectual Property” shall mean any and Intellectual Property Rights and Technology. “Intellectual Property Rights” shall mean all intellectual property rights, industrial property rights, and proprietary rights worldwide, including rights in and to (a) patents, inventions, utility models, industrial designs and other governmental grants for the protection of inventions or industrial designs, including any patent applications, whether already filed or in preparation or contemplation of filing, and including any provisionals, divisions, continuations, continuations-in-part, renewals, reissuances, re-examinations and extensions (as applicable), (b) copyrights and copyrightable subject matter (including in and to Software) and moral rights, (c) rights of publicity and privacy and other rights to 5 use the names, likeness, image, photograph, voice, and identity, (d) trade secrets, know- how and confidential information (including processes, formulae, methods, models and methodologies), (e) trademarks, trade names, logos, service marks, trade dress, designs, emblems, signs, insignia, slogans, other similar designations of source or origin and general intangibles of like nature, together with the goodwill symbolized by or associated with any of the foregoing (“Trademarks”), (f) Internet domain names, social media accounts, hash tags and web addresses, (g) databases, data compilations and collections, customer, end user and technical data, (h) any registrations or applications for registration for any of the foregoing, and (i) analogous rights to those set forth above. “Knowledge of the Buyer” shall mean the actual knowledge (after due and diligent inquiry) of the individuals listed on Schedule 1.1(b). “Knowledge of the Seller” shall mean the actual knowledge (after due and diligent inquiry) of the individuals listed on Schedule 1.1(c). “Law” shall mean any statute, law, ordinance, regulation or rule of any Governmental Authority. “Liabilities” shall mean any debt, liability or obligation (whether direct or indirect, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, or due or to become due), including all costs and expenses relating thereto. “Licensed Intellectual Property” shall mean Intellectual Property Rights (other than Trademarks) owned by Seller or Affiliates of Seller (a) in, to, or covering any Sold Asset or Technology delivered under this Agreement or any Ancillary Agreement, or (b) that would otherwise be infringed by the operation of the Business as the Business had been conducted prior to the Closing. “Material Adverse Effect” shall mean any change, effect, event, occurrence, state of facts or development (“Effect”) that has a material adverse effect on the business, results of operations or financial condition of the Business, taken as a whole, but none of the following shall be deemed either alone or in combination to constitute, and none of the following shall be taken into account in determining whether there has been a Material Adverse Effect: (a) any adverse Effect affecting generally companies in the industries in which the Business operates or (b) any adverse Effect caused by or resulting from (i) any national, international, foreign, domestic or regional economic, financial, social or political conditions (including changes therein), including (A) hostilities, acts of war, protests, riots, unrest, sabotage, terrorism, cyberterrorism or cybercrime or military actions and any escalation or worsening of the same; (B) changes in any financial, debt, credit, capital or banking markets or conditions; and (C) changes in interest, currency or exchange rates or tariffs or any trade wars; (ii) any act of God, hurricane, flood, tornado, fire, explosion, weather event, earthquake, landslide, other natural disaster, epidemic, pandemic (including COVID-19), plague, other outbreak of illness or public health event (whether human or animal); (iii) changes in legal or regulatory conditions, including changes or proposed changes in Law or interpretations thereof (whether or not related to the COVID-19 pandemic or other pandemics, epidemics or public health emergencies); 6 (iv) the failure of the financial or operating performance of the Business to meet internal projections or budgets for any period; or (v) any changes in applicable accounting rules provided that, to the extent that any Effect in clauses (b)(i), (b)(ii) or (b)(iii) materially and disproportionately has a greater adverse impact on the Business, taken as a whole, as compared to the adverse impact such Effect has on other Persons that are similarly situated and operating in the same industries as the Business operates, then only the incremental material and disproportionate impact of such Effect on the Business, taken as a whole shall be taken into account in determining whether a Material Adverse Effect has occurred. “Patent Assignment Agreement” shall mean the patent assignment agreement, dated as of the Closing Date, to be entered into between the Seller and the Buyer substantially in the form of Exhibit C. “Permits” shall mean any permits, concessions, licenses, certificates, approvals and authorizations of any Governmental Authority. “Permitted Encumbrances” shall mean (a) statutory Encumbrances for Taxes, assessments and other charges of Governmental Authorities not yet due and payable or being contested in good faith, (b) Encumbrances in respect of property or assets imposed by Law or by agreement that were incurred in the ordinary course of business, such as landlords’, carriers’, warehousemen’s, materialmen’s, mechanics’ and landlord’s liens and other similar liens, and retention of title rights, (c) pledges or deposits made in the ordinary course of business to secure obligations under workers’ compensation laws or similar legislation, and (d) non-exclusive licenses in or to the Sold Intellectual Property granted in the ordinary course of business. “Person” shall mean any individual, partnership, firm, corporation, association, trust, unincorporated organization, joint venture, limited liability company, Governmental Authority or other entity. “Personal Information” shall mean information regarding a person that is defined as “personal information”, “sensitive personal information”, “personally identifiable information”, “personal data”, or any similar terms under applicable Laws. “Privacy and Data Processing Requirements” shall mean any applicable (i) Law relating to privacy, data protection, or security, (ii) Data Processing Policy, or (iii) binding rule, principle, or requirement of any self-regulatory organization (including, as applicable, the Payment Card Industry Data Security Standard) or contractual requirement relating to the Processing of Business Data or, privacy, data protection, or security with respect to the Sold Assets, including, in each case of (i) and (ii), in connection with direct marketing or the initiation, transmission, monitoring, interception, recording, or receipt of communications. “Proceeding” shall mean any judicial, administrative, arbitral actions or mediations, suits, claims or counterclaims, litigation, criminal prosecution or proceedings (public or private) by or before any Governmental Authority.

7 “Process” shall mean, with respect to any data or set of data, any operation or set of operations performed thereon, whether or not by automated means, including access, adaptation, alignment, alteration, collection, combination, compilation, consultation, creation, derivation, destruction, disclosure, disposal, dissemination, erasure, interception, maintenance, making available, organization, recording, restriction, retention, retrieval, storage, structuring, transmission, and use, and security measures with respect thereto. “Promissory Note” shall mean the promissory note, dated as of the date hereof, executed by Buyer in favor of the Seller, in the form of Exhibit D. “Retained Names and Marks” shall mean “Parker”, “Hannifin”, and “Parker- Hannifin”, the “Parker” logo, and the Parker “P” logo, alone or in combination with any other names or works, and together with all non-English equivalents thereof, all variations, derivations and abbreviations thereof, and all confusingly or dilutively similar names and marks, and any trademarks, trade names, brand marks, brand names, trade dress, logos, URLs, websites and domain and social media names, hash tags and addresses relating to such names or works and any other identifiers of source containing, in combination with, or incorporating the foregoing. “Sanctioned Country” shall mean a country or territory that is the subject of comprehensive sanctions under Sanctions and Export Control Laws (as of the date of this Agreement, Cuba, Iran, North Korea, Syria, and the so-called Donetsk People’s Republic, so-called Luhansk People’s Republic, and Crimea regions of Ukraine). “Sanctioned Person” shall mean any Person (a) designated on any list maintained pursuant to Sanctions and Export Control Laws, (b) owned, 50% or more, by a Person or Persons designated on any such list described in (a), or (c) organized or ordinarily resident in a Sanctioned Country. “Sanctions and Export Control Laws” shall mean any applicable Laws relating to economic sanctions or trade restrictions regulating or restricting the import, export or re- export of goods, services, software or technology administered or enforced by the U.S. government (including the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, or the Bureau of Industry and Security of the U.S. Department of Commerce), the United Nations Security Council, the European Union, or HM Treasury of the United Kingdom “SEC” shall mean the Securities and Exchange Commission. “Securities Act” shall mean Securities Act of 1933. “Seller Fundamental Representations” shall mean the representations and warranties contained in Section 3.1 (Organization), Section 3.2 (Authorization; Enforceability) Section 3.4 (Sufficiency of Assets), Section 3.9 (Tax Matters) Section 3.15 (Personal Property Assets) and Section 3.19 (No Brokers’ or Other Fees). 8 “Selling Expenses” shall mean (i) all of the fees and expenses incurred by the Seller, or with respect to which the Seller has any obligation, to third parties in connection with the negotiation, documentation and consummation of this Agreement and the transactions contemplated hereby, including all fees, expenses, disbursements and other similar amounts owed to attorneys, financial advisors, accountants or any other professionals or service providers, (ii) all stay, retention, change of control, severance, bonus (including all “thank you” or other similar bonuses), equity appreciation, phantom equity or similar payments due by the Seller to any Person, and any other accelerations or increases in rights or benefits provided by the Seller (whether payable or occurring prior to, on or after the date hereof), under any contract, plan, agreement or arrangement, (iii) brokerage, fees, commissions, finders’ fees or financial advisory fees (iv) Pre-Closing Employee Liabilities and, in each case of clause (i), (ii), (iii) and (iv), related costs and expenses, which obligation, in each case of clause (i), (ii), (iii) and (iv), arises on or before the date hereof or in whole or in part as a result of the execution of this Agreement or the consummation of the transactions contemplated hereby, including all Taxes that are payable by the Seller in connection with or as a result of the payment of such obligations. “Software” shall mean any and all (a) computer programs and applications, including any and all software implementation of algorithms, models and methodologies, whether in source code, object code, human readable, executable code form or other form and whether embodied in software, firmware or otherwise; (b) descriptions, flow charts and other work products used to design, plan, organize and develop any of the foregoing, user interfaces, application programming interfaces, report formats, firmware, development tools, compilers, templates, menus, buttons and icons; and (c) all specifications and documentation including system documentation, user manuals and other training documentation relating to any of the foregoing and all other work product used to design, plan, organize, and develop any of the foregoing, and including any and all forms in which any of the foregoing is embodied. “Sold Intellectual Property” means, collectively, (i) Sold Patents, (ii) Sold Trademarks; (iii) all Intellectual Property Rights of Seller or its Affiliates (other than trademarks and patents) either in or to the Sold Technology or otherwise primarily related to the Business, and (iv) all of the Seller’s rights to sue for, to assert claims against and seek remedies against any past, present or future violation, infringement or misappropriation of any or all of the preceding (i), (ii) and (iii), to retain any and all damages, awards, attorneys’ fees and other amounts therefrom, and all rights of priority and protection of interests in the foregoing, including rights of priority and protection under any international conventions, treaties or agreements and protection of interests therein. For the avoidance of doubt, “Sold Intellectual Property” does not include any Intellectual Property licensed by Seller from Vanderbilt University. “Sold Patents” means (i) all patents on Schedule 1.1(d) (the “Listed Patents”); (ii) all foreign counterparts of the Listed Patents (the “Foreign Counterparts”), (iii) all divisionals, continuations, continuations-in-part, reexaminations, revivals, utility models, registrations, extensions, reissues and other siblings and family members that claim priority to a Listed Patent or Foreign Counterpart, if any, recognized in any country or 9 jurisdiction (collectively, “Siblings”); and (iv) all withdrawn, lapsed, abandoned and expired patents that are Siblings of any of the foregoing. “Sold Software” shall mean all Software owned by Seller or its Affiliates (i) that is listed or described on Schedule 1.1(e) including all prior versions and releases to such Software in each case as such Software exists at or prior to the Closing, or (ii) other Software that either primarily relates to, or was primarily used in or primarily developed by, the Business. “Sold Technology” shall mean, collectively, (i) Sold Software, (ii) Business Data; (iii) Business Products, and (iv) all other Technology owned by Seller or its Affiliates that either primarily relates to, or was primarily used in or primarily developed by, the Business. “Sold Trademarks” shall mean: (i) all Trademarks listed on Schedule 1.1(f) (the “Listed Trademarks”) and all goodwill associated with the Business or resulting from or symbolized by the Listed Trademarks; and (ii) all Internet domain names, social media accounts, hash tags and web addresses listed on Schedule 1.1(f). “subsidiary” or “subsidiaries” shall mean, with respect to any Person, any other Person 50% or more of the voting equity of which is owned, directly or indirectly, by such first Person or by one or more subsidiaries of such first Person or a combination thereof. “Tangible Personal Property” shall mean all machinery, equipment, tools, tooling, molds, furniture, fixtures and equipment, computer hardware, supplies, materials, computing and telecommunications equipment and other items of tangible personal property, of every kind owned or leased (wherever located and whether or not carried on Seller’s or its Affiliates’ books), together with any express or implied warranty by the manufacturers or sellers or lessors of any item or component part thereof, and all maintenance records and other documents relating thereto. “Tax” or “Taxes” shall mean (a) any taxes of any kind, including those on or measured by or referred to as income, gross receipts, capital, sales, use, ad valorem, franchise, profits, license, goods and services, withholding, payroll, employment, excise, severance, stamp, occupation, premium, real property transfer, real property transfer gains, value added, property or windfall profits taxes, customs, duties or similar fees, similar assessments or similar governmental charges, together with any related interest, penalties, additions to tax or additional amounts imposed by any Governmental Authority, (b) any liability for the payment of any amounts of the type described in clause (a) of this definition as a result of being or having been a member of an affiliated, consolidated, combined, unitary or similar group for any period (including any arrangement for group or consortium relief or similar arrangement), and (c) any liability for the payment of any amounts of the type described in clauses (a) or (b) of this definition as a transferee or successor or as a result of any express or implied obligation to indemnify any other Person or as a result of any obligation under any agreement or arrangement with any other Person with respect to such amounts and including any liability for taxes of a predecessor or transferor or otherwise by operation of Law. 10 “Tax Contest” shall mean any audit, examination, voluntary disclosure or other administrative or judicial proceeding, contest, assessment, notice of deficiency, or other adjustment or proposed adjustment with respect to Taxes of the Seller, or its operation of the Business or the Sold Assets. “Tax Return” shall mean any return, form, report, estimate or information statement required to be filed with any Governmental Authority with respect to Taxes, including any schedule or attachment thereto or amendment thereof. “Taxing Authority” shall mean, with respect to any Tax, the Governmental Authority that imposes such Tax and the agency (if any) charged with the collection of such Tax for such Governmental Authority. “Technology” shall mean shall mean all tangible items related to, constituting, disclosing or embodying any Intellectual Property Rights, including any or all of the following, and all versions thereof and all technology and content from which such items were derived, including (i) works of authorship, including all written, audio and visual materials and computer programs (whether in source code or in executable code form) and the related architecture and documentation; (ii) inventions (whether or not patentable), discoveries and improvements; (iii) proprietary and confidential information, trade secrets and know how; (iv) data, databases, and data compilations and collections; (v) methods and processes; and (vi) devices, prototypes, designs and schematics. “Trademark Assignment Agreement” shall mean the trademark assignment agreement, dated as of the Closing Date, to be entered into between the Seller and the Buyer substantially in the form of Exhibit E. “Transition Agreements” shall mean, collectively, the Transition Services Agreement, the Transitional Use Agreement, and the Transitional Manufacturing and Services Agreement. “Transition Services Agreement” shall mean the transition services agreement, dated as of the date hereof, entered into by the Seller and the Buyer, in the form of Exhibit F. “Transitional Manufacturing and Services Agreement” shall mean the transitional manufacturing and services agreement, dated as of the date hereof, entered into by the Seller and the Buyer, in the form of Exhibit G. “Transitional Use Agreement” shall mean the transitional use agreement, dated as of the date hereof, entered into by the Seller and the Buyer, in the form of Exhibit H. “Treasury Regulations” shall mean the Treasury Regulations promulgated under the Code. 1.2 Other Defined Terms. The following terms shall have the meanings defined for such terms in the Sections set forth below:

11 Term Section Accounting Firm 5.16(a) Agreement Preamble Allocation 2.5 Annual Financial Statements 3.3(a) Assumed Liabilities 2.3(a) Balance Sheet 3.3(a) Balance Sheet Date 3.3(a) Business Recitals Business Financial Statements 5.16(a) Business Location 3.21(a) Business Products Recitals Buyer Preamble Buyer Indemnified Persons 6.2 Buyer SEC Documents 4.6(a) Buyer SEC Financial Documents 4.6(b) Buyer’s Welfare Plans 5.3(d) Cap 6.3 Cash Purchase Price 2.4 Closing 2.6 Closing Date 2.6 Competing Activity 5.5(a)(i) Effect Definition of “Material Adverse Effect” Excluded Assets 2.2 Expiration Date 6.1 Financial Statements 3.3(a) General Enforceability Exceptions 3.2 Foreign Counterparts Definition of “Sold Patents” Indemnified Party 6.7 Indemnifying Party 6.7 Interim Financial Statements 3.3(a) Licensed Field 5.13(a) Listed Patents Definition of “Sold Patents” Losses 6.2 Material Contracts 3.13(a) Missing Asset 2.7(c) Parker Marks 5.11 Party/Parties Preamble Post-Closing Warranty Claim 5.10 Pre-Closing Appeals 5.2(c) Pre-Closing Employee Liabilities 5.3(c) Privileged Communications 7.17 Public Software 3.12(h) Purchase Price 2.4 Released Parties 5.9 Releasing Parties 5.9 12 Term Section Recovery Proceeds 6.7 Retained Liabilities 2.3(b) Sarbanes-Oxley Act 4.6(a) Seller Preamble Seller Benefit Plans 3.10(a) Seller Indemnified Persons 6.4 Seller’s Welfare Plans 5.3(d) Siblings Definition of “Sold Patents” Sold Assets 2.1 Sold Contracts 2.1(c) Specified Claims 5.9 Threshold 6.3 Third Party Claim 6.7 Top Customer 3.16(a) Top Supplier 3.16(b) Total Consideration 2.4 Trademarks Definition of “Intellectual Property Rights” Transfer Taxes 5.2(d) Transferred Employees 5.3(a) Transitional License 5.11 Withholding Agent 2.9 1.3 Certain Interpretive Matters. (a) The words “hereof,” “herein,” “hereby,” “hereinafter” and “hereunder” and words of similar import, when used in this Agreement, the Ancillary Agreements or the Exhibits, Schedules or Disclosure Schedules hereto, refer to this Agreement, the Ancillary Agreement or the Exhibit, Schedule or Disclosure Schedule in which any such word is used and not to any particular provision of this Agreement, the Ancillary Agreements or the Exhibits, Schedules or Disclosure Schedules in which any such word is used. References to any Article, Section, Schedule, Disclosure Schedule and Exhibit refer to an Article or Section of, or a Schedule, Disclosure Schedule or Exhibit to, this Agreement unless otherwise expressly specified. (b) In this Agreement, the Ancillary Agreements and the Exhibits, Schedules, and Disclosure Schedules hereto, (i) the meaning of defined terms shall be equally applicable to the singular and plural forms of the defined terms; (ii) any pronoun or pronouns shall be deemed to include both the singular and the plural; (iii) the term “or” is disjunctive but, depending on the context, not necessarily exclusive; (iv) the words “include,” “includes” or “including” shall be deemed to be followed by the words “without limitation,” whether or not they are in fact followed by those words or words of like import; (v) the word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not simply mean “if”; (vi) references to 13 agreements and other documents shall be deemed to include all subsequent amendments and other modifications thereto, unless such agreement or other document is referenced in the Disclosure Schedules, in which case, such reference shall not be deemed to include all subsequent amendments modifications thereto; (vii) any reference to any Law shall be deemed also to refer to all rules and regulations promulgated under such Law, unless the context expressly requires otherwise; (viii) references to dollars or “$” shall mean U.S. dollars; (ix) the words “writing,” “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media); (x) any reference to gender shall include all genders; and (xi) a contract, asset or right shall be deemed to be “primarily related to” or “primarily used or held for use in” the Business only if, as of the Closing Date, such contract, asset or right is used in connection with the Business more than it is used in connection with the Seller’s other businesses. (c) The provision of a Table of Contents and the division of this Agreement, the Ancillary Agreements or the Exhibits, Schedules and Disclosure Schedules hereto into Articles, Sections and other subdivisions and the insertion of headings herein and therein are for convenience of reference only and shall not affect or be utilized in construing or interpreting this Agreement, the Ancillary Agreements or the Exhibits, Schedules and Disclosure Schedules hereto, as the case may be. All references to any “Section” in any Ancillary Agreement, Exhibit, Schedule or Disclosure Schedule hereto are to the corresponding Section of such Ancillary Agreement, Exhibit, Schedule or Disclosure Schedule in which such reference appears, unless otherwise specified. (d) The Parties have participated jointly in the negotiation and drafting of this Agreement, the Ancillary Agreements and the Exhibits, Schedules and Disclosure Schedules hereto. In the event an ambiguity or question of intent or interpretation arises, this Agreement, the Ancillary Agreements and the Exhibits, Schedules and Disclosure Schedules hereto must be construed as if drafted jointly by the Parties, and no presumption or burden of proof will arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement, the Ancillary Agreements or the Exhibits, Schedules or Disclosure Schedules hereto. (e) When calculating the period of time before which, within which or following which, any act is to be done or step taken pursuant to this Agreement, the Ancillary Agreements or any Exhibit, Schedule or Disclosure Schedule hereto, the date that is the reference date in calculating such period shall be excluded. If the last day of such period is a non-Business Day, the period in question shall end on the next succeeding Business Day. (f) The Exhibits, Schedules and Disclosure Schedules to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement. All Exhibits, Schedules and Disclosure Schedules annexed hereto or referred to herein are hereby incorporated into and made a part of this Agreement as if set forth in full herein. Any matter or item disclosed on one Disclosure Schedule shall be deemed to have been disclosed and incorporated by reference in each other Disclosure Schedule, but only to the extent that the relevance of such matter or item to such other Disclosure Schedule is reasonably apparent on the face of such matter or item. No 14 disclosure on a Disclosure Schedule relating to a possible breach or violation of any contract, Law or Governmental Order shall be construed as an admission or indication that such breach or violation exists or has actually occurred. Information, matters and items disclosed or reflected in the Disclosure Schedules are not necessarily limited to information, matters and items that are required by this Agreement to be disclosed in the Disclosure Schedules. The disclosure of any information, matter or item in any Disclosure Schedule shall not be deemed to constitute an acknowledgement that any such information, matter or item (or any non-disclosed information, matter or item of comparable or greater significance) is required to be disclosed or is otherwise material. Any capitalized terms used in any Disclosure Schedule, Schedule or Exhibit but not otherwise defined therein shall be defined as set forth in this Agreement. Any disclosure in the Disclosure Schedules that refers to a document is qualified in its entirety by reference to the text of such document, including all amendments, exhibits, schedules and other attachments thereto, but only if and to the extent made available to Buyer. (g) Any document or item will be deemed “delivered,” “provided,” “disclosed” or “made available” (or any other words of similar import) by the Seller or its Affiliates, as applicable, within the meaning of this Agreement, only if such document or item is included in the Project Hercules electronic data room maintained by Datasite on behalf of the Seller and continuously made available to the Buyer at least three (3) Business Days prior to the date hereof. (h) For purposes of this Agreement, the Ancillary Agreements or any Exhibit or Disclosure Schedule hereto, the term “commercially reasonable efforts” or “reasonable best efforts” shall not be deemed to require any Person to give any guarantee or other consideration of any nature, including in connection with obtaining any consent or waiver, or to consent to any change in the terms of any agreement or arrangement. ARTICLE II PURCHASE AND SALE 2.1 Purchase and Sale of the Sold Assets. Except as provided for in Section 2.7(e) of this Agreement, on the Closing Date and subject to the terms and conditions set forth in this Agreement, the Seller hereby sells, assigns, transfers, conveys and delivers to the Buyer, and the Buyer shall purchase and acquire from the Seller, free and clear of all Encumbrances, other than Permitted Encumbrances, all of the Seller’s right, title and interest in, to and under the Sold Assets. The term “Sold Assets” shall mean all of the Seller’s right, title and interest in and to all of the assets (other than the Excluded Assets) of whatever kind and nature, whether, real, personal, tangible or intangible, that are owned, leased or licensed by the Seller related primarily to the Business on the date hereof, including all right, title and interest of Seller in, to and under the following provided that the only contracts, agreements or obligations which are Sold Assets shall be the Sold Contracts: (a) all Tangible Personal Property related primarily to the Business, including those described or listed on Schedule 2.1(a) and any Indego Devices that are

15 used as demos or loaners, whether in transit or located at Seller’s facility in Macedonia, Ohio or with clinics, customers or distributors; (b) all inventory of raw materials, finished goods and work-in-process, packaging, supplies, parts and other inventories related primarily to the Business, including those described or listed on Schedule 2.1(b); (c) the contracts set forth on Schedule 2.1(c) (collectively, the “Sold Contracts”); (d) (i) all books and records, customer and supplier lists and other customer and supplier information, research and development files, testing documents and files, product files, equipment logs, operating guides and manuals, reports, analyses, log books, correspondence, engineering drawings, invention notebooks, and e-mail correspondence related primarily to the Business; (ii) personnel records relating to Transferred Employees (to the extent permissible by applicable Law); (iii) all files, documents and materials relating to the investigation, evaluation, preparation, prosecution, maintenance, defense, or filing of Sold Intellectual Property, (iv) all correspondence to and from any Governmental Authority with respect to any registered Sold Intellectual Property, including patent file histories; and (v) phone numbers and other lists and documents related primarily to the Business (other than Tax records, litigation files and books, records, lists or documents primarily related to Excluded Assets or the Retained Liabilities) except that Seller is entitled to retain copies of any of the foregoing materials that are necessary for Tax, accounting, personnel or legal purposes; (e) the Sold Intellectual Property and Sold Technology; (f) all Permits listed on Schedule 2.1(f), but only to the extent such Permits may be transferred under applicable Law or their applicable terms; (g) all rights, claims, causes of action and credits, including all guarantees, warranties, indemnities, refunds, set-offs and similar rights, in favor of the Seller to the extent primarily relating to any other Sold Asset or to any Assumed Liability; (h) all credits, prepaid expenses, advance payments, security deposits, escrows, deferred charges and prepaid items related primarily to the Business or under a Sold Contract; and (i) all causes of action, claims, credits, demands or rights of set-off of any nature of the Seller related primarily to the Business or to the extent related primarily to any other Sold Assets or the Assumed Liabilities, whether arising by way of counterclaim or otherwise. 2.2 Excluded Assets. Other than the Sold Assets subject to Section 2.1, the Buyer acknowledges and agrees that it is not purchasing or acquiring, and the Seller is not selling, assigning, transferring, conveying or delivering any other assets or properties, and all such other assets and properties of the Seller shall be excluded from 16 the Sold Assets (collectively, the “Excluded Assets”). The term “Excluded Assets” shall include each of the following assets: (a) any cash or cash equivalents owned by the Seller; (b) the organizational documents, taxpayer and other identification numbers, minute and record books of the Seller; (c) any rights to the Seller’s insurance policies, premiums or proceeds from insurance coverages, and any other recovery by Seller from any Person; (d) any rights to any refunds, credits, prepayments, overpayments and deposits of the Seller with any Governmental Authority, in each case relating to Taxes; (e) all Tax Returns and financial statements of the Seller and all records (including working papers) related thereto; (f) all Intellectual Property Rights that are not Sold Intellectual Property, including the Retained Names and Marks; (g) all of the Seller’s causes of action, claims, credits, demands or rights of set-off against third parties related to any other Excluded Asset, including any books, records and privileged information with respect thereto; (h) all rights that accrue to the Seller under this Agreement or any Ancillary Agreement; (i) all assets relating to the Seller Benefits Plans; (j) all personnel and employment records relating to employees and former employees who are not Transferred Employees; (k) all real property owned or leased by the Seller; and (l) all accounts receivable related to the Business or the Sold Contracts. 2.3 Assumption of Liabilities; Retained Liabilities. (a) Assumed Liabilities. Except for the Assumed Liabilities, the Buyer will not, by virtue of its acquisition of the Sold Assets, assume or become responsible for any Liabilities of Seller or, any Affiliate of Seller or any other Person. On the terms and subject to the conditions set forth in this Agreement, at the Closing, Buyer shall assume, effective as of the Closing, and shall thereafter pay, perform, be responsible for and discharge or otherwise satisfy the following Liabilities of the Seller (collectively, the “Assumed Liabilities”): (i) all Liabilities to be performed under the Sold Contracts after the Closing (but not any Liability arising as a result of events, circumstances, 17 actions or omissions in existence or that occurred prior to the Closing or that is a Retained Liability except for Liabilities for Post-Closing Warranty Claims and executory obligations under the Sold Contracts); and (ii) the current Liabilities set forth on Schedule 2.3(a)(ii). (b) Retained Liabilities. Buyer will not assume, and will not have been deemed to assume or become the successor to, any of the Liabilities of the Seller or any of its Affiliates other than the Assumed Liabilities, and the Buyer expressly disclaims any express or implied assumption of any Liabilities other than the Assumed Liabilities. The Retained Liabilities, which include all Debt Obligations of the Seller, all Selling Expenses of the Seller and all outstanding accounts payable of the Seller with respect to the Business, shall remain Liabilities of the Seller after the Closing. For purposes of this Agreement, “Retained Liabilities” means any Liability of Seller or its Affiliates, other than the Assumed Liabilities, including the liabilities set forth on Schedule 2.3(b). 2.4 Purchase Price. On Closing Date and subject to the terms and conditions set forth in this Agreement, in consideration of the sale, assignment, transfer, conveyance and delivery of the Sold Assets, the Buyer shall (a) pay to the Seller an aggregate amount equal to $10,000,000 (the “Purchase Price”), $5,000,000 of which shall be payable by Buyer by wire transfer of immediately available funds to one or more accounts of the Seller designated at least two Business Days prior to the Closing Date (the “Cash Purchase Price”), and $5,000,000 of which will be payable by Buyer to the Seller pursuant to the issuance of the Promissory Note, and (b) assume the Assumed Liabilities (collectively, the “Total Consideration”). For the avoidance of doubt, the Purchase Price and Total Consideration specified in this Section 2.4 do not include any Transfer Taxes. The Buyer shall pay such Transfer Taxes in accordance with Section 5.2(d) of this Agreement in addition to the Purchase Price and Total Consideration specified in this Section 2.4. 2.5 Allocation of Total Consideration. The Total Consideration, the Assumed Liabilities and any other amounts treated as consideration pursuant to applicable Law shall be allocated among the Sold Assets using the methodology set forth on Schedule 2.5 (the “Allocation”). The Buyer shall deliver to the Seller a proposed Allocation of the amount allocated among the Sold Assets and Assumed Liabilities no later than ninety (90) days after the Closing Date, and the Seller will provide any written comments, questions or objections with respect thereto no later than thirty (30) days after the delivery of the proposed Allocation. The Parties shall cooperate in good faith to resolve any dispute regarding the Allocation. The Parties agree that the Allocation of the Total Consideration pursuant to Schedule 2.5 is in accordance with the fair market value of such Sold Assets and Assumed Liabilities and Section 1060 of the Code and, to the extent not inconsistent therewith, any other applicable Tax Law. The Parties shall cooperate to comply with all substantive and procedural requirements of Section 1060 of the Code and any Treasury Regulations thereunder and, to the extent not inconsistent therewith, any other applicable Tax Law, and the Allocation shall be adjusted and/or supplemented if, and to the extent, necessary to comply with the requirements of Section 1060 of the Code. Neither the Buyer nor the Seller will take, nor permit any 18 Affiliate to take, any position inconsistent with the Allocations as finally determined by the Parties or, if applicable, such adjusted or supplemental allocation. Each of the Seller and the Buyer agrees that it shall attach to its Tax Returns for the tax year in which the Closing shall occur an information statement on Form 8594, which shall be completed in accordance with the allocations set forth on Schedule 2.5, and shall, and shall cause their respective Affiliates to, cooperate with each other in preparing and filing any supplements to such form as may be required under Section 1060 of the Code and any other applicable Tax Law. The Parties agree to notify each other with respect to the initiation of any inquiry, claim, assessment, audit or Proceeding by any Taxing Authority relating to the allocations and agree to consult with each other with respect to any such inquiry, claim, assessment, audit or Proceeding by any Taxing Authority. 2.6 The Closing. The closing (the “Closing”) of the transactions contemplated by this Agreement shall take place remotely via the electronic exchange of executed documents and other deliverables on the date hereof (the “Closing Date”). All actions to be taken and all documents to be executed and delivered by all Parties at the Closing shall be deemed to have been taken, executed and delivered simultaneously, and no actions shall be deemed to have been taken nor documents executed or delivered until all have been taken, executed and delivered. Legal title, equitable title and risk of loss with respect to the Sold Assets will be deemed transferred to or vested in the Buyer, and the transactions contemplated by this Agreement will be deemed effective for Tax, accounting and other computational purposes, and the Parties will treat the Closing as if it had occurred, as of 12:01 a.m. (Eastern Time) on the date hereof. 2.7 Deliveries at the Closing. (a) Deliveries by the Seller. At or prior to the Closing, the Seller shall deliver or cause to be delivered to the Buyer the following: (i) the Sold Assets; (ii) the Ancillary Agreements to which the Seller or any of its Affiliates is a party, duly executed by the Seller or such Affiliate; (iii) a certificate of good standing of the Seller, issued by the Secretary of State of the State of Ohio, dated no earlier than five (5) Business Days prior to the Closing Date; (iv) certified copies of resolutions duly adopted by the board of directors of the Seller evidencing the taking of all corporate action necessary to authorize the execution, delivery and performance of this Agreement and the Ancillary Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby; and (v) a duly and validly executed IRS Form W-9 of the Seller. (b) Method of Delivery by Seller. Delivery of the Sold Assets by Seller will be done via the manner specified by Buyer in writing and agreed to by Seller (e.g.,

19 electronic transfer or upload to a designated site), such agreement not to be unreasonably withheld, delayed or conditioned. Promptly following any electronic transmission, Seller shall execute and deliver to Buyer a certificate in a form reasonably acceptable to the Parties and containing at a minimum, the following information: (i) the date of transmission; (ii) the time transmission was commenced and concluded; and (iii) a general description of the nature of the items transmitted sufficient to distinguish the transmission from other transmissions. (c) Missing Asset. Following the initial delivery of the Sold Assets by Seller to Buyer, if prior to the two (2) year anniversary of the Closing Date, Buyer discovers any Sold Asset was not delivered by Seller (a “Missing Asset”), Buyer may send written notice to Seller that describes in reasonable detail the Missing Asset. Promptly after receipt of such notice, or, if Seller discovers any Missing Asset, Seller will, in a manner consistent with the delivery obligations under this Agreement with respect to similar Sold Assets, deliver or make available to Buyer (or one of its Affiliates) such Missing Asset. (d) Deliveries by the Buyer. At or prior to the Closing, the Buyer shall deliver or cause to be delivered to the Seller the following: (i) the Cash Purchase Price by wire transfer of immediately available funds in U.S. dollars to an account or accounts designated by the Seller; (ii) the Ancillary Agreements to which the Buyer or any of its Affiliates is a party, duly executed by the Buyer or such Affiliate; (iii) a certificate of good standing of the Buyer, issued by the Secretary of State of the State of Nevada, dated no earlier than five (5) Business Days prior to the Closing Date; and (iv) certified copies of resolutions duly adopted by the board of directors of the Buyer evidencing the taking of all corporate or other action necessary to authorize the execution, delivery and performance of this Agreement and the Ancillary Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby. (e) Delayed Assignment. Notwithstanding anything else to the contrary in this Agreement, the Sold Contracts listed on Schedule 2.7(e) shall not be assigned at the Closing and instead shall be assigned in accordance with the terms and conditions of the Transitional Manufacturing and Services Agreement. 2.8 Non-transferrable Assets. Notwithstanding any other provision, this Agreement does not constitute an agreement to assign or transfer, or effect an assignment or transfer, of any Sold Asset, including any Sold Contract, Sold Intellectual Property or any claim or right or any benefit arising thereunder or resulting therefrom, if Seller has not obtained a required consent to assignment or transfer as of the Closing and an attempted assignment or transfer thereof without the consent of a third party (including any governmental entity) would constitute a breach or other contravention 20 thereof or a violation of applicable law or would in any way adversely affect the rights of Seller or Buyer thereto or thereunder. If, on the Closing Date, any required consent is not obtained, or if an attempted transfer or assignment of any Sold Asset would be ineffective or a violation of law or would impair the Buyer’s rights thereto or thereunder so that the Buyer would not receive all such rights, then Seller and Buyer will use their commercially reasonable efforts to cooperate in any lawful and commercially reasonable arrangement which will provide the Buyer the obligations and benefits of any such Sold Asset. If and when such consents or approvals are obtained or such other required actions have been taken, the transfer of such Sold Asset will be effected in accordance with the terms of this Agreement. 2.9 Withholding. The Buyer and its Affiliates and representatives (each, a “Withholding Agent”) will be entitled to deduct and withhold, or cause to be deducted and withheld, from the consideration otherwise payable pursuant to this Agreement, and from any other payments otherwise required pursuant to this Agreement, such amounts as are required to be deducted and withheld under any provision of U.S. federal, state, local or non-U.S. Tax Law, with respect to the making of such payment; provided, however, if any Withholding Agent determines that an amount is required to be deducted and withheld with respect to any amounts payable (other than as compensation), at least five (5) days prior to the date the applicable payment is scheduled to be made, the Buyer shall provide the Seller with written notice of its intent to deduct and withhold and the Buyer shall reasonably cooperate with the Seller to eliminate or reduce the basis for such deduction or withholding (including providing the Seller with a reasonable opportunity to provide forms or other evidence that would exempt such amounts from withholding). If the applicable Withholding Agent so withholds or deducts amounts and such amounts are timely paid by such Withholding Agent to the applicable Governmental Authority, such amounts will be treated for all purposes of this Agreement as having been paid under this Agreement to the Person to whom such amounts would otherwise have been paid. 2.10 Further Assurances. Each Party covenants that it will do, execute and deliver, or will cause to be done, executed and delivered, all such further acts and instruments that the other Parties or any of their respective successors or permitted assigns may reasonably request in order to more fully evidence the assumption of the Assumed Liabilities provided for in Section 2.3 and the sale and transfer of the Sold Assets. Such obligation includes the filing of any and all documents necessary to record the transfer of any Sold Intellectual Property with Governmental Authorities. ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE SELLER Except as set forth in the Disclosure Schedules, the Seller hereby represents and warrants to the Buyer as follows: 3.1 Organization. The Seller is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Ohio. The Seller has all 21 requisite power and authority to own, lease and operate the assets of the Business and to carry on the Business as now being conducted and is duly qualified or licensed to do business and (to the extent any such jurisdiction recognizes the concept of good standing) is in good standing in the jurisdictions in which the ownership of the property of the Business or the conduct of the Business requires such qualification or license with respect to the Business, except where the failure to be so qualified or licensed would not have a Material Adverse Effect. The Business was conducted solely by Seller and not by any Affiliates of Seller. 3.2 Authorization; Enforceability. The Seller has the corporate power and authority to execute and deliver this Agreement and each Ancillary Agreement to which it is a party and to perform its obligations hereunder and thereunder. The execution and delivery of this Agreement and the Ancillary Agreements by the Seller and the performance of its obligations hereunder and thereunder have been duly authorized by the board of directors of the Seller, and no other corporate proceeding on the part of the Seller is necessary to authorize the execution, delivery and performance of this Agreement or to consummate the transactions contemplated by this Agreement. This Agreement and the Ancillary Agreements have been duly executed and delivered by the Seller and, assuming due authorization, execution and delivery by the Buyer, constitute valid and binding agreements of the Seller, enforceable against it in accordance with their terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar Laws relating to or affecting creditors’ rights generally and general equitable principles (whether considered in a proceeding in equity or at Law) (collectively, the “General Enforceability Exceptions”). 3.3 Financial Information; No Undisclosed Liabilities. (a) Attached as Schedule 3.3(a) are (i) an unaudited statement of net assets of the Business, as of June 30, 2022 and June 30, 2021, and (ii) an unaudited statements of net earnings and cash flows of the Business for the years then ended (clauses (i) and (ii) collectively, the “Annual Financial Statements”), (iii) the unaudited statement of net assets of the Business, as of September 30, 2022, and (iv) the unaudited statements of net earnings and cash flows of the Business for the three months then ended (collectively, the “Interim Financial Statements” and, together with the Annual Financial Statements, the “Financial Statements”) (such statement of net assets as of September 30, 2022, the “Balance Sheet” and such date, the “Balance Sheet Date”). The books and records of the Seller with respect to the Business have been prepared in accordance with GAAP. Subject to the limitations set forth in this Agreement, the Financial Statements have been derived from the books and records of the Seller with respect to the Business, have been prepared in good faith and present fairly, in all material respects, the financial condition and results of operations of the Business as of the indicated dates and for the indicated periods in conformity with GAAP consistently applied throughout the periods covered thereby. The Seller makes no other representation or warranty regarding the Financial Statements. (b) Other than (i) Liabilities that are reflected in the Interim Financial Statements, (ii) Liabilities disclosed or referred to in the Disclosure Schedules, (iii) the 22 Retained Liabilities, and (iv) Liabilities or obligations arising since the Balance Sheet Date in the ordinary course of business, the Seller does not have any Liabilities or obligations of any nature with respect to the Business that would be material to the Business, taken as a whole. 3.4 Sufficiency of the Assets. Except for the Excluded Assets specifically identified in Section 2.2(a), 2.2(b), 2.2(c), 2.2(d), 2.2(e), 2.2(f), 2.2(g), 2.2(h), 2.2(i), 2.2(j), 2.2(k), and 2.2(l) those services provided pursuant to the Ancillary Agreements and the Permits set forth on Schedule 3.4 of the Disclosure Schedule that may not be transferred under applicable Law or their applicable terms, the Sold Assets constitute all of the properties and assets necessary to conduct the Business in the same manner in all material respects as currently conducted by the Seller. The Sold Assets are in reasonably good maintenance, operating condition and repair, wear and tear excepted. 3.5 No Approvals or Conflicts. The execution, delivery and performance by the Seller of this Agreement and the Ancillary Agreements to which it is a party and the consummation by the Seller of the transactions contemplated hereby and thereby do not and will not (a) violate, conflict with or result in a breach by the Seller of its organizational documents (including its articles of incorporation, bylaws and code of regulations); (b) violate, conflict with or result in a breach of, or constitute a default by the Seller (or create an event which, with notice or lapse of time or both, would constitute a default) or give rise to any payment or other penalty or any right of termination, cancellation, or acceleration under, loss of right or benefit under, or result in the creation of any Encumbrance upon any of the Sold Assets under, any note, bond, mortgage, indenture, deed of trust, license, franchise, Permit, lease or contract to which the Seller (with respect to the Business) or any of its properties used primarily in the Business may be bound; (c) violate or result in a breach of any Governmental Order or Law applicable to the Seller (with respect to the Business) or any of its properties used primarily in the Business; or (d) require any order, consent, approval or authorization of, or notice to, or declaration, filing, application, qualification or registration with, any Person or Governmental Authority, except with respect to the foregoing clauses (b), (c) and (d) above, as would not be material to the Business. Schedule 3.5 sets forth all necessary notices, consents, waivers and approvals of parties to any Sold Contracts as are required thereunder in connection with this Agreement and any Ancillary Agreement, or for any such Sold Contract to remain in full force and effect, and without limitation, breach, modification, acceleration, or alteration so as to preserve all rights of, and benefits to the Buyer under such Sold Contracts immediately after the Closing. Following the Closing, the Buyer will continue to be permitted to exercise all rights under the Sold Contracts without the payment of any additional amounts or consideration other than ongoing fees, royalties or payments which the Seller otherwise be required to pay pursuant to the terms of such contracts had the transactions contemplated by this Agreement not occurred. 3.6 Compliance with Law; Permits. Since the date that is three (3) years prior to the date hereof, the Seller has conducted the Business, and the Sold Assets have been maintained, and the Seller (with respect to the Business) is currently, in material compliance with all Laws. The Seller possesses all of the material Permits necessary to own, lease and operate the Sold Assets in the same manner in all material respects as

23 currently owned, leased and operated. All Permits described in the immediately preceding sentence are listed on Schedule 3.6. All such Permits listed on Schedule 3.6 are in full force and effect in all material respects. Except as set forth on Schedule 3.6, the Permits listed on Schedule 3.6 are transferable. Since the date that is three years prior to the date hereof, the Business has been conducted in material compliance with the requirements of such Permits. 3.7 Proceedings. There are no material Proceedings pending or, to the Knowledge of the Seller, threatened against the Seller (with respect to the Business). The Seller (with respect to the Business) is not subject to any material Governmental Order. 3.8 Absence of Certain Changes. During the period from the Balance Sheet Date through the date of this Agreement, except for the process conducted that gave rise to this Agreement and the transactions contemplated by this Agreement, the Business has been conducted only in the ordinary course consistent in all material respects with past practice. Since the Balance Sheet Date, there has not been a Material Adverse Effect. 3.9 Tax Matters. (a) The Seller has filed all Tax Returns and paid (whether or not shown or required to be shown on any Tax Return) all Taxes that relate, directly or indirectly, to the Business or the Sold Assets that are required to have been filed and paid prior to the date hereof, the non-filing or non-payment of which could result in an Encumbrance on any of the Sold Assets or could otherwise result in the Buyer becoming responsible or liable therefor either directly or as a successor or transferee, and there are no Encumbrances relating to Taxes encumbering any of the Sold Assets. All such Tax Returns filed with respect to the Business or the Sold Assets were true, correct and complete in all material respects and prepared in compliance with applicable Laws. (b) The Seller has withheld and paid all Taxes required to have been withheld and paid in connection with the Business with respect to amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party, and, all Forms W-2 and 1099 (or similar reporting form) required with respect thereto have been properly completed and timely filed in accordance with applicable Laws with the appropriate Governmental Authority. (c) None of the Sold Contracts is a Tax allocation, sharing, indemnification or similar agreement. (d) There is no dispute or claim concerning any Tax Liability of the Seller related to the Business or the Sold Assets that has been claimed or raised by any Governmental Authority, nor has the Seller been informed in writing of any request for an audit or examination in writing. No written claim has ever been made by a Governmental Authority in a jurisdiction where the Seller does not file Tax Returns that the Seller is or may be subject to taxation by that jurisdiction as a result of the operation of the Business 24 or the Sold Assets in that jurisdiction nor, to the Knowledge of the Seller, is there any material factual or legal basis for any such claim. (e) None of the Sold Contracts is an obligation to make a payment in connection with the transactions contemplated by this Agreement that will not be deductible under Section 280G of the Code. (f) To the extent applicable to the Sold Assets or the Buyer’s ownership of the Sold Assets or operation of the Business, there is no written Tax deficiency outstanding, assessed or proposed in writing against the Seller, nor has the Seller executed any outstanding waiver of any statute of limitations on or extension of the period for the assessment or collection of any Tax with respect to the Sold Assets or the operation of the Business. (g) Except as set forth on Schedule 3.9(g), the Seller has not deferred or delayed the payment of any Taxes with respect to the Business Employees pursuant to any provision of the CARES Act. 3.10 Employee Benefits. (a) Schedule 3.10(a) sets forth a list of (i) each material “employee benefit plan” (within the meaning of Section 3(3) of ERISA); (ii) all other severance, salary continuation, change in control, employment, incentive, bonus, stock option, stock purchase, equity-based, retirement, pension, redundancy, profit sharing or deferred compensation plans, programs, agreements or policies; and (iii) all other material employee benefit plans or programs, in each case, in which Business Employees participate (other than any such plans, programs, agreements or policies required by Law to be provided to any such employees, including workers’ compensation or similar benefits) that are sponsored or maintained by the Seller or to which the Seller has made or is required to make payments, transfers or contributions on behalf of Business Employees (collectively, the “Seller Benefit Plans”). (b) The Seller Benefit Plans are in compliance with their terms and applicable requirements of ERISA, the Code and other Laws, to the extent applicable, except where the failure to so comply would not have a Material Adverse Effect. (c) There are no pending or, to the Knowledge of the Seller, threatened Proceedings with respect to any Seller Benefit Plans, other than routine claims for benefits by participants and beneficiaries, and except as would not result in a Liability that would have a Material Adverse Effect. (d) Other than the Parker-Hannifin Consolidated Pension Plan, no Seller Benefit Plan is subject to Title IV of ERISA. No Seller Benefit Plan is a multiemployer plan within the meaning of Section 3(14) of ERISA. Neither Seller nor any entity required to be aggregated with Seller under Section 414(b), (c), (m) or (o) of the Code has any Liability with respect to any such multiemployer plan with respect to which the Buyer or its Affiliates may have any Liability after the Closing. 25 3.11 Business Employees and Labor Relations. (a) Schedule 1.1(a) sets forth a list of all employees, independent contractors or other service providers of the Seller who primarily work for the Business and for each includes work location, date of hire, current rate of pay, accrued but unused vacation or personal time, and for employees, (i) such persons status as “exempt” or “nonexempt” under the Fair Labor Standards Act, (ii) whether such person is a full time or part time employee and (iii) with respect to any person on a leave of absence, the date the leave commenced, the type of leave and the expected date of return to work of such person. (b) The Seller (with respect to the Business) is not a party to any collective bargaining agreement, works council, union or similar contract applicable to the Business Employees, nor is any such contract or agreement presently being negotiated nor has it been party to or engaged in any negotiations of such agreements in the past three (3) years. There is no material unfair labor practice charge or complaint pending or, to the Knowledge of the Seller, threatened against the Seller (with respect to the Business). There is no labor strike, slowdown, work stoppage or lockout in effect, or, to the Knowledge of the Seller, threatened against the Seller (with respect to the Business). There are no Proceedings, labor disputes or grievances pending, threatened or reasonably anticipated relating to any labor matters involving any employee, contractor or other service provider (with respect to the Business). Seller has not engaged in any unfair labor practices within the meaning of the National Labor Relations Act or similar Law (with respect to the Business). (c) All individuals employed by Seller listed in Schedule 1.1(a) have timely provided properly completed Form I-9s in connection with their employment indicating that they are lawfully permitted to work in the United States and for each such employee that is employed in the United States, an authorized official of Seller has reviewed the original documentation relating to the identity and employment authorization of such employee in compliance with applicable law and such documentation appeared, to such official, to be genuine on its face and to relate to the employee presenting such documentation. (d) None of the individuals listed on Schedule 1.1(a) have borrowed money from or loaned money to the Seller or any of its subsidiaries that is currently outstanding. (e) There have been no material allegations of sexual harassment or sexual misconduct against any current or former director, officer, or managerial level employee of Seller (with respect to the Business), and Seller has not entered into any settlement agreements related to allegations of sexual harassment or sexual misconduct against any current or former director, officer, or managerial level employee of Seller (with respect to the Business). 26 (f) To the Knowledge of the Seller, no individual listed on Schedule 1.1(a) intends to terminate his or her employment prior to the one (1) year anniversary of the Closing Date. 3.12 Intellectual Property; Privacy and Data Security. (a) Schedule 3.12(a) lists all of the Sold Intellectual Property and applications therefor registered with Governmental Authority, and indicates, as applicable, the owner, title, application number, filing date, jurisdiction, and registration number for each item of such Sold Intellectual Property, including all patents, registered Trademarks and domain names. No actions must be taken within ninety (90) days after the Closing Date with respect to any of the Sold Intellectual Property registered with a Governmental Authority, including the payment of any filing, extension, examination, registration, maintenance, renewal and other fees or taxes or the filing of any documents, applications or certificates, for the purpose of maintaining, perfecting, preserving, or renewing such Sold Intellectual Property. To the Knowledge of the Seller, there are no actions before any court or tribunal with respect to any Sold Intellectual Property. To the Knowledge of the Seller, all Sold Intellectual Property is subsisting, valid and enforceable (as applicable) and will be fully transferrable, licensable, and alienable without restriction by Buyer after the Closing. (b) The Seller is the sole and exclusive owner of all right, title and interest in and to all Sold Intellectual Property free and clear of all liens, and all fees associated therewith and due as of the date hereof have been paid in full. Sold Intellectual Property is not subject to any exclusive licenses. All current and former employees and contractors performing services with respect to the Business, have executed written agreements with the Seller that assign all Intellectual Property resulting from the services to the Seller, and to the fullest extent permitted under applicable law, waive for the benefit of the Seller all moral rights. The Seller and its Affiliates have not sold any Intellectual Property Rights to another Person in the course of conducting the Business or that was created, invented or developed in the conduct of the Business. The Seller has taken reasonable steps to protect all confidential and proprietary information of the Business or of another Person and used in the Business. (c) Seller (with respect to the Business) has not, except as listed on Schedule 3.12(d) and other than through shrink or click wrap or other end user Software licenses (which for licenses granted to the Seller are for generally commercially available products and services, and which for licenses granted by the Seller are on forms made available to Buyer), licensed any material Intellectual Property from any Person, nor has the Seller (with respect to the Business) granted any license or other right that does or that will, subsequent to the Closing, authorize anyone other than the Buyer to use any of the Sold Intellectual Property. The Seller has made available to Buyer all form proprietary invention assignment agreements, customer agreements, end user license agreements, terms and conditions of sale, and reseller agreements used by Buyer in the conduct of the Business.

27 (d) To the Knowledge of the Seller, the operation of the Business as conducted by the Seller prior to the date hereof did not infringe or misappropriate the Intellectual Property of any person. Since the date that is three years prior to the date hereof, the Seller has not received any written notice of any claim and, to the Knowledge of the Seller, there is no threatened claim against the Seller asserting that any of the Sold Intellectual Property or the conduct of the Business infringes upon, misappropriates or otherwise conflicts with the Intellectual Property of any Person, nor has the Seller since the date that is three years prior to the date hereof given any written notice to any Person asserting infringement by such Person of any of the Sold Intellectual Property. (e) Since the date that is three years prior to the date hereof, the Seller to the Knowledge of the Seller has conducted the Business, and the Seller (with respect to the Business) has been, at all times in compliance in all material respects with all Privacy and Data Processing Requirements. To the Knowledge of the Seller, the Seller and the Business have, and at all applicable times in the three years prior to the date hereof have had, all rights, consents, and authorizations to Process Business Data as Processed by or for Seller (with respect to the Business) or the Business. To the Knowledge of the Seller, the execution, delivery and performance of this Agreement and the Ancillary Agreements, the consummation of the transactions contemplated hereby and thereby, and the transfer and disclosure of Business Data to Buyer do not and will not (i) require any notice to, or consent from, any Person relating to Business Data nor (ii) constitute or result in any breach or violation of any Privacy and Data Processing Requirement. (f) Except as set forth on Schedule 3.12(f), since the date that is three years prior to the date hereof, the Seller (with respect to the Business) and the Business have at all times implemented, maintained, and monitored reasonable and appropriate plans, policies, and measures to preserve and protect the confidentiality, availability, security, and integrity of all Business Data. Except as set forth on Schedule 3.12(f), since the date that is three years prior to the date hereof, the Seller (with respect to the Business) and the Business have not experienced any failures, security incidents or breaches, unauthorized access to, or use, modification or disclosure, or other Processing of, or adverse events or incidents related to, any Business Data. To the Knowledge of the Seller, since the date that is three years prior to the date hereof, there is no, and has been no, complaint, claim, investigation, or other Proceeding to or against the Seller (with respect to the Business) or the Business relating to the Processing of Business Data, privacy, data protection, or security. (g) The Sold Assets collectively include all of the Intellectual Property owned, controlled or licensed to Seller or any of its Affiliates (i) that is or was used by the Seller in the operation of the Business or that would otherwise be infringed by the operation of the Business as of the Closing Date, or (ii) that is necessary for the further development, operation, testing, support, making, selling or use of the Sold Assets as currently planned and evidenced by the books and records of the Seller (with respect to the Business) as of the Closing Date. 28 (h) To the Knowledge of the Seller, the Seller has not used Public Software in any manner that would or could, with respect to any Sold Asset, (i) require its disclosure or distribution in source code form; (ii) require the licensing thereof for the purpose of making derivative works; (iii) impose any restriction on the consideration to be charged for the distribution thereof; (iv) create, or purport to create, obligations for the Seller with respect to any Sold Asset or grant, or purport to grant, to any third Person, any rights or immunities thereunder; or (v) impose any other material limitation, restriction or condition on the right of the Seller with respect to its use or distribution. With respect to any Public Software that is or has been used by the Seller in connection with the Business, the Seller has been and is in compliance with all applicable licenses with respect thereto, including all attribution requirements. “Public Software” means any software that meets the Open Source Definition (www.opensource.org/osd.html) or Free Software Definition (www.gnu.org/philosophy/free-sw.html), and includes, without limitation, software licensed under the GNU General Public License (GPL) or GNU Library or “Lesser” General Public License (LGPL), the Mozilla Public License (MPL), the Netscape Public License (NPL), the Sun Community Source License (SCSL), the Sun Industry Standards License (SISSL), the New BSD license, the Apache License and any license approved by the Open Source Initiative. (i) Except as listed on Schedule 3.12(i), none of the Sold Intellectual Property was developed by or on behalf of, or using grants or any other subsidies of, any Governmental Authority or any university, and no government funding, facilities, faculty or students of a university, college, other educational institution or research center or funding from third parties was used in the development of the Sold Intellectual Property. Except as listed on Schedule 3.12(i), current or former employee, consultant or independent contractor of Seller, who was involved in, or who contributed to, the creation or development of any Sold Intellectual Property, has performed services for a government, university, college, or other educational institution or research center during a period of time during which such employee, consultant or independent contractor was also performing services for Seller. (j) Except as set forth on Schedule 3.12(j), this Agreement, the Ancillary Agreements, nor the transactions contemplated thereby will result in: (i) pursuant to a Sold Contract, Buyer granting to any other Person any right to or with respect to any Intellectual Property of Buyer; (ii) Seller granting to any other Person any right to or with respect to any Sold Intellectual Property; (iii) Buyer being bound by, or subject to, any non-competition restriction; or (iv) Buyer being obligated to pay any royalties or other material amounts to any other Person in excess of those payable in the absence of this Agreement or the transactions contemplated hereby. (k) Neither the Seller nor any Person acting on its behalf has disclosed, delivered or licensed to any Person, agreed to disclose, deliver or license to any Person, or permitted the disclosure or delivery to any escrow agent or other Person of, any source code included in any Sold Assets except for disclosures to employees, contractors, consultants, or third Persons under binding written agreements that prohibit use or disclosure except in the performances of services to the Seller or except for the purposes permitted under such agreements which are solely for the benefit of Seller. 29 (l) To the Knowledge of the Seller, the Seller has disclosed to Buyer all material information relating to any problem or issue with respect to any of the Business’s products and services that adversely affects, or may reasonably be expected to adversely affect, the value, functionality or fitness for the intended purpose of such products and services. Without limiting the generality of the foregoing, except as so disclosed to Buyer and as to warranty claims in the ordinary course of the Business (i) there have been and are no material defects, malfunctions or nonconformities with respect to the Business’s products and services; (ii) there have been, and are, no claims asserted against the Seller or its affiliates or any of its customers or distributors related to the Business’s products and services; and (iii) the Seller has not recalled or been required to recall the Business’s products and services. (m) To the Knowledge of the Seller of the Business’s products and services and any Sold Assets are free of any “back door,” “time bomb,” “Trojan horse,” “worm,” “drop dead device,” “virus” or other software routines or hardware components that permit unauthorized access or the unauthorized disablement or erasure of thereof. 3.13 Contracts. (a) Schedule 3.13(a) sets forth all of the following contracts and agreements to which the Seller (with respect to the Business) is a party or by which it is bound as of the date of this Agreement, other than Seller Benefit Plans (collectively, with any contracts listed or required to be listed pursuant Section 3.12 the “Material Contracts”): (i) contracts (including Sold Contracts) involving the expenditure by the Seller (with respect to the Business) of more than $25,000 in any instance for the purchase of materials, supplies, equipment or services or that would require Buyer to pay amounts in excess of $25,000 in a single instance or the course of a calendar year; (ii) indentures, mortgages, loan agreements, capital leases, security agreements or other agreements for the borrowing of money in excess of $50,000; (iii) guarantees of the obligations of other Persons involving the potential expenditure by the Seller (with respect to the Business) after the date of this Agreement of more than $50,000 in any instance; (iv) contracts that (a) are a Sold Contract, and after the date of this Agreement restricts Buyer from engaging in any line of business in any geographic area; (b) are a Sold Contract and contain a “most favored nation” or similar status or any exclusivity; (c) are a Sold Contract and restrict the Seller from hiring or soliciting any Person in any manner; or (d) contain any right of first refusal, first notice or first negotiation with respect to the Business, 30 (v) to the extent relating to the Business, contracts with any Governmental Authority or any university, college, hospital, other educational institution or research center; (vi) all Existing Intercompany Licenses; (vii) contracts with Top Suppliers and Top Customers; (viii) to the extent relating to the Business, contracts relating to settlement of any administrative or judicial proceedings (including any agreement under which any employment or contractor related claims are settled) entered into the past three (3) years or which would have ongoing obligations that would impact the Buyer; (ix) any Sold Contract that involves the sharing of profits with other Persons or the payment of royalties to any other Person; (x) to the extent relating to the Business, any contract relating to the acquisition or disposition of (i) any business (whether by share or asset purchase, merger or otherwise) or (ii) any other asset not in the ordinary course of business, including any contract granting to any person of any preferential rights to purchase the Business; (xi) contracts under which the Seller (with respect to the Business) has licensed Intellectual Property constituting part of the Sold Assets to or from any other Person (including Affiliates of the Seller); (xii) any contract for the creation of Intellectual Property material to the Business by any Person other than an employee (xiii) contracts that are data processing agreements, business associate agreements, or otherwise relate primarily to privacy, data protection, or security obligations in connection with the Processing of Business Data entered into by the Seller (with respect to the Business); (xiv) partnership, limited liability company and joint venture agreements entered into by the Seller (with respect to the Business); (xv) any contract (including employment and consulting contracts) with any current director, officer or employee of the Seller (with respect to the Business); (xvi) exclusive distributor, dealer or similar contracts under which the Seller (with respect to the Business) is obligated to pay after the date of this Agreement an amount in excess of $75,000 during any calendar year; (xvii) except as set forth with respect to clause (v) above, any contract providing that the Seller (with respect to the Business) will receive future

31 payments aggregating more than $75,000 per annum prior to the expiration of such contract; and (xviii) any other contract that is material to the Business but not otherwise listed on the Schedules or the Disclosure Schedules. (b) True and complete copies (or, if oral, written summaries) of each of the Material Contracts have been made available to the Buyer or its representatives, provided however that if (i) such Material Contract contains competitively sensitive information, (ii) the Seller is prohibited by such Material Contract from making available to such contract to the Buyer or (iii) the Seller is prohibited by applicable Laws relating to privacy from making available to such contract to the Buyer, then a redacted version of such Material Contract has been provided and Buyer has been informed in writing of such redaction. (c) Each Material Contract is in full force and effect, and is a valid and binding agreement of the Seller and, to the Knowledge of the Seller, each of the other parties thereto, enforceable by or against the Seller and, to the Knowledge of the Seller, each of such other parties thereto in accordance with its terms, subject to the General Enforceability Exceptions. Seller is in material compliance with and has not materially breached, violated or defaulted under, or received notice that it has materially breached, violated or defaulted under, any of the terms or conditions of any Material Contract, nor to the Knowledge of the Seller is any party obligated under any Material Contract subject to any material breach, violation or default thereunder, nor to the Knowledge of the Seller are there any presently existing facts or circumstances that, with the lapse of time, giving of notice, or both would constitute such a material breach, violation or default by the Seller or any such other party. 3.14 Environmental Matters. Except as would not be material to the Business, taken as a whole, individually or in the aggregate: (a) the Seller (with respect to the Business) is and since the date that is three years prior to the date hereof has been in compliance with all Environmental Laws; (b) the Seller (with respect to the Business) possesses all Permits required for its operations as currently conducted under all applicable Environmental Laws, and is and since the date that is three years prior to the date hereof has been in compliance with the terms and conditions of such Permits; and (c) the Seller (with respect to the Business) is not subject to any pending Environmental Claim and has not received written notice of any currently threatened Environmental Claim. 3.15 Personal Property Assets. The Seller (with respect to the Sold Assets) has good title to, or holds by valid and existing lease or license, all the assets, properties and rights included in the Sold Assets or purported to be owned or leased by the Business, including the material tangible personal property assets reflected as assets on the Balance Sheet or acquired after the Balance Sheet Date, except with respect to 32 such assets of the Business disposed of in the ordinary course of business consistent with past practice since such date, in each case, free and clear of all Encumbrances except for Permitted Encumbrances. This Section 3.15 will not be deemed to be a representation and warranty as to title to, rights in, or sufficiency of ownership in or rights in, to, or under Intellectual Property Rights, which representation and warranty is addressed solely in Section 3.12. 3.16 Customers and Suppliers. (a) Set forth on Schedule 3.16(a) are the 10 largest customers of the Business, by dollar volume, for the 12-month period ended June 30, 2022, and set forth opposite the name of each such customer is the dollar amount of sales attributable to such customer for such period (each a “Top Customer”). The Seller has not received written or, to the Knowledge of the Seller, other notice of any material dispute with any customer identified on Schedule 3.16(a). No customer identified on Schedule 3.16(a) has notified the Seller in writing, or to the Knowledge of the Seller, in any other form, that it intends to terminate its business relations with the Seller (with respect to the Business) or materially reduce its business relations with the Seller (with respect to the Business) other than fluctuations in purchase order volume that may occur in the ordinary course of business. (b) Set forth on Schedule 3.16(b) are the 10 largest suppliers of the Business, by dollar volume, for the 12-month period ended June 30, 2022 (each a “Top Supplier”). The Seller has not received written or, to the Knowledge of the Seller, other notice of any material dispute with any supplier identified on Schedule 3.16(b). Except as set forth on Schedule 3.16(b), no supplier identified on Schedule 3.16(b) has notified the Seller in writing or to the Knowledge of the Seller, in any other form, that it intends to terminate or materially reduce its business relations with the Seller (with respect to the Business). 3.17 Affiliate Transactions. Except as set forth on Schedule 3.17, the Seller (with respect to the Business) is not a party to any contract with, or in favor or for the benefit of, any Affiliate of the Seller. 3.18 No Brokers’ or Other Fees. No Person has acted, directly or indirectly, as a broker, finder, financial advisor or investment banker for the Seller in connection with the transactions contemplated by this Agreement and no Person is entitled to any fee or commission or like payment in respect thereof. 3.19 Anticorruption. Neither the Seller (with respect to the Business) nor, to the Knowledge of the Seller, any agent, distributor or other Person acting on behalf of the Seller (in each case, solely with respect to such Person’s conduct in connection with the Business) has during the three (3) years prior to the Closing Date committed a violation of the U.S. Foreign Corrupt Practices Act of 1977 (as amended) or any other anti-bribery or anticorruption Law of any jurisdiction (“Anti-Corruption Laws”) applicable to the Seller (with respect to the Business). Neither the Seller (with respect to the Business) or, to the Knowledge of the Seller, any agent, distributor or other Person acting 33 on behalf of the Seller (with respect to the Business) received any allegations, whistleblower complaints, or conducted any investigation regarding compliance or noncompliance with Anti-Corruption Laws. There is no pending or, to the Knowledge of the Seller, threatened (i) investigation, allegation by, self-disclosure to, or request for information from any Governmental Authority regarding any actual or possible violation of Anticorruption Law by the Seller (with respect to the Business), (ii) notice of potential liability from any Governmental Authority regarding any actual or possible violation of Anticorruption Law by the Seller (with respect to the Business), or (iii) other Proceeding regarding any actual or possible violation of Anti-Corruption Law by the Seller (with respect to the Business). The Seller (with respect to the Business) has not made any voluntary disclosures to Governmental Authorities under applicable Anti-Corruption Laws, been the subject of any Governmental Authority investigation regarding compliance with such Laws, or been assessed any material fine or penalty under such Laws. 3.20 Sanctions and Export Control. Neither the Seller (with respect to the Business) nor any current employee, representative, agent, distributor or other Person acting on behalf of the Seller (with respect to the Business) (a) is a Sanctioned Person or (b) in the past three (3) years, has (in the case of employees, representatives, agents, distributors and other Persons acting on behalf of the Seller (with respect to the Business), when acting on behalf of the Seller (with respect to the Business)) conducted any business or engaged in any transactions either directly or, to the Knowledge of the Seller, indirectly, with any Sanctioned Person with respect to the Business or in any Sanctioned Country, in each case, in violation of any applicable Sanctions and Export Control Laws. There is no pending or, to the Knowledge of the Seller, threatened (i) investigation, allegation by, self-disclosure to, or request for information from any Governmental Authority regarding any actual or possible violation of Sanctions and Export Control Laws by the Seller (with respect to the Business), (ii) notice of potential liability from any Governmental Authority regarding any actual or possible violation of Sanctions and Export Control Laws by the Seller (with respect to the Business), or (iii) other Proceeding regarding any actual or possible violation of any applicable Sanctions and Export Control Laws by the Seller (with respect to the Business). The Seller (with respect to the Business) has not made any voluntary disclosures to Governmental Authorities under applicable Sanctions and Export Control Laws, been the subject of any Governmental Authority investigation regarding compliance with such Laws, or been assessed any material fine or penalty under such Laws. 3.21 Real Property. (a) Schedule 3.21(a) sets forth the street address of each location at which the Seller operates the Business (each such location a “Business Location”). (b) There are no leases, subleases, licenses, or other agreements granting to any Person, other than the Seller or any of its Affiliates, any material right to use or occupy, now or in the future, any of the Business Locations which could materially and adversely affect the ability of the Buyer to use the Business Locations as contemplated by the Transition Agreements. 34 (c) Except as would not materially and adversely affect the ability of the Buyer to use the Business Locations as contemplated by the Transition Agreements, each Business Location and all of its operating systems are in good operating condition and repair in all material respects, and free from material structural, physical, mechanical, electrical, plumbing, roof or other defects or deferred maintenance. (d) To the Knowledge of the Seller, there are no Laws or any action by adjacent landowners, or natural or artificial conditions upon any Business Location, or any other facts or conditions which would materially and adversely affect the ability of the Buyer to use the Business Locations as contemplated by the Transition Agreements. (e) The operations of the Seller at the Business Location, including the improvements thereon, do not violate in any material respect any applicable building code, zoning requirement or other Law relating to such property or operations thereon in a manner which would materially and adversely affect the ability of the Buyer to use the Business Locations as contemplated by the Transition Agreements. (f) To the Knowledge of the Seller, there (i) is no pending or threatened condemnation or similar proceeding, and no such action is currently contemplated, which would materially and adversely affect the ability of the Buyer to use the Business Locations as contemplated by the Transition Agreements, and (ii) are no Proceedings pending or threatened against the Seller, or against third parties, which would materially and adversely affect the ability of the Buyer to use the Business Locations as contemplated by the Transition Agreements and the Seller is not aware of any facts which might result in any such Proceeding. 3.22 No Other Representations or Warranties. Except for the representations and warranties of the Seller expressly contained in this ARTICLE III (as modified by the Disclosure Schedules hereto), none of the Seller, any Affiliate of the Seller, any of their respective officers, directors, employees, agents or representatives, or any other Person are making or have made any representation or warranty of any sort to or for the benefit of the Buyer, any Affiliate of the Buyer, any of their respective officers, directors, employees, agents or representatives, or any other Person, whether oral or written, express or implied (including any implied warranty of merchantability or of fitness for a particular purpose), including with respect to the Business, the Sold Assets, the Assumed Liabilities and the transactions contemplated by this Agreement, and the Seller expressly disclaims any other representations or warranties. The Seller makes no representations or warranties to the Buyer regarding the probable success or probable profitability of the Business. ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE BUYER Except as set forth in the Disclosure Schedules or, in the case of Section 4.6 only, as otherwise disclosed in the Buyer SEC Documents filed prior to the date hereof (other than (i) any information that is contained solely in the “Risk Factors” section of such Buyer SEC Documents and (ii) any forward-looking statements, or other statements that are

35 similarly predictive or forward-looking in nature, in each case, contained in such Buyer SEC Documents), Buyer hereby represents and warrants to Seller: 4.1 Organization. The Buyer is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Nevada. The Buyer has all requisite power and authority to own, lease and operate its assets and to carry on its business as now being conducted and is duly qualified or licensed to do business and (to the extent any such jurisdiction recognizes the concept of good standing) is in good standing in the jurisdictions in which the ownership of its property or the conduct of its business requires such qualification or license. 4.2 Authorization; Enforceability. The Buyer has the corporate power and authority to execute and deliver this Agreement and each Ancillary Agreement to which it is a party and perform its obligations hereunder and thereunder. The execution and delivery of this Agreement and the Ancillary Agreements by the Buyer and the performance of its obligations hereunder and thereunder have been duly authorized by all necessary action on the part of the Buyer. This Agreement and the Ancillary Agreements have been duly executed and delivered by the Buyer and, assuming due authorization, execution and delivery by the Seller, constitute valid and binding agreements of the Buyer, enforceable against it in accordance with their terms, subject to the General Enforceability Exceptions. 4.3 No Approvals or Conflicts. The execution, delivery and performance by the Buyer of this Agreement and the Ancillary Agreements to which it is a party and the consummation by the Buyer of the transactions contemplated hereby and thereby do not and will not (a) violate, conflict with or result in a breach by the Buyer of its organizational documents (including its certificate of incorporation, by-laws or similar documents); (b) violate, conflict with or result in a breach of, or constitute a default by the Buyer (or create an event which, with notice or lapse of time or both, would constitute a default) or give rise to any payment or other penalty or any right of termination, cancellation or acceleration under, loss of right or benefit under, or result in the creation of any Encumbrance upon any of the properties of the Buyer under any note, bond, mortgage, indenture, deed of trust, license, franchise, Permit, lease, contract, agreement or other instrument to which the Buyer or any of its properties may be bound; (c) violate or result in a breach of any Governmental Order or Law applicable to the Buyer or any of its properties; or (d) require any order, consent, approval or authorization of notice to or declaration, filing, application, qualification or registration with, any Governmental Authority except, in each case of clauses (b)-(d) as would not have a material adverse effect on the ability of the Buyer to consummate the transactions contemplated by this Agreement. 4.4 Proceedings. There are no Proceedings pending or, to the Knowledge of the Buyer, threatened against the Buyer, and the Buyer is not subject to any Governmental Order, in each case that would not have a material adverse effect on the ability of the Buyer to consummate the transactions contemplated by this Agreement. 36 4.5 Compliance with Laws; Permits. The Buyer is not in violation of any Governmental Order or Law applicable to the Buyer or any of its properties, and the Buyer has all Permits necessary to conduct its business as currently conducted, except in each case that would not have a material adverse effect on the ability of the Buyer to consummate the transactions contemplated by this Agreement. 4.6 Buyer SEC Filings; Financial Statements; No Undisclosed Liabilities. (a) The Buyer has filed or furnished (as applicable) on a timely basis all reports, schedules, forms, statements, certifications and other documents required to be filed or furnished (as applicable) by the Buyer with the SEC pursuant to the Exchange Act and the Securities Act since January 1, 2020 (collectively, including any amendments thereto, the “Buyer SEC Documents”). As of their respective dates or, if amended prior to the date of this Agreement, as of the date of the last such amendment, the Buyer SEC Documents (i) complied in all material respects with the applicable requirements of the Exchange Act, the Securities Act and the Sarbanes-Oxley Act of 2002 (the “Sarbanes- Oxley Act”), and any rules and regulations promulgated thereunder applicable to the Buyer SEC Documents, and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the Buyer SEC Documents is the subject of an ongoing or outstanding Proceeding by the SEC. There are no outstanding or unresolved comments in comment letters received by the Buyer from the SEC or its staff. There has been no correspondence between the SEC (and its staff) and the Buyer between January 1, 2020 and the date of this Agreement that is not available on the SEC’s Electronic Data Gathering Analysis and Retrieval database. (b) The consolidated financial statements (including all related notes and schedules thereto) of the Buyer included in or incorporated by reference into the Buyer SEC Documents (the “Buyer SEC Financial Statements”) comply in all material respects as to form with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. The Buyer SEC Financial Statements fairly present, in all material respects the consolidated financial position of the Buyer and its consolidated subsidiaries, as at the respective dates thereof, and the consolidated results of their operations, shareholders’ equity and their consolidated cash flows for the respective periods then ended (subject, in the case of the unaudited statements, to normal year-end audit adjustments that are not material in amount or effect and to the absence of information or notes not required by GAAP to be included in interim financial statements), all in conformity with GAAP applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto). (c) There are no liabilities or obligations of the Buyer or any of its subsidiaries of any nature, whether accrued, contingent, absolute or otherwise, whether known or unknown and whether due or to become due, in each case, other than: (a) liabilities or obligations reflected or reserved against in the Buyer’s audited consolidated balance sheet as of December 31, 2021, or its unaudited consolidated balance sheet as of June 30, 2022 included in the Buyer SEC Documents (including the notes thereto), (b) 37 liabilities or obligations that were incurred since December 31, 2021 in the ordinary course of business, (c) liabilities or obligations which have not had and would not be reasonably likely be material to the Buyer, taken as a whole and (d) liabilities or obligations arising or incurred in connection with this Agreement and the transactions contemplated hereby. 4.7 No Brokers’ or Other Fees. No Person has acted, directly or indirectly, as a broker, finder, financial advisor or investment banker for the Buyer in connection with the transactions contemplated by this Agreement and no Person is entitled to any fee or commission or like payment in respect thereof. 4.8 No Other Representations or Warranties. Except for the representations and warranties of the Buyer expressly contained in this ARTICLE IV, none of the Buyer, any Affiliate of the Buyer, any of their respective officers, directors, employees, agents or representatives, or any other Person are making or have made any representation or warranty of any sort to or for the benefit of the Seller, any Affiliate of the Seller, any of their respective officers, directors, employees, agents or representatives, or any other Person, whether oral or written, express or implied (including any implied warranty of merchantability or of fitness for a particular purpose), including with respect to the Buyer and the transactions contemplated by this Agreement, and the Buyer expressly disclaims any other representations or warranties. 4.9 Solvency. (a) Immediately after giving effect to the consummation of the transactions contemplated by this Agreement (including the issuance of the Promissory Note): (i) the fair saleable value (determined on a going concern basis) of the assets of the Buyer shall be greater than the total amount of its Liabilities (including all Liabilities, whether or not reflected in a balance sheet prepared in accordance with GAAP); (ii) the Buyer shall be able to pay its debts and obligations in the ordinary course of business as they become due; and (iii) the Buyer shall have adequate capital to carry on its businesses and all businesses in which it is about to engage. (b) In completing the transactions contemplated by this Agreement, the Buyer does not intend to hinder, delay or defraud any present or future creditors of the Buyer or the Seller. ARTICLE V COVENANTS AND AGREEMENTS 5.1 Access to Books and Records. Except as provided in Section 5.2, the Buyer agrees that it shall, and shall cause its Affiliates to, preserve and keep all pre- Closing records of the Business in its or their possession, as applicable, in compliance 38 with the established records retention policies of the Buyer. The Seller agrees that it shall preserve its records with respect to the Business in compliance with the established records retention policies of the Seller. The Buyer and the Seller agree that each shall make, or cause their respective Affiliates to make, such records and personnel available to the other and its Affiliates as may be reasonably required in connection with, among other things, any insurance claims by, legal proceedings against (other than legal proceedings by the Buyer or any of its Affiliates against the Seller or any of its Affiliates or vice versa) or governmental investigations involving, the Buyer or the Seller or any of their respective Affiliates or in order to enable the Buyer or the Seller or any of their respective Affiliates to comply with their respective obligations under this Agreement and the Ancillary Agreements. 5.2 Tax Matters. (a) To the extent relevant to the Business or the Sold Assets, the Buyer and the Seller agree to furnish or cause to be furnished to each other, upon request, as promptly as practicable, such information and assistance relating to the Business and any of the Sold Assets (including access to books and records, employees, contractors and representatives) as is reasonably necessary for the filing of all Tax Returns, the making of any election related to Taxes, the preparation for or defense of any Tax Contest by any Taxing Authority and the prosecution or defense of any Tax Contest relating to any Tax Return. Further, subject to all applicable confidentiality obligations, the Seller will be permitted to retain, in its discretion, copies of any such books and records relating to the Business or any of the Sold Assets as are reasonably necessary for any of such purposes as set forth above. The Buyer and the Seller will retain all books and records with respect to Taxes pertaining to the Business or to the Sold Assets until the expiration of all relevant statutes of limitation (and, to the extent notified by the Buyer and the Seller, any extensions thereof). (b) Real or personal property Taxes (or other similar Taxes) imposed on or relating to the Sold Assets for the current Tax year will be prorated between the Seller and the Buyer on a per diem basis effective as of the Closing. Proration of Taxes that are undetermined as of the date hereof (i) will be based on the most recently available Tax rate and valuation, giving effect to applicable exemptions, recently-voted millage, change in valuation and similar items, whether or not officially certified to the appropriate Taxing Authority as of the date hereof and (ii) will use a 365-day year. On or before the Closing, the Seller will pay all delinquent property Taxes or special assessments with respect to the Business or the Sold Assets not contested by the Seller in good faith through appropriate proceedings, which contested Taxes or assessments will remain the Seller’s obligation. When the actual amounts become known, such prorations will be recalculated by the Buyer and the Seller, and the Buyer or the Seller, as the case may be, will promptly (but not later than ten Business Days after notice of payment due) make any additional payment or refund so that the correct prorated amount is paid by each of the Buyer and the Seller. (c) If a property Tax refund that is an Excluded Asset is received by the Buyer, then the Buyer will remit such refund, net of any Taxes and reasonable out-of-

39 pocket costs incurred with respect to such Tax refund, to the Seller within fifteen (15) Business Days of receipt by the Buyer. The Seller and the Buyer will reasonably cooperate with each other to pursue and obtain property Tax refunds; except that the Seller retains the exclusive right to apply for property Tax refunds and to appeal property Tax assessments pertaining to all periods ending on or before the date hereof (collectively, the “Pre-Closing Appeals”). All proceedings relating to Pre-Closing Appeals, to the extent practicable, will be conducted by and in the name of the Seller and as directed by the Seller. The provisions of this Section 5.2(c) will survive the Closing. (d) All excise, sales, use, registration, stamp, recording, documentary, conveyancing, franchise, transfer, transaction privilege and similar Taxes, levies, charges and fees incurred in connection with the transactions contemplated by this Agreement (collectively, the “Transfer Taxes”) will be paid by Buyer, and the Party required by Law to file all necessary Tax Returns and other documentation with respect to all such Transfer Taxes shall prepare and file such Tax Returns and other documentation and, if required by applicable Law, the non-filing Party will join in the execution of any such Tax Returns and other documentation. Within thirty (30) days after payment, the filing Party will provide the non-filing Party with copies of all such Tax Returns and evidence that all such Taxes have been paid. The Buyer and the Seller will reasonably cooperate to reduce or eliminate Transfer Taxes to the extent permitted by applicable Law. 5.3 Employees; Employment Matters. (a) Offers/Transfer of Employment. Prior to the date hereof, the Buyer shall have, or shall have caused its applicable Affiliate to, make a written offer of employment, in accordance with the requirements of this Section 5.3, to each Business Employee to be effective as of immediately prior to and contingent upon the Closing (unless such Business Employee is an Automatically Transferring Employee). All Business Employees (including Automatically Transferring Employees) who continue employment with or who accept an offer of employment with the Buyer or its Affiliates as of the date hereof will cease employment with the Seller and begin employment with the Buyer or an Affiliate of the Buyer effective as of the date hereof and are hereinafter referred to as the “Transferred Employees.” (b) Cessation of Active Participation in Seller Benefit Plans. Effective as of the date hereof, except as required by Law or otherwise by this Section 5.3, all Transferred Employees will cease active participation in, and any benefit accrual under, each of the Seller Benefit Plans. (c) Pre-Closing Employee Obligations. Seller shall be solely responsible, and the Buyer and its Affiliates shall have no obligations whatsoever for, any compensation or other compensatory amounts payable by Seller to any current or former employee, officer, director, independent contractor or consultant of the Business, including, without limitation, hourly pay, commission, bonus, salary, accrued vacation, fringe, pension or profit sharing benefits or severance pay for any period relating to the service with Seller at any time on or prior to the Closing (“Pre-Closing Employee Liabilities”). The Buyer shall assume and be responsible for payment of all salaries, 40 wages and benefits and all other costs and Liabilities related to the Transferred Employees that are earned after the Closing. (d) Compensation. As of the date hereof and for a period of one year thereafter, for so long as a Transferred Employee continues employment during such period, the Buyer shall, or shall cause its Affiliates to provide to the Transferred Employees, (i) base salary and wages, as applicable, and target short-term and long-term incentive opportunities that are no less favorable than provided to the Transferred Employees, in the aggregate, immediately prior to the date hereof or to similarly situated employees of the Buyer and (ii) employee benefit plans, programs, policies and arrangements that are substantially comparable in the aggregate to the Seller Benefit Plans covering such Transferred Employees as in effect immediately prior to the Closing. To the extent not otherwise required by or resulting from the operation of Law and to the extent it does not result in duplication of benefits, the Buyer shall use commercially reasonable efforts to recognize each Transferred Employee’s service with the Seller or any of its Affiliates or predecessors as of the Closing as service with the Buyer for purposes of eligibility to participate in, vesting under and accrual of benefits under any employee benefit plan, program or arrangement of the Buyer or any affiliate of the Buyer in which Transferred Employees participate. (e) Welfare Plans. Coverage for all Transferred Employees and their respective dependents under the Seller Benefit Plans that are welfare benefit plans within the meaning of Section 3(1) of ERISA (the “Seller’s Welfare Plans”) shall cease to be effective as of December 31, 2022. The plans sponsored by the Buyer or its Affiliates that are welfare benefit plans within the meaning of Section 3(1) of ERISA (the “Buyer’s Welfare Plans”) shall provide access to coverage and benefits for all Transferred Employees and their respective eligible spouses and dependents effective as of January 1, 2023. The Buyer and its Affiliates and the Buyer’s Welfare Plans shall be liable for all claims of any Transferred Employees and their respective eligible spouses and dependents on or after the date hereof, to the extent such claims are incurred on or after January 1, 2023. The Seller shall retain responsibility and liability for all claims of the Transferred Employees incurred under Seller’s Welfare Plans before December 31, 2022. For purposes of this Section 5.3(d), a claim shall be deemed “incurred” on the date that the event that gives rise to the claim occurs (for purposes of life insurance, severance, sickness, accident and disability programs) or on the date that the service was rendered or the supply was purchased (for purposes of health care programs). (f) Continuation Coverage. The Buyer or its Affiliates shall have the sole responsibility to offer “continuation coverage” benefits after the date hereof to the Transferred Employees and “qualified beneficiaries” of such Transferred Employees for whom a “qualifying event” occurs before, on or after December 31, 2022. The terms “continuation coverage,” “qualified beneficiaries” and “qualifying event” shall have the meanings ascribed to them under Section 4980B of the Code and Sections 601-608 of ERISA. (g) Cooperation. The Parties agree to furnish each other with such information concerning employees, employee payroll and employee benefit plans, subject 41 to confidentiality and privacy considerations, and to take all such other action, as is necessary and appropriate to effect the transactions contemplated hereby. (h) No Right to Employment. Nothing herein expressed or implied shall confer upon any of the employees of the Seller, the Buyer or any of their respective Affiliates, any additional rights or remedies, including any additional right to employment, or continued employment for any specified period, of any nature or kind whatsoever under or by reason of this Agreement. (i) No Third Party Beneficiary. No provision in this Section 5.3 shall (i) create any third party beneficiary or other rights in any employee or former employee (including any beneficiary or dependent thereof) of the Seller, the Buyer or any other Person other than the Parties and their respective successors and permitted assigns, (ii) constitute or create, or be deemed to constitute or create, an employment agreement or (iii) constitute or be deemed to constitute an amendment to any employee benefit plan sponsored or maintained by the Seller, the Buyer or any of their Affiliates. 5.4 WARN Act Compliance. For a period of 91 days (inclusive) following the date hereof, the Buyer shall not, and shall cause any successor or permitted assign of any portion of the Sold Assets not to, cause or permit to be implemented any plant closing, partial closing, mass layoff or other termination of employees that, either alone or in the aggregate (with each other and/or with any plant closing, partial closing, mass layoff or other termination of employees of the Seller (with respect to the Business) occurring on or prior to the date hereof) could reasonably be expected to create any Liability for the Seller or any of its Affiliates under the Worker Adjustment and Retraining Notification Act of 1988, as amended, or any similar applicable state or local Law. 5.5 Non-Competition, Non-Solicitation and Confidentiality. (a) The Seller will not (and will cause its Affiliates not to), directly or indirectly: (i) during the five-year period commencing on the date hereof, engage in any business in competition with the Business as conducted immediately prior to Closing in the geographic areas in which the Business sells or has sold products and/or services prior to Closing and/or has or had a physical presence (each, a “Competing Activity”); provided that the foregoing will not prohibit the Seller or any of its Affiliates from (A) the acquisition, holding of investments or direct or indirect ownership of any voting stock, capital stock or other equity interest of any Person engaged in a Competing Activity, so long as such ownership interest is passive and represents less than 5% of the aggregate voting power or outstanding capital stock or other equity interests of such Person provided that the Seller is not otherwise associated with such Person and does not have the ability to control or exercise any managerial influence over such Person; or (B) the acquisition of all or any portion of the equity interests of any Person engaged in a Competing Activity; provided that the Competing Activity accounts for no more than 15% of the revenues of such Person (based on its latest annual 42 financial statements); provided, further that this Section 5.5(a)(i)(B) will not be deemed to be violated if such Competing Activity accounts for more than 15% of the revenues of such Person (based on its latest annual financial statements) if within 12 months following consummation of such acquisition, the Seller’s or any of its Affiliates’ Competing Activities account for less than 15% of the revenues of such Person (based on its then latest annual financial statements); provided further that if any Person acquires all or any portion of the assets or equity interests in the Seller or any of its Affiliates (whether by merger, consolidation, stock or asset purchase, or other similar transaction) and such Person or an Affiliate of such Person is engaged in a Competing Activity at the time of such acquisition, the restrictions in this Section 5.5(a)(i) will not apply to such Person or its then existing Affiliates (other than the Seller and its Affiliates) with respect to such Competing Activity; (ii) during the five-year period commencing on the date hereof, employ or solicit for employment any Transferred Employee without first obtaining the written consent of the Buyer (unless such Person’s employment is terminated by the Buyer or any of its Affiliates) (any employee will be deemed not to have been solicited for employment if such employee responds to a general solicitation not targeted or directed at the Buyer or any Transferred Employees); or (iii) during the five-year period commencing on the date hereof, solicit or try to solicit orders for goods or services with respect to the Business from a Person who at any time within the 12 months prior to the date hereof has been a customer, vendor or supplier of the Business; provided, that this provision will not restrict the Seller (or its Affiliates) from contacting such customers, vendors or suppliers to the extent necessary and in connection with the conduct and operation of its businesses as carried on as of the date of this Agreement other than the Business or under the Ancillary Agreements and this provision shall not restrict Seller or any of its Affiliates to the extent the restrictions of Section 5.5(a)(i) do not apply pursuant to one of the provisions thereunder. (b) The Parties agree that this Section 5.5 is reasonable and necessary to protect and preserve the Buyer’s legitimate business interests and the value of the Business and the Sold Assets. The Parties further agree and acknowledge that: (i) no proceeds will be received or receivable by the Seller or its Affiliates for granting the restrictive covenants under this Section 5.5 and (ii) the restrictive covenants under this Section 5.5 are integral to this Agreement and have been granted to maintain or preserve the fair market value of the Business and the Sold Assets. 5.6 Further Actions. Following the Closing, the Buyer and the Seller agree to promptly remit to the other Party (or Affiliate thereof) any payments received that are owed to the other Party (or Affiliate thereof).

43 5.7 Bulk Transfer Laws. The Buyer and the Seller hereby waive compliance with any bulk transfer Laws applicable to the transactions contemplated by this Agreement. 5.8 Confidentiality. (a) The Buyer and the Seller hereby confirm and agree that, with respect to any information directly or indirectly furnished by or on behalf of the other Party, whether before, on or after the date hereof, such Party shall continue to be bound by the terms of the Confidentiality Agreement. (b) The Buyer understands and agrees that the Seller is making available confidential information and trade secrets to the Buyer concerning the operations of the Seller and the Business, which information would be damaging to the Seller and its Affiliates if disclosed to a competitor or made available to any other Person, and that such information has been divulged in confidence. The Buyer acknowledges that after the date hereof the Seller and its Affiliates could be irreparably damaged if any nonpublic or proprietary information about the Seller or its Affiliates that does not relate to the Business, the Sold Assets or the Assumed Liabilities were disclosed by the Buyer or its Affiliates after the Closing to any Person other than the Seller or its Affiliates, and the Buyer will not, and will cause its officers, directors, employees and other Affiliates not to, following the date hereof, without the prior written consent of the Seller, disclose or use (or permit to be disclosed or used) in any way any such information, unless (i) compelled to disclose such confidential information by judicial or administrative process or, in the opinion of its counsel, by other requirements of Law and, in any such event, the Buyer shall, to the extent practicable, give the Seller prompt written notice of any such requirement prior to any such disclosure, (ii) such confidential information is generally available to the public through no fault of the Buyer or any of its Affiliates, or (iii) such confidential information is publicly disclosed by the Buyer or its Affiliates with the Seller’s prior written consent. Seller hereby agrees to waive, with respect to any Transferred Employee, any use or disclosure restrictions covering Sold Assets in any confidentiality or non-disclosure agreement between Seller or an Affiliate of Seller and such Transferred Employee. (c) Seller shall, and shall cause its Affiliates, and Seller’s and its Affiliates’ officers, directors, employees, consultants, advisors and representatives to treat after the date hereof as strictly confidential (unless compelled to disclose by judicial or administrative process) all Buyer Trade Secrets; provided that nothing in this Section 5.8 shall prevent Seller or its Affiliates and representatives from using such Buyer Trade Secrets solely to the extent permitted by the Transition Services Agreement. Seller shall, and shall cause its Affiliates, and Seller’s and its Affiliates’ officers, directors, employees, consultants, advisors and representatives to use the same security measures used by Seller prior to the date hereof to protect and maintain the security and confidentiality of such Buyer Trade Secrets, but in any event not less than reasonable measures, including given the value of such Buyer Trade Secrets. The Seller acknowledges that after the date hereof the Buyer could be irreparably damaged if any nonpublic or proprietary information contained Sold Assets or the Assumed Liabilities were disclosed or used by 44 the Buyer or its Affiliates after the Closing to any Person other than Buyer other than solely to the extent permitted by the Transition Services Agreement. 5.9 Release. From and after the Closing, to the fullest extent permitted under applicable Law, the Buyer, on behalf of itself, its Affiliates and their respective officers, directors, partners, members, employees, equityholders, Representatives, agents and successors and permitted assigns and the Seller, on behalf of itself, its Affiliates and their respective officers, directors, partners, members, employees, equityholders, Representatives, agents and successors and permitted assigns (the “Releasing Parties”), hereby irrevocably and unconditionally releases and forever discharges the other party, its Affiliates and their respective officers, directors, partners, members, employees, equityholders, Representatives, agents and successors and permitted assigns (collectively, the “Released Parties”) of and from any and all causes of action, Proceedings, executions, judgments, duties, debts, dues, accounts, bonds, contracts and covenants (whether express or implied), and claims and demands whatsoever which the Releasing Parties may have against each of the Released Parties, now or in the future, in each case in respect of any cause, matter or thing (a) relating to the operation of the Business, the Sold Assets, the Assumed Liabilities, the Excluded Assets, the Retained Liabilities or relating to the subject matter of this Agreement or any Exhibit or the Disclosure Schedules or any Ancillary Agreement, information provided, certificate or other document entered into, made, delivered or made available in connection herewith, or as a result of any of the transactions contemplated hereby; or (b) with respect to the accuracy of, any omission or concealment of, or any misstatement with respect to, any potentially material information regarding the Business, the Sold Assets, the Excluded Assets, the Retained Liabilities or the Assumed Liabilities, in the case of each of clauses (a) and (b), whether arising under, or based upon, any Law (including common law); provided, that this release shall not affect any of the Releasing Parties’ rights under this Agreement to bring claims against the other party: (i) under Article VI or as contemplated by Section 7.15 of this Agreement or (ii) for Fraud, or (iii) under any Ancillary Agreement (the “Specified Claims”). Furthermore, without limiting the generality of this Section 5.9, except for the Specified Claims, no claim or cause of action will, directly or indirectly, be brought or maintained by, or on behalf of, the Releasing Parties against any Released Party and no recourse will be sought or granted against any of them, by virtue of, or based upon, any alleged breach of duty, misrepresentation or inaccuracy in, or breach of, any of the representations, warranties, covenants or agreements of any Released Party or any other Person set forth or contained in this Agreement or any Exhibit or the Disclosure Schedules or any Ancillary Agreement, information provided, certificate or other document entered into, made, delivered or made available in connection herewith, or as a result of any of the transactions contemplated by this Agreement. The Parties agree, on behalf of itself and their respective Releasing Parties, to indemnify and hold harmless each of the Released Parties from and against, and in respect of, any and all Losses incurred by or on behalf of any Released Party as a result of any such Proceeding brought or maintained by any member of the Releasing Parties against any Released Party in contravention of this Section 5.9. The Parties acknowledge and agree that the agreements contained in this Section 5.9 (a) require performance after the Closing to the maximum extent permitted by applicable Law and will survive the Closing for 20 years and (b) are an integral part of the transactions 45 contemplated hereby and that, without the agreements set forth in this Section 5.9, none of the Parties would enter into this Agreement. The provisions of this Section 5.9 are intended to be for the benefit of, and enforceable by the Released Parties referenced in this Section 5.9 and each such Person shall be a third party beneficiary of this Section 5.9. 5.10 Product Warranty. After the date hereof, if the Buyer or any of its subsidiaries is notified of a product warranty claim (whether related to planned service activities or to unplanned service activities) or other Liability related to a product sold by the Business prior to the date hereof (a “Post-Closing Warranty Claim”), the Buyer shall or shall cause its relevant subsidiary, (a) to the extent any such Post-Closing Warranty Claim is greater than, or reasonably expected to be greater than, $2,500 (calculated on a time and materials basis, exclusive of shipping costs), to notify the Seller of such Post- Closing Warranty Claim (and provide any relevant materials or documentation related to such Post-Closing Warranty Claim), investigate such Post-Closing Warranty Claim, advise the Seller of the proposed resolution of such Post-Closing Warranty Claim, and obtain the Seller’s consent to the proposed resolution of such Post-Closing Warranty Claim (such consent not to be unreasonably withheld, delayed or conditioned, it being understood that the reasonableness of such delay may take into account the reasonable expectations of customers with respect to the timing of the warranty servicing), and (b) to the extent that any such Post-Closing Warranty Claim is less than, or is reasonably expected to be less than, $2,500, the Buyer shall notify the Seller of such Post-Closing Warranty Claim (and provide any relevant materials or documentation related to such Post-Closing Warranty Claim). The Buyer or the relevant subsidiary will be responsible for resolving any Post-Closing Warranty Claim, subject to Seller’s consent only in the case of (a) above. After resolution of a Post-Closing Warranty Claim, the Buyer shall provide the Seller with a written notice of the cost of the resolution of such Post-Closing Warranty Claim, together with any related documentation thereof, and the Seller shall reimburse the Buyer for such cost reflected in the written notice within ten (10) Business Days after receipt of such written notice (including for the avoidance of doubt, any shipping costs incurred in connection with such Post-Closing Warranty Claim). The Seller may, at its option upon notice to the Buyer, aggregate all amounts owed pursuant to such written notices during each calendar month and pay the aggregate amount thereof within five (5) Business Days after the end of each calendar month. If, through negotiations with the third party making the Post-Closing Warranty Claim in the case of (a) above, the terms of the resolution of such Post-Closing Warranty Claim are revised in a way that is reasonably expected to materially increase the expected cost to fulfill such Post-Closing Warranty Claim, the Buyer shall obtain the Seller’s consent to such revisions (such consent not to be unreasonably withheld, delayed or conditioned, it being understood that the reasonableness of such delay may take into account the reasonable expectations of customers with respect to the timing of the warranty servicing). The Parties acknowledge and agree that all Post-Closing Warranty Claims that arise after the date hereof that relate to products sold by the Business prior to the date hereof shall be addressed solely pursuant to this Section 5.10 notwithstanding anything to the contrary in this Agreement. 5.11 Use of the Parker Marks Following Closing. After the Closing, the Buyer and its Affiliates shall not use the Retained Names and Marks other than as legally permissible by principles of nominative fair use, except that for a transitional period of 6 46 months after the Closing Date, the Seller hereby grants, and causes each relevant subsidiary to grant, to the Buyer (or its designee(s)), effective as of the Closing Date, a royalty-free, fully paid-up, nonexclusive, indivisible, non-sublicensable, non-assignable and otherwise non-transferable limited right and license to use the marks “Parker” and “Parker Hannifin” and the “Parker” and “P” logos included in the Retained Names and Marks (the “Parker Marks”) in a manner consistent with the Business’ use of the Retained Names and Marks in the ordinary course of business of the Business as operated by the Seller as of prior to the Closing (the “Transitional License”), and for the avoidance of doubt, such Transitional License will not apply to any products or services other than the products and services of the Business sold or provided by the Business prior to the Closing; provided that: (a) that any goodwill generated through the Buyer’s use of the Parker Marks pursuant to this Section 5.11(a) will inure to the benefit of the Seller; (b) any products or services provided by or on behalf of the Buyer on or in connection with the Parker Marks shall be made to quality standards that meet or exceed the standards of quality historically represented thereby, and the Seller shall have the right, from time to time, upon prior reasonable notice and agreement with Buyer as to the date and time to inspect the Buyer’s facilities and operations engaged in the manufacture, distribution, provision and/or sale of such products and services for compliance with such quality standards, and the Buyer shall take commercially reasonable steps to promptly correct any quality deficiencies reasonably noted by the Seller with specificity and in writing to Buyer; (c) on any products or services provided, manufactured or remanufactured, repaired, refurbished or retrofitted, by the Buyer or on its behalf on or in connection with the Parker Marks, the Buyer shall prominently indicate in connection with any such products or services, and prominently mark or have marked on such products, or if not reasonably practicable or if by nature of the product it cannot be marked, then on a label applied thereto, or if not reasonably practicable or if by nature of the product it cannot be labelled, then on the packaging thereof, that such products have been manufactured, or remanufactured, repaired, refurbished, or retrofitted, as the case may be, by the Buyer; (d) except in connection with archival references or as otherwise legally permissible by principles of nominative fair use, the Buyer shall cease the use of the Parker Marks immediately upon the expiration of the Transitional License, and thereupon shall destroy any labels, tags or packaging incorporating or displaying the Parker Marks; and (e) the Buyer shall not in any country or jurisdiction throughout the world: (1) assert any ownership interest in or to any of the Parker Marks; (2) register or attempt to register any of the Parker Marks or any component part thereof or any colorable imitation thereof (including any non-English language variation thereof), or any confusingly similar name, mark, dress, number, or other designation, or any confusingly similar or dilutive name, mark, dress, number, or designation; (3) contest, challenge, or

47 oppose the Seller’s ownership of, or the validity of, the Parker Marks, or any registrations thereof, whether now existing or hereafter obtained, and the Buyer consents to the registration and use of, the Parker Marks by the Seller or its suppliers or related entities for any and all products and services whatsoever; or (4) otherwise do anything inconsistent with the Seller’s ownership of the Parker Marks, or do or cause to be done any act or thing that will in any way impair the rights of the Seller in and to the Parker Marks or the Seller’s goodwill therein, or have any dilutive effect thereupon. 5.12 Existing Intercompany Licenses. As of the Closing, all Existing Intercompany Licenses are void and of no effect. Except as may be agreed in an Ancillary Agreement, Seller and its Affiliates otherwise shall have no rights under Sold Intellectual Property. 5.13 Backup License. (a) Subject to the terms and conditions of this Section 5.12, Seller, on behalf of itself and its Affiliates, hereby grants and agrees to grant to Buyer, a perpetual, irrevocable, fully-paid, royalty-free, worldwide, non-exclusive, sublicensable (through multiple tiers) assignable license in the Licensed Field to exercise , all rights under the Licensed Intellectual Property including rights to use, reproduce, distribute, display, perform, and create derivative works of any Technology, and to make, have made, use, sell, offer to sell, import, export, and otherwise exploit and dispose of, and make available any Technology. “Licensed Field” means (i) the products and services of the Business as of the Closing Date and the natural evolutions thereof; and (ii) the general field of operation of the Business as of the Closing Date, based on the general nature and purpose of its products and services as of such date. (b) Without limiting any other rights, and for clarity, if, following the Closing, Buyer or its Affiliates sells, spins-out, or otherwise transfers to any third party in one transaction or a series of related transactions any business, product or service, or other material assets used or held for use in performance of the Business, then Buyer and its Affiliates may sublicense or assign its rights under this Section 5.12 to each such third party, in each case subject to the terms and conditions of this Section 5.12. 5.14 Sold Asset Deletion. Ninety (90) days after Seller has delivered to Buyer all of the Sold Assets (or such longer period specified under applicable Law or by Buyer in writing), Seller shall, and shall cause each Affiliate: (i) to permanently destroy, erase and remove all copies of the Sold Intellectual Property in each case from all systems, computers, servers and storage devices/media in Seller’s or such Affiliate’s possession or under Seller’s or such Affiliate’s control (the “Deleted Intellectual Property”), including all backup copies, disaster recovery copies and all electronic and nonelectronic copies, and (ii) promptly thereafter, upon the Buyer’s written request, deliver to Buyer a certificate signed by an officer of Seller after due inquiry certifying that Seller and its Affiliates have complied with the obligations in this Section 5.13. Pending the destruction and erasure described above, neither Seller or any Affiliate of Seller shall disclose any portion of any of such Deleted Intellectual Property to any Person (other than Buyer ); provided, however if any Sold Assets are needed to perform under the Transition Services 48 Agreement, then obligations shall arise when such Sold Assets are no longer necessary to so perform. 5.15 Sold Intellectual Property Transfer. The Seller shall promptly direct and instruct its internal and external counsel to timely cooperate with Buyer in connection with the transfer of prosecution file histories with respect to the registered Sold Intellectual Property to Buyer, or its or their counsel as instructed by Buyer. 5.16 Post-Closing Financial Statement Cooperation. (a) Prior to the date hereof, Seller has engaged WithumSmith+Brown, PC (the “Accounting Firm”) to audit the abbreviated financial statements of the Business as of June 30, 2022 and June 30, 2021, and for the years then ended which comprise the statements of assets acquired and liabilities assumed as of June 30, 2022 and 2021, and the related statements of net revenues and direct expenses for each of the two fiscal years in the period ended June 30, 2022, and the related abbreviated notes (the “Business Financial Statements”). Any and all reasonable and documented out of pocket fees and expenses of the Accounting Firm in connection with the engagement of the Accounting Firm that are incurred by the Seller or its Affiliates shall be reimbursed by the Buyer promptly (and in any event within ten (10) Business Days) in immediately available funds after receipt from the Seller of one or more invoices with respect thereto delivered to Buyer from time to time after the date hereof. (b) The Seller shall use its reasonable best efforts to provide information on a timely basis to the Accounting Firm for the Accounting Firm to be able to timely complete the audit of the Business Financial Statements. (c) From and after the date hereof and continuing through the first anniversary of the Closing Date, upon reasonable request from the Buyer, the Seller shall use its reasonable best efforts to provide the Buyer with access to all financial and other information pertaining to the Business relating to the period of the Seller’s ownership and operation of the Business, which information is necessary to enable Buyer to comply with its reporting obligations under the Securities Laws, including the preparation of any pro forma financial statements required by Regulation S-X under the Securities Laws; provided that all reasonable and documented out of pocket costs and expenses incurred by the Sellers or their Affiliates or representatives, including their accounting firms and/or their other advisors and/or the Seller’s internal financial reporting team, in connection therewith shall be reimbursed by the Buyer promptly (and in any event within ten (10) Business Days) in immediately available funds after receipt from the Seller of one or more invoices with respect thereto delivered from time to time after the date hereof; provided, however, that the Seller shall not be required to provide any information pursuant to this Section 5.16 (i) in connection with any litigation or similar dispute between the Parties, or (ii) where, upon the advice of counsel, such access or disclosure would jeopardize the attorney-client or other applicable legal privilege or protection of such Party or contravene any Laws, contracts or obligation of confidentiality owed to a third party. 49 ARTICLE VI INDEMNIFICATION 6.1 Survival. The representations and warranties contained in this Agreement will survive the date hereof until the 12-month anniversary of the date hereof; except that the Buyer Fundamental Representations and the Seller Fundamental Representations will survive indefinitely. All covenants and agreements contained in this Agreement which by their terms are to be performed, in whole or in part, or which prohibit actions, subsequent to the date hereof shall survive the Closing in accordance with their terms. All other covenants and agreements contained in this Agreement shall not survive the date hereof and shall terminate at the Closing. Any claim for indemnification not made by the Buyer or the Seller on or prior to the date of termination of the applicable survival period set forth in this Section 6.1 (such date, as applicable the “Expiration Date”) will be irrevocably and unconditionally released and waived, whether or not a longer period would be permitted by applicable Law. However, if the Buyer or the Seller, as applicable, provides proper notice of a claim within the applicable time period set forth above, then liability for such claim will continue until such claim is resolved. 6.2 Indemnification by the Seller. From and after the Closing and subject to this ARTICLE VI, the Seller agrees to indemnify and hold the Buyer and its Affiliates and each of their respective officers, directors, employees, agents and representatives (collectively, the “Buyer Indemnified Persons”) harmless from and against any and all losses, damages, costs and reasonable and documented expenses (including reasonable and documented fees and expenses of attorneys) (collectively, “Losses”), that any Buyer Indemnified Person actually suffers or incurs arising out of or resulting from: (a) any breach, inaccuracy or misrepresentation of any representation or warranty made by the Seller in ARTICLE III; (b) any breach, violation or non-fulfillment of or failure to perform any covenant or agreement of the Seller contained in this Agreement; and (c) any Retained Liability. 6.3 Seller Indemnification Limitations. (a) The obligation of the Seller to indemnify the Buyer Indemnified Persons under Section 6.2 is subject to the following: (i) the Seller shall have no liability under Section 6.2(a) and no Losses may be recovered from the Seller under Section 6.2(a) unless the claims of the Buyer Indemnified Persons for indemnification under Section 6.2(a) exceed, in the aggregate, $100,000 (the “Threshold”), in which case the Buyer Indemnified Persons will be entitled to indemnification for all such Losses from the first dollar; (ii) the liability of the Seller in respect of claims of the Buyer Indemnified Persons under Section 6.2(a) (except for the Seller Fundamental Representations) shall not exceed, in the aggregate, $1,000,000 (the “Cap”); and 50 (iii) the liability of the Seller in respect of claims of the Buyer Indemnified Persons related to the Seller Fundamental Representations shall not exceed, in the aggregate, the Purchase Price plus any interest accrued under the Promissory Note. (b) Notwithstanding the foregoing, the limitations set forth in this Section 6.3, including the Threshold and the Cap, will not apply with respect to Fraud or claims under Section 6.2(b) or Section 6.2(c). 6.4 Indemnification by the Buyer. From and after the Closing and subject to this ARTICLE VI, the Buyer and its subsidiaries, jointly and severally, agree to indemnify and hold the Seller and its Affiliates and each of their respective officers, directors, employees, agents and representatives (collectively, the “Seller Indemnified Persons”) harmless from and against any and all Losses that any Seller Indemnified Person actually suffers or incurs arising out of or resulting from: (a) any breach, inaccuracy or misrepresentation of any representation or warranty made by the Buyer in ARTICLE IV; (b) any breach, violation, non-fulfillment of, or failure to perform any covenant or agreement of the Buyer contained in this Agreement; (c) any Assumed Liability; and (d) the possession, ownership, use, operation and management of the Sold Assets and the Parker Marks by the Buyer (or its Affiliates) from and after the Closing, other than to the extent related to any breach by a Seller Indemnified Person under this Agreement or any Ancillary Agreement. 6.5 Buyer Indemnification Limitations. (a) The obligation of the Buyer to indemnify the Seller Indemnified Persons under Section 6.4 is subject to the following: (i) the Buyer shall have no liability under Section 6.4(a) and no Losses may be recovered from the Buyer under Section 6.4(a) unless the claims of the Seller Indemnified Persons for indemnification under Section 6.4(a) exceed, in the aggregate, the Threshold, in which case the Seller Indemnified Persons will be entitled to indemnification for all such Losses from the first dollar; (ii) the liability of the Buyer in respect of claims of the Seller Indemnified Persons under Section 6.4(a) (except for the Buyer Fundamental Representations) shall not exceed, the General Cap; and (iii) the liability of the Buyer in respect of claims of the Seller Indemnified Persons related to the Buyer Fundamental Representations shall not exceed, in the aggregate, the Purchase Price.

51 (b) Notwithstanding the foregoing, the limitations set forth in this Section 6.5, including the Threshold and Cap, will not apply with respect to Fraud or claims under Section 6.4(b), Section 6.4(c), or Section 6.4(d). 6.6 Indemnification as Exclusive Remedy. The indemnification provided in this ARTICLE VI, subject to the limitations set forth herein, will be the sole and exclusive post-Closing remedy available to the Buyer Indemnified Persons and the Seller Indemnified Persons in connection with any Losses arising out of or resulting from this Agreement, the transactions contemplated hereby, or Buyer’s ownership or operation of the Sold Assets, whether based in contract or tort (including negligence) or otherwise predicated on common law standards, strict liability or otherwise; provided, however, that the provisions of this Section 6.6 will not prevent or limit a cause of action at Law or in equity (a) for Fraud or (b) under Section 7.15 to obtain an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof. Without limitation of any indemnification rights under this ARTICLE VI, the Buyer Indemnified Persons expressly waive any and all rights and remedies against the Seller under the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. §9601 et seq. as amended, and other Environmental Laws in connection with any Losses arising out of or resulting from this Agreement, the transactions contemplated hereby, or the ownership or operation of the Sold Assets. 6.7 Indemnification Calculations. The amount of any Losses for which indemnification is provided under this ARTICLE VI will be computed net of any insurance proceeds actually paid to the Indemnified Party in connection with such Losses, minus any out-of-pocket expenses and attorney’s and other professional’s fees and expenses incurred relating to the recovery of such insurance proceeds including any increase in premiums (“Recovery Proceeds”). If an Indemnified Party receives Recovery Proceeds in connection with Losses for which it has received indemnification, and the result of which is that the Indemnified Party has received double recovery in respect of such Loss such Party will refund to the Indemnifying Party the amount of such Recovery Proceeds when received, up to the amount that is the lesser of the amount needed to avoid such double recovery or the amount paid by the Indemnifying Party. The Parties agree that any indemnification payments made pursuant to this Agreement shall be treated for tax purposes as an adjustment to the Purchase Price, unless otherwise required by applicable Law. 6.8 Notice and Opportunity to Defend. If there occurs an event which a Party asserts is an indemnifiable event pursuant to Sections 6.2 or 6.4, the Party seeking indemnification (the “Indemnified Party”) shall promptly notify the other Party obligated to provide indemnification (the “Indemnifying Party”) prior to the applicable Expiration Date, which notice shall specify the nature and basis of such claim and the amount thereof, to the extent known. If such event involves any claim or the commencement of any action or proceeding by a third Person (a “Third Party Claim”), the Indemnified Party will give such Indemnifying Party prompt written notice of such claim or the commencement of such action or proceeding, which notice shall specify the nature and basis of such claim and the amount thereof, to the extent known, and shall be accompanied by copies of all relevant documentation with respect to such claim, including any summons, complaint or 52 other pleadings that may have been served, any written demand or any other relevant document or instrument; provided, however, that the failure to provide such prompt notice will not relieve the Indemnifying Party of its obligations hereunder except to the extent such failure materially prejudices the Indemnifying Party hereunder. In the case of a Third Party Claim, the Indemnifying Party shall be entitled to assume the defense thereof, with counsel selected by the Indemnifying Party at its own expense, and, after notice from the Indemnifying Party to the Indemnified Party of such election to assume the defense thereof, the Indemnifying Party shall not be liable to the Indemnified Party for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof. An election to assume the defense of such Third Party Claim shall, other than to the extent agreed otherwise by the Parties, be deemed an admission that the Indemnifying Party has an unqualified obligation to indemnify the Indemnified Party with respect to such Third Party Claim. The Indemnifying Party and the Indemnified Party agree to cooperate reasonably with each other and their respective counsel in connection with the defense, negotiation or settlement of any such Third Party Claim. Notwithstanding anything else set forth in this Section 6.8 to the contrary, the Indemnified Party shall at all times have the right to participate at its own expense in the defense of such action or asserted liability. If the Indemnifying Party assumes the defense of an action, no settlement or compromise thereof may be effected (a) by the Indemnifying Party without the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld, conditioned or delayed) unless the settlement involves solely money damages and all such relief is paid or satisfied in full by the Indemnifying Party or (b) by the Indemnified Party without the prior written consent of the Indemnifying Party (which consent shall not be unnecessarily withheld, conditioned or delayed). In no event shall any settlement be determinative of whether any Losses under such settlement are indemnifiable by an Indemnifying Party or the amount of such Losses without the Indemnifying Party’s prior written consent. 6.9 Satisfaction of Claims. Subject to the other applicable provisions regarding indemnification contained in this Article VI, if the Seller is obligated to reimburse or compensate the Buyer for any Losses in connection with a claim by a Buyer Indemnified Person under Section 6.2, then indemnification for such Losses shall, subject to the applicable limitations, if any, set forth in this Article VI, be satisfied at the election of Buyer (i) by reducing the principal amount of the Promissory Note then outstanding with such reduction deemed retroactive to the Closing Date or (ii) by wire transfer of immediately available funds to an account or accounts designated by the Indemnified Party. 6.10 Additional Limitations. (a) Except for Losses resulting from an action brought by a third party against a Buyer Indemnified Person or a Seller Indemnified Person, no Buyer Indemnified Person or Seller Indemnified Person shall be entitled to indemnification under this ARTICLE VI for punitive damages or for any Losses to the extent such Losses constitute consequential damages and were not a reasonably foreseeable result of any breach by a Party of any representation, warranty, covenant or agreement of this Agreement. 53 (b) Notwithstanding anything in this ARTICLE VI to the contrary, no Party shall be entitled to be compensated more than once for the same Loss. (c) Notwithstanding anything to the contrary contained in this Agreement, no Indemnifying Party shall be obligated to indemnify any Indemnified Party pursuant to Section 6.2 or Section 6.4 with respect to any Losses, to the extent (i) not relating to Taxes and arising as a result of any action or omission by any such Indemnified Party after the Closing, or (ii) such matter is the subject of any Ancillary Agreement and recourse is available pursuant thereto. (d) Subject to Section 6.9 of this Agreement, no Party shall be entitled to recover any indemnification payment or other amounts due from the other Parties under this Agreement by retaining and setting off the amounts (whether or not such amounts are liquidated or reduced to judgment) against any amounts due or to become due from such Party under this Agreement or under any document delivered pursuant hereto or in connection herewith, including any Ancillary Agreement. (e) Each of the Parties shall use commercially reasonable efforts to cooperate with each other to resolve any claim or liability with respect to which a Party is obligated to indemnify the other Party under this Agreement. 6.11 Certain Acknowledgements. The Parties unconditionally and irrevocably acknowledge and agree that (a) the terms of ARTICLE VI and ARTICLE VII are an integral part of this Agreement and the transactions contemplated by this Agreement, and (b) without the terms of ARTICLE VI and ARTICLE VII the Parties would not enter into this Agreement or otherwise agree to consummate the transactions contemplated by this Agreement. ARTICLE VII MISCELLANEOUS 7.1 Fees and Expenses. Except as otherwise provided in this Agreement, each Party shall be liable for and shall bear its own expenses and the expenses of its Affiliates in connection with the preparation and negotiation of this Agreement and the Ancillary Agreements and the performance and consummation of the transactions contemplated by this Agreement and the Ancillary Agreements. 7.2 Governing Law. This Agreement, and all claims or causes of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby, shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of Laws of another jurisdiction. The Parties agree that (a) the requirements of 6 Del. C. Section 2708 are satisfied and that the statute mandates the application of Delaware law to this Agreement, the relationship of the Parties, the transactions contemplated by this Agreement and the interpretation and enforcement of the rights and duties of the Parties, (b) no other jurisdiction has a materially greater interest in the foregoing, and (c) the application of 54 Delaware law would not be contrary to the fundamental policy of any other jurisdiction that, absent the Parties’ choice of Delaware law, would have an interest in the foregoing. 7.3 Further Acknowledgements. (a) In connection with the Buyer’s investigation of the Business and the Sold Assets, the Buyer or its Affiliates may have received from the Seller and its representatives certain projections and other forecasts for the Business, and certain business plan and budget information. The Buyer acknowledges that (i) there are uncertainties inherent in attempting to make such projections, forecasts, plans and budgets, (ii) the Buyer is familiar with such uncertainties, (iii) the Buyer is taking full responsibility for making its own evaluation of the adequacy and accuracy of all estimates, projections, forecasts, plans and budgets so furnished to it, and (iv) neither the Buyer nor any of its Affiliates will assert any claim against the Seller or any of its directors, officers, employees, Affiliates or representatives, or hold the Seller or any such Persons liable, with respect thereto. Accordingly, the Buyer acknowledges that the Seller makes no representation or warranty with respect to such estimates, projections, forecasts, plans or budgets. (b) The Buyer acknowledges and agrees that (i) the Seller has not made and is not making any representations or warranties whatsoever, express or implied, at Law or in equity, beyond those expressly given by the Seller in ARTICLE III (as modified by the Disclosure Schedules hereto), (ii) except for the representations and warranties of the Seller expressly contained in ARTICLE III (as modified by the Disclosure Schedules hereto), the Sold Assets are being transferred on a “where is” and, as to condition, “as is” basis, (iii) no officer, director, employee, agent or representative of the Seller and its Affiliates has any authority, express or implied, to make any representations or warranties not specifically set forth in ARTICLE III (as modified by the Disclosure Schedules hereto) and (iv) (A) the Financial Statements were prepared solely for the purpose of this Agreement, (B) the Business was not conducted on a stand-alone basis as a separate entity during the periods indicated in the Financial Statements, and (C) the Financial Statements include allocations and estimates not necessarily indicative of the costs that would have resulted if the Business had been operated and conducted on a stand-alone basis as a separate entity during such periods or indicative of such costs that will result following the Closing. Except for the representations and warranties of the Seller expressly contained in ARTICLE III (as modified by the Disclosure Schedules hereto), (x) Buyer specifically disclaims, for itself and on behalf of its Affiliates, that it is relying upon or has relied upon any such other representations or warranties that may have been made by any Person, and acknowledges and agrees that the Seller has specifically disclaimed and does hereby specifically disclaim any such other representation or warranty made by any Person, (y) Buyer specifically disclaims, for itself and on behalf of its Affiliates, any obligation or duty by the Seller to make any disclosures of facts not required to be disclosed pursuant to the specific representations and warranties set forth in ARTICLE III, and (z) Buyer is executing and delivering this Agreement and consummating the transactions contemplated hereby subject only to the specific representations and warranties set forth in ARTICLE III as further limited by the specifically bargained-for exclusive remedies as set forth herein. Any claims the Buyer

55 may have for breach of representation or warranty shall be based solely on the representations and warranties of the Seller expressly set forth in ARTICLE III (as modified by the Disclosure Schedules hereto). (c) The Buyer further acknowledges and agrees that neither the Seller nor any of its Affiliates, nor any of their respective officers, directors, employees, agents or representatives nor any other Person has made any representation or warranty, express or implied, as to the accuracy or completeness of any information regarding the Business, the Sold Assets or the transactions contemplated by this Agreement not expressly set forth in ARTICLE III (as modified by the Disclosure Schedules hereto), and none of the Seller, any of its Affiliates any of their respective officers, directors, employees, agents or representatives or any other Person will have or be subject to any liability to the Buyer, any Affiliate of the Buyer, any of their respective officers, directors, employees, agents or representatives or any other Person resulting from the distribution to the Buyer (or its Affiliates) or its representatives, or the Buyer’s use of, any such information, including any confidential memoranda distributed on behalf of the Seller or other publications, projections, data room or virtual data room information provided to the Buyer (or its Affiliates) or its representatives, or any other document or information in any form provided to the Buyer (or its Affiliates) or its representatives, including management presentations, in connection with the sale of the Sold Assets, the transactions contemplated hereby and in respect of any other matter or thing whatsoever. The Buyer acknowledges that it has conducted to its satisfaction its own independent investigation of the Business and, in making the determination to proceed with the transactions contemplated by this Agreement, the Buyer has relied on the results of its own independent investigation. The Buyer further acknowledges and agrees (i) that neither the Seller nor its Affiliates has made or makes, and the Buyer has not relied on, any representation or warranty, whether expressed or implied, with respect to the Excluded Assets or the Retained Liabilities, and (ii) that neither the Buyer nor any of its Affiliates shall have any claim or cause of action under any theory of Law (whether based in tort, contract or otherwise) against the Seller or any of its Affiliates relating to any representation or warranty as to the Seller or the transactions contemplated by this Agreement other than in the case of Fraud and then only with respect to the representations and warranties expressly set forth in ARTICLE III. (d) Except for the specific representations and warranties expressly made by the Seller contained in ARTICLE III (as modified by the Disclosure Schedules hereto), the Seller (i) hereby expressly disclaims any representation or warranty, express or implied, at Law or in equity, at common law, by statute or otherwise relating to (A) the condition of the Sold Assets (including any implied or express warranty of merchantability or fitness for a particular purpose, or of conformity to models or samples of materials) and (B) the assets, liabilities, operations, prospects or condition of the Seller (with respect to the Business), and (ii) hereby expressly disclaims all liability and responsibility for any representation, warranty, statement or information made, communicated or furnished (orally or in writing) to the Buyer or its Affiliates or representatives (including any opinion, information or advice that may have been or may be provided to the Buyer by any director, officer, employee, agent, consultant or representative of the Seller or any of its Affiliates). 56 The Buyer hereby acknowledges and agrees that the Seller has made no representations or warranties to the Buyer regarding the probable success or profitability of the Business. (e) Except for the specific representations and warranties expressly made by the Buyer contained in ARTICLE IV, the Buyer hereby expressly disclaims all liability and responsibility for any representation, warranty, statement or information made, communicated or furnished (orally or in writing) to the Seller or its Affiliates or representatives (including any opinion, information or advice that may have been or may be provided to the Seller by any director, officer, employee, agent, consultant or representative of the Seller or any of its Affiliates). 7.4 Amendment. This Agreement may not be amended, modified or supplemented except upon the execution and delivery of a written agreement executed by the Parties. 7.5 No Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any Party without the prior written consent of the Buyer, in the case of any assignment by the Seller, and the Seller, in the case of any assignment by the Buyer. Subject to the foregoing sentence, this Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns. Any purported assignment in contravention of this Section 7.5 shall be void and of no force or effect. No assignment of any obligations hereunder shall relieve the Parties of any such obligations. 7.6 Waiver. Any of the terms or conditions of this Agreement, which may be lawfully waived, may be waived in writing at any time by each Party that is entitled to the benefits thereof. Any waiver of any of the provisions of this Agreement by any Party shall be binding only if set forth in an instrument in writing signed on behalf of such Party. No failure to enforce any provision of this Agreement shall be deemed to or shall constitute a waiver of such provision and no waiver of any of the provisions of this Agreement shall be deemed to or shall constitute a waiver of any other provision hereof (whether or not similar) nor shall such waiver constitute a continuing waiver. 7.7 Notices. Any notice, demand, or communication required or permitted to be given by any provision of this Agreement shall be deemed to have been sufficiently given or served for all purposes if (a) personally delivered, (b) sent by a nationally recognized overnight courier service to the recipient at the address below indicated, or (c) sent by e-mail: If to the Buyer: Ekso Bionics Holdings, Inc. 101 Glacier Point, Suite A San Rafael, CA 94901, USA. Attn: Jerome Wong Email: JWong@eksobionics.com 57 With a copy to: Wilson Sonsini Goodrich & Rosati One Market Plaza Spear Tower, Suite 3300 San Francisco, CA 94105 Attn: Ethan Lutske Email: elutske@wsgr.com If to the Seller: Parker-Hannifin Corporation 6035 Parkland Boulevard Cleveland, OH 44124-4141 Attn: Todd M. Burger, Associate General Counsel Email: todd.burger@parker.com With a copy to: Jones Day North Point 901 Lakeside Avenue Cleveland, OH 44114-1190 Attn: Patrick J. Leddy Email: pjleddy@jonesday.com or to such other address or e-mail address as any Party may, from time to time, designate in a written notice given in like manner. Except as otherwise provided herein, any notice under this Agreement will be deemed to have been duly given (i) on the date such notice is personally delivered, delivered via e-mail or (ii) the next succeeding Business Day after the date such notice is delivered to the overnight courier service if sent by overnight courier; provided, that in each case notices received after 5:00 p.m. (local time of the recipient) shall be deemed to have been duly given on the next Business Day. 7.8 Complete Agreement. This Agreement (including the Disclosure Schedules and Exhibits hereto), the Confidentiality Agreement and the Ancillary Agreements contain the entire understanding of the Parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, between the Parties with respect to the subject matter hereof. 7.9 Counterparts. This Agreement may be executed in one or more counterparts, and counterparts may be exchanged by electronic submission, all of which shall be considered one and the same agreement and each of which shall be deemed an original. 58 7.10 Publicity. The Seller and the Buyer will consult with each other and will mutually agree upon any publication or press release of any nature with respect to this Agreement or the transactions contemplated hereby and shall not issue any such publication or press release prior to such consultation and agreement except as may be required by applicable Law or Governmental Order or by obligations pursuant to any listing agreement with any securities exchange or any securities exchange regulation, in which case the Party proposing to issue such publication or press release shall make all commercially reasonable efforts to consult in good faith with the other Party before issuing any such publication or press release and shall provide a copy thereof to the other Party prior to such issuance. After the transactions contemplated by this Agreement have been announced, the Seller and its Affiliates and the Buyer and its Affiliates shall be entitled to respond to questions in the ordinary course or issue any press release or make any other public statement that, in each case, is consistent (as to nature and scope) with any public statements previously issued or made by it in accordance with the terms of this Section 7.10. 7.11 Severability. Any provision of this Agreement which is invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions hereof in such jurisdiction or rendering that or any other provision of this Agreement invalid, illegal or unenforceable in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible. 7.12 Third Parties. Except for Section 5.9 and the Buyer Indemnified Persons and the Seller Indemnified Persons pursuant to Section 6.2 and Section 6.3, respectively, nothing herein expressed or implied is intended or shall be construed to confer upon or give to any Person, other than the Parties and their permitted successors or assigns, any rights or remedies under or by reason of this Agreement. 7.13 Non-Recourse. No past, present or future director, officer, employee, incorporator, member, partner, stockholder, Affiliate, agent, attorney or representative of the Seller or its Affiliates shall have any liability for any obligations or liabilities of the Seller under this Agreement or the Ancillary Agreements or for any claim based on, in respect of, or by reason of, the transactions contemplated hereby and thereby. No past, present or future director, officer, employee, incorporator, member, partner, stockholder, Affiliate, agent, attorney or representative of the Buyer or its Affiliates shall have any liability for any obligations or liabilities of the Buyer under this Agreement or the Ancillary Agreements or for any claim based on, in respect of, or by reason of, the transactions contemplated hereby and thereby. 7.14 Jurisdiction. Any proceeding or action based upon, arising out of or related to this Agreement or the transactions contemplated hereby shall be brought in the Delaware Chancery Court (or, if the Delaware Chancery Court shall be unavailable, any

59 other court of the State of Delaware or, in the case of claims to which the federal courts have exclusive subject matter jurisdiction, any federal court of the United States of America sitting in the State of Delaware), and each of the Parties irrevocably submits to the exclusive jurisdiction of each such court in any such proceeding or action, waives any objection it may now or hereafter have to personal jurisdiction, venue or to convenience of forum, agrees that all claims in respect of the proceeding or action shall be heard and determined only in any such court, and agrees not to bring any proceeding or action arising out of or relating to this Agreement or the transactions contemplated hereby in any other court. Nothing herein contained shall be deemed to affect the right of any Party to serve process in any manner permitted by Law or to commence legal proceedings or otherwise proceed against any other Party in any other jurisdiction, in each case, to enforce judgments obtained in any action, suit or proceeding brought pursuant to this Section 7.14. 7.15 Specific Performance. Each of the Parties acknowledges and agrees that a breach of this Agreement would cause irreparable damage to the other Party and that such other Party will not have an adequate remedy at Law. Therefore, the obligations of the Parties under this Agreement shall be enforceable by a decree of specific performance issued by a court of competent jurisdiction, and appropriate injunctive relief may be applied for and granted in connection therewith. Such remedies shall, however, be cumulative and not exclusive and shall be in addition to any other remedies which any Party may have under this Agreement or otherwise. The Parties hereby waive in any such proceeding the defense of adequacy of a remedy at Law and any requirement for the securing or posting of any bond or any other security related to such equitable relief. 7.16 Waiver of Jury Trial. THE PARTIES HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT SUCH PARTIES MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY SUIT OR ACTION ARISING OUT OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HEREBY CERTIFIES THAT NEITHER IT NOR ANY OF ITS REPRESENTATIVES HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT IT WOULD NOT SEEK TO ENFORCE THIS WAIVER OF RIGHT TO JURY TRIAL. FURTHER, EACH PARTY ACKNOWLEDGES THAT THE OTHER PARTY RELIED ON THIS WAIVER OF RIGHT TO JURY TRIAL AS A MATERIAL INDUCEMENT TO ENTER INTO THIS AGREEMENT. 7.17 Privileged Communications. All communications involving attorney- client confidences between a Transferred Employee, on the one hand, and counsel to the Seller, on the other hand, in connection with the consideration, negotiation and consummation of the transactions contemplated by this Agreement, including this Agreement and the Ancillary Agreements that was, as of immediately prior to the closing, subject to attorney-client privilege (the “Privileged Communications”) shall belong solely to the Seller following the Closing and may be waived only by the Seller. Buyer further acknowledges and agrees that, with respect to any Proceeding or dispute between the Seller or its Affiliates, on the one hand, and Buyer and its Affiliates, on the other hand, only the Seller may waive any evidentiary privilege that may attach to a Privileged 60 Communication that is determined by a court of competent jurisdiction to be subject to attorney-client privilege, and the Buyer shall have no right to compel disclosure of such privileged information. Absent the prior written consent of the Seller, neither the Buyer nor any Transferred Employee shall take any action to waive such privilege or assert that the attorney-client privilege of the Seller related to such Privileged Communications was waived due to the inadvertent transfer of attorney-client privileged material by virtue of the transactions contemplated by this Agreement. [Signatures are on the following page] [Signature Page to Asset Purchase Agreement] IN WITNESS WHEREOF, each of the Parties hereto has caused this Agreement to be executed by its duly authorized officer, in each case as of the date first above written. EKSO BIONICS HOLDINGS, INC. By: __/s/ Scott Davis_________________ Name: Scott Davis Title: President & COO [Signature Page to Asset Purchase Agreement] IN WITNESS WHEREOF, each of the Parties hereto has caused this Agreement to be executed by its duly authorized officer, in each case as of the date first above written. PARKER-HANNIFIN CORPORATION By: ___/s/ Thomas Williams_____________ Name: Thomas Williams Title: Chief Executive Officer

EXHIBIT A ASSUMPTION AGREEMENT This ASSUMPTION AGREEMENT (this “Agreement”) is made and entered into as of December 5, 2022 by and between EKSO BIONICS HOLDINGS, INC., a Nevada corporation (the “Buyer”), and PARKER-HANNIFIN CORPORATION, an Ohio corporation (the “Seller”). The Buyer and the Seller are each a “Party” and collectively, the “Parties.” Capitalized terms used herein without definition shall have the respective meanings given to such terms in the Purchase Agreement (as defined below). RECITALS WHEREAS, the Seller and the Buyer are parties to that Asset Purchase Agreement, dated as of December 5, 2022 (the “Purchase Agreement”), pursuant to which, among other things, the Seller has agreed to sell, assign, transfer, convey and deliver to the Buyer and the Buyer has agreed to purchase and acquire, from the Seller, all of the right, title and interest of the Seller in and to the Sold Assets; WHEREAS, in connection with such purchase, the Purchase Agreement requires the Buyer to assume effective as of the Closing, and thereafter pay, perform, be responsible for and discharge or otherwise satisfy, the Assumed Liabilities; and WHEREAS, this Agreement is being entered into to evidence and effect the assumption of the Assumed Liabilities by the Buyer in accordance with the terms of the Purchase Agreement. NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and pursuant to the terms and conditions of the Purchase Agreement, the Buyer does hereby agree with the Seller as follows: 1. Assumption of Assumed Liabilities. The Buyer hereby assumes and agrees to pay, perform, be responsible for and discharge or otherwise satisfy the Assumed Liabilities. 2. Retained Liabilities. The Buyer shall not assume, and shall not have been deemed to assume, and the Seller agrees to pay, perform, be responsible for and discharge or otherwise satisfy, any Retained Liabilities. 3. Binding Effect; Successors and Assigns. All such Assumed Liabilities transferred pursuant to Section 1 of this Agreement are hereby transferred, or intended so to be, unto the Buyer and unto the Buyer’s successors and assigns forever, and this Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and assigns. 4. No Waiver or Modification; Subject to Purchase Agreement. The scope, nature and extent of this Agreement are expressly set forth in the Purchase Agreement and this Agreement is made subject to and with the benefit of the respective - 2 - representations and warranties, agreements, covenants, terms, conditions, limitations and other provisions of the Purchase Agreement. Nothing contained in this Agreement shall be construed as a waiver of or limitation upon any of the rights or remedies set forth in, or arising in connection with, the Purchase Agreement or any other Ancillary Agreement. This Agreement is not intended to limit in any manner the terms of the Purchase Agreement nor to create any broader obligations than those contemplated by the Purchase Agreement, and in the event of any ambiguity or conflict between the terms hereof and the Purchase Agreement, the terms of the Purchase Agreement shall be governing and controlling. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each Party, or in the case of a waiver, by the Party against whom the waiver is to be effective. No failure to enforce any provision of this Agreement shall be deemed to or shall constitute a waiver of such provision and no waiver of any of the provisions of this Agreement shall be deemed to or shall constitute a waiver of any other provision hereof (whether or not similar) nor shall such waiver constitute a continuing waiver. 5. Sections and Headings. The division of this Agreement into sections and subdivisions and the insertion of headings herein are for convenience of reference only and shall not affect or be utilized in construing or interpreting this Agreement. 6. Governing Law. This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of Laws of another jurisdiction. 7. Counterparts; Effectiveness. This Agreement may be executed in one or more counterparts, and counterparts may be exchanged by electronic submission, all of which shall be considered one and the same agreement and each of which shall be deemed an original. 8. Third Parties. Nothing herein expressed or implied is intended or shall be construed to confer upon or give to any Person, other than the Parties and their permitted successors or assigns, any rights or remedies under or by reason of this Agreement. [Signatures are on the following page] [Signature Page to Assumption Agreement] IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the date first above written. EKSO BIONICS HOLDINGS, INC. By: _______________________________ Name: Scott Davis Title: President & COO [Signature Page to Assumption Agreement] PARKER-HANNIFIN CORPORATION By:_______________________________ Name: Thomas Williams Title: Chief Executive Officer

EXHIBIT B BILL OF SALE This BILL OF SALE (this “Bill of Sale”) is made and entered into as of December 5, 2022 by PARKER-HANNIFIN CORPORATION, an Ohio corporation (the “Seller”), in favor of EKSO BIONICS HOLDINGS, INC., a Nevada Corporation (the “Buyer”). The Seller and the Buyer are each a “Party” and collectively, the “Parties.” Capitalized terms used herein without definition shall have the respective meanings given to such terms in the Purchase Agreement (as defined below). RECITALS WHEREAS, the Seller and the Buyer are parties to that Asset Purchase Agreement, dated as of December 5 2022 (the “Purchase Agreement”), pursuant to which, among other things, the Seller has agreed to sell, assign, transfer, convey and deliver to the Buyer and the Buyer has agreed to purchase and acquire, from the Seller, all of the right, title and interest of the Seller in and to the Sold Assets; and WHEREAS, this Bill of Sale is being entered into to evidence and effect the sale of the Sold Assets by the Seller to the Buyer in accordance with the terms of the Purchase Agreement. NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and pursuant to the terms and conditions of the Purchase Agreement, the Seller does hereby agree with the Buyer as follows: 1. Bill of Sale from the Seller. The Seller hereby irrevocably sells, assigns, transfers, conveys and delivers to the Buyer all of the Seller’s right, title and interest in and to the Sold Assets free and clear of all Encumbrances, other than Permitted Encumbrances. 2. Excluded Assets. The Sold Assets shall not include, and the Seller shall not sell, assign, transfer, convey or deliver to the Buyer and the Buyer shall not purchase or acquire, any right, title or interest in or to any of the Excluded Assets. 3. Binding Effect; Successors and Assigns. All such Sold Assets transferred pursuant to Section 1 of this Bill of Sale are hereby transferred unto the Buyer and unto the Buyer’s successors and assigns forever, and this Bill of Sale shall be binding upon and shall inure to the benefit of the Parties and their respective successors and assigns. 4. No Waiver or Modification; Subject to Purchase Agreement. The scope, nature and extent of this Bill of Sale are expressly set forth in the Purchase Agreement and this Bill of Sale is made subject to and with the benefit of the respective representations and warranties, agreements, covenants, terms, conditions, limitations and other provisions of the Purchase Agreement. Nothing contained in this Bill of Sale shall be construed as a waiver of or limitation upon any of the - 2 - rights or remedies set forth in, or arising in connection with, the Purchase Agreement or any other Ancillary Agreement. This Bill of Sale is not intended to limit in any manner the terms of the Purchase Agreement nor to create any broader obligations than those contemplated by the Purchase Agreement, and in the event of any ambiguity or conflict between the terms hereof and the Purchase Agreement, the terms of the Purchase Agreement shall be governing and controlling. Any provision of this Bill of Sale may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each Party, or in the case of a waiver, by the Party against whom the waiver is to be effective. No failure to enforce any provision of this Bill of Sale shall be deemed to or shall constitute a waiver of such provision and no waiver of any of the provisions of this Bill of Sale shall be deemed to or shall constitute a waiver of any other provision hereof (whether or not similar) nor shall such waiver constitute a continuing waiver. 5. Sections and Headings. The division of this Bill of Sale into sections and subdivisions and the insertion of headings herein are for convenience of reference only and shall not affect or be utilized in construing or interpreting this Bill of Sale. 6. Governing Law. This Bill of Sale shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of Laws of another jurisdiction. 7. Counterparts; Effectiveness. This Bill of Sale may be executed in one or more counterparts, and counterparts may be exchanged by electronic submission, all of which shall be considered one and the same agreement and each of which shall be deemed an original. 8. Third Parties. Nothing herein expressed or implied is intended or shall be construed to confer upon or give to any Person, other than the Parties and their permitted successors or assigns, any rights or remedies under or by reason of this Bill of Sale. [Signatures are on the following page] [Signature Page to Bill of Sale] IN WITNESS WHEREOF, the Parties have duly executed this Bill of Sale as of the date first above written. EKSO BIONICS HOLDINGS, INC. By: _______________________________ Name: Scott Davis Title: President & COO [Signature Page to Bill of Sale] PARKER-HANNIFIN CORPORATION By: _______________________________ Name: Thomas Williams Title: Chief Executive Officer

EXHIBIT C PATENT ASSIGNMENT AGREEMENT This PATENT ASSIGNMENT (this “Assignment”) is made and entered into as of December 5, 2022 between PARKER-HANNIFIN CORPORATION, an Ohio corporation (the “Assignor”), and EKSO BIONICS HOLDINGS, INC., a Nevada corporation (the “Assignee”). The Assignor and the Assignee are each a “Party” and collectively, the “Parties.” Capitalized terms used herein without definition shall have the respective meanings given to such terms in the Purchase Agreement (as defined below). RECITALS WHEREAS, the Assignor and the Assignee are parties to that Asset Purchase Agreement, dated as of December 5, 2022 (the “Purchase Agreement”), pursuant to which, among other things, the Assignor has agreed to sell, assign, transfer, convey and deliver to the Assignee and the Assignee has agreed to purchase and acquire, from the Assignor, all of the right, title and interest of the Assignor in and to the Sold Assets; WHEREAS, the Assignor is the owner of the entire right, title and interest in and to those patents and patent applications listed on Schedule A hereto existing now or in the future and including, but not limited to, all divisions, reissues, continuations (in whole or in part), applications that claim priority thereto under United States law, foreign law, or international convention, renewals and extensions of any of the foregoing and any patents that may issue from any of the foregoing (collectively, the “Patents”); and WHEREAS, this Assignment is being entered into to evidence and effect the sale of the Patents by the Assignor to the Assignee in accordance with the terms of the Purchase Agreement. NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and pursuant to the terms and conditions of the Purchase Agreement, the Assignor does hereby agree with the Assignee as follows: 1. Assignment of Patents. The Assignor hereby irrevocably sells, assigns, transfers, conveys and delivers to the Assignee all of the Assignor’s right, title and interest in and to all of the Patents, and including the subject matter of all claims that may be obtained therefrom, including all rights of priority and protection of interests therein under the Laws of any jurisdiction, for the Assignee’s own use and enjoyment, and for the use and enjoyment of its successors, assigns or other legal representatives, as fully and entirely as the same would have been held and enjoyed by the Assignor if this assignment and sale had not been made, together with all income, royalties, damages or payments due or payable as of the date hereof or thereafter, including, without limitation, all claims for damages by reason of past, present or future infringement, dilution, misappropriation, unlawful imitation, misuse or default, with the right but no obligation to sue for and collect the same for the Assignee’s own use and enjoyment, and for the use and enjoyment of its successors, assigns or other legal representatives. 2. Recordation. The Assignor authorizes and requests the United States Commissioner of Patents and Trademarks and any other similar Governmental Authority to record the Assignee as owner of the Patents, and issue any and all patents issued thereon to the Assignee, as assignee of the entire right, title and interest in, to and under the same, for the sole use and enjoyment of the Assignee, its successors, assigns or other legal representatives. Assignor shall execute and deliver to Assignee such documents and take such actions as requested by Assignee to register, evidence or perfect Assignee's rights under this Assignment. 3. No Waiver or Modification; Subject to Purchase Agreement. The scope, nature and extent of this Assignment are expressly set forth in the Purchase Agreement and this Assignment is made subject to and with the benefit of the respective representations and warranties, agreements, covenants, terms, conditions, limitations and other provisions of the Purchase Agreement. Nothing contained in this Assignment shall be construed as a waiver of or limitation upon any of the rights or remedies set forth in, or arising in connection with, the Purchase Agreement or any other Ancillary Agreement. This Assignment is not intended to limit in any manner the terms of the Purchase Agreement nor to create any broader obligations than those contemplated by the Purchase Agreement, and in the event of any ambiguity or conflict between the terms hereof and the Purchase Agreement, the terms of the Purchase Agreement shall be governing and controlling; provided, however, that nothing in this Section 3 will limit the assignments in Section 1. Any provision of this Assignment may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each Party, or in the case of a waiver, by the Party against whom the waiver is to be effective. No failure to enforce any provision of this Assignment shall be deemed to or shall constitute a waiver of such provision and no waiver of any of the provisions of this Assignment shall be deemed to or shall constitute a waiver of any other provision hereof (whether or not similar) nor shall such waiver constitute a continuing waiver. 4. Sections and Headings. The division of this Assignment into sections and subdivisions and the insertion of headings herein are for convenience of reference only and shall not affect or be utilized in construing or interpreting this Assignment. 5. Governing Law. This Assignment shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of Laws of another jurisdiction. 6. Counterparts; Effectiveness. This Assignment may be executed in one or more counterparts, and counterparts may be exchanged by electronic submission, all of which shall be considered one and the same agreement and each of which shall be deemed an original. 7. Third Parties. Nothing herein expressed or implied is intended or shall be construed to confer upon or give to any Person, other than the Parties and their permitted successors or assigns, any rights or remedies under or by reason of this Assignment. [Signatures are on the following page] [Signature Page to Patent Assignment] IN WITNESS WHEREOF, the Parties have duly executed this Assignment as of the date first above written. PARKER-HANNIFIN CORPORATION By: _______________________________ Name: Thomas Williams Title: Chief Executive Officer

[Signature Page to Patent Assignment] EKSO BIONICS HOLDINGS, INC. By:_______________________________ Name: Scott Davis Title: President & COO Schedule A Patents [Omitted.] EXHIBIT D THIS SUBORDINATED PROMISSORY NOTE (THIS “NOTE”) AND THE INDEBTEDNESS EVIDENCED BY THIS NOTE ARE SUBORDINATE IN THE MANNER AND TO THE EXTENT SET FORTH IN SECTION 6 OF THIS NOTE. THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS A REGISTRATION STATEMENT UNDER THE ACT WITH RESPECT TO THIS NOTE HAS BECOME EFFECTIVE OR UNLESS THE SELLER ESTABLISHES TO THE SATISFACTION OF THE MAKER THAT AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE. SUBORDINATED PROMISSORY NOTE $5,000,000 Cleveland, Ohio December 5, 2022 (the “Issuance Date”) FOR VALUE RECEIVED, the undersigned, Ekso Bionics Holdings, Inc., a Nevada corporation (the “Maker”), hereby promises, subject to the subordination provisions of this Note, to pay to Parker-Hannifin Corporation, an Ohio corporation (the “Seller” or the “Payee”), to an account designated in writing by the Payee, in lawful money of the United States of America, in immediately available funds to such account, or such other account as the Payee may designate from time to time in writing, the principal amount of Five Million Dollars ($5,000,000). This Note is delivered pursuant to Section 2.7(b) of that certain Asset Purchase Agreement, dated as of December 5, 2022 (the “Purchase Agreement”), by and between the Maker and the Seller. 1. Interest. No interest shall accrue on the unpaid principal balance of this Note. 2. Payment. The Maker shall pay, subject to the subordination provisions of this Note, the principal balance of this Note in sixteen (16) equal installments of $312,500 on the last day of each quarter commencing on December 31, 2023, and ending on September 30, 2027 (the “Maturity Date”). The Maker shall have the right, subject to the subordination provisions of this Note, at any time and from time to time to prepay, in whole or in part, without premium or penalty, the unpaid principal balance of this Note. Any prepayments shall be applied to the unpaid principal balance of this Note, and shall be applied to the then remaining installments in the direct order of maturity. Any payment hereunder received by the Payee after 4:00 p.m. (Cleveland, Ohio time) on any day, will be deemed to have been received on the next succeeding Business Day. Notwithstanding anything contained herein to the contrary, in the event that any payment is due on a date this is not a Business Day, then the payment shall be due on the first Business Day following such date. For purposes of this Note, the term “Business Day” means any day other than a Saturday, Sunday, legal holiday or day on which banks in San Francisco, California or Cleveland, Ohio are authorized or permitted to be closed. 3. Event of Default. The Maker shall be in default under this Note upon the occurrence of any of the following events of default (each, an “Event of Default”): 2 (a) the failure to pay any amount of the principal due on this Note when due and payable; (b) the dissolution, voluntary or involuntary bankruptcy, termination of existence, insolvency or appointment of a receiver of any material part of the property of the Maker or any of the material obligations of the Maker, and in the case of an involuntary proceeding filed against the Maker, such proceeding is not discharged or dismissed within 90 days; or (c) the occurrence of any of the following events: (i) a direct or indirect acquisition of the Maker by another entity or person by means of any transaction or series of related transactions (including any reorganization, merger, consolidation or stock, membership interest or other equity acquisition), or (ii) a sale of all or substantially all of the assets of the Maker, so long as in either case the Maker’s direct or indirect stockholders, members or other equity holders of record immediately prior to such event will, immediately after such event, hold less than fifty percent (50%) of the voting power of the surviving or acquiring entity; provided that no Event of Default under Section 3(a) of this Note shall occur if at the time such payment was prohibited by the subordination provisions of this Note. 4. Default Rate. Upon the occurrence of an Event of Default, subject to the subordination provisions of this Note, the then entire outstanding principal balance of this Note, shall upon written notice by the Payee to the Maker accrue interest until such default is cured or waived, payable on demand, at a rate per annum equal to the lesser of (a) five percent (5%) per annum or (b) the maximum interest rate permitted under applicable law. 5. Acceleration. Upon the occurrence of any Event of Default defined in Section 3(a) or (c), and at any time thereafter as long as any such Event of Default shall be continuing, subject to the subordination provisions of this Note, the Payee may declare all liabilities and obligations of the Maker under this Note immediately due and payable and the same shall thereupon become immediately due and payable without any further action on the part of the Payee. Upon the occurrence of any Event of Default defined in Section 3(b), all liabilities and obligations of the Maker under this Note shall become due and payable without any action upon the part of the Payee. 6. Subordination. Notwithstanding anything to the contrary contained in this Note, the Maker and the Payee agree that all indebtedness evidenced by this Note, including principal and all other amounts payable hereunder will, to the extent hereinafter set forth, be subordinate and junior to all obligations of Maker to Pacific Western Bank (“Bank”) now existing or hereafter arising, including without limitation all obligations arising under that certain Loan and Security Agreement dated as of August 13, 2020 by and between Bank and Maker, together with all costs of collecting such obligations (including reasonable attorneys’ fees), all interest accruing after the commencement by or against Maker of any bankruptcy, reorganization or similar proceeding (such obligations together with other indebtedness and obligations in connection with any renewal, refunding, restructuring, refinancing, amendment, modification or extension of

3 any thereof, including interest thereon accruing after the commencement of any proceedings referred to in clause (a) below, whether or not such interest is an allowed claim in such proceeding, being hereinafter collectively referred to as “Senior Indebtedness”), until the discharge of such Senior Indebtedness has occurred: (a) in the event of any insolvency or bankruptcy proceedings, and any receivership, liquidation, reorganization or other similar proceedings in connection therewith, relative to the Maker or to its creditors, as such, or to its property, and in the event of any proceedings for voluntary liquidation, dissolution or other winding up of the Maker, whether or not involving insolvency or bankruptcy, then (x) the holders of Senior Indebtedness shall be paid in full in cash in respect of all amounts constituting Senior Indebtedness before the Payee is entitled to receive (whether directly or indirectly), or make any demands for, any payment on account of this Note and (y) until the holders of Senior Indebtedness are paid in full in cash in respect of all amounts constituting Senior Indebtedness, any payment or distribution to which the Holder would otherwise be entitled shall be made to the holders of Senior Indebtedness; and (b) after the occurrence of and during the continuation of an Event of Default, if all or any part of the assets of the Maker, or the proceeds thereof, are subject to any distribution, division or application to the creditors of the Maker, whether partial or complete, voluntary or involuntary, and whether by reason of liquidation, bankruptcy, arrangement, receivership, assignment for the benefit of creditors or any other action or proceeding, or if the business of the Maker is dissolved or if all or substantially all of the assets of the Maker are sold, then, and in any such event, any payment or distribution of any kind or character, whether in cash, securities or other investment property, or otherwise, which shall be payable or deliverable upon or with respect to any indebtedness of the Maker to the Payee shall be paid or delivered directly for application to any of the Senior Indebtedness, due or to become due. Except as otherwise set forth in clauses (a) and (b) of the immediately preceding paragraph, the Maker shall make payments to the Payee so long as no event of default shall have occurred and be continuing with respect to any Senior Indebtedness. If an event of default under the Senior Indebtedness has occurred and is continuing, Payee shall not demand, and Maker shall not make, any payments under this Note to Payee. (c) To the fullest extent permitted by law, no present or future holder of Senior Indebtedness shall be prejudiced in its right to enforce the subordination of this Note by any act or failure to act on the part of the Maker or by any act or failure to act on the part of such holder or any trustee or agent for such holder. (d) Notwithstanding the foregoing, nothing contained in the subordination provisions set forth above is intended to or will impair, as between the Maker and the Payee, the obligations of the Maker, which are absolute and 4 unconditional, to pay to the Payee the principal balance of this Note and all other amounts payable hereunder as and when due and payable in accordance with its terms, or is intended to or will affect the relative rights of the Holder and other creditors of the Payee other than the holders of Senior Indebtedness. (e) Bank shall be considered a third party beneficiary of the terms and conditions set forth in this Section 6, and this Section 6 shall not be amended, modified, or waived without Bank’s prior written consent. 7. Successors and Assigns. This Note shall bind the Maker and its successors and assigns, and the benefits of this Note shall inure to the benefit of the Payee and his successors and assigns. This Note may not be assigned by the Payee or the Maker without the prior written consent of the other party. All references herein to the “Maker” and the “Payee” shall be deemed to apply to the Maker and the Payee, respectively, and to their respective permitted successors and assigns. 8. Interest Rate Limitation. Nothing contained in this Note or any transaction related to this Note, shall be construed or so operate as to require the Maker to pay interest at a greater rate than is now lawful or in such case to contract for, or to make any payment, or to do any act contrary to applicable law. Should any interest or other charges paid by the Maker, or parties liable for the payment of this Note, in connection with the indebtedness evidenced by this Note or any other document delivered in connection with this Note, result in the computation or earning of interest in excess of the maximum legal rate of interest that is legally permitted under applicable law, then any and all such excess shall be, and the same hereby is, waived by the Payee, and any and all such excess shall be automatically credited against and in reduction of the balance due under this Note, and the portion of said excess that exceeds the balance due under this Note shall be paid by the Payee to the Maker. 9. Cancellation. After all principal, premium and all other amounts at any time owed on this Note have been paid in full, this Note shall be surrendered to the Maker for cancellation. 10. Governing Law and Severability. The provisions of this Note shall be construed according to the internal substantive laws of the State of Delaware without regard to conflict of laws principles. If any provision of this Note is in conflict with any statute or rule of law of the State of Delaware or is otherwise unenforceable for any reason whatsoever, then such provision shall be ineffective to the extent of such invalidity and shall be deemed separable from and shall not invalidate any other provision of this Note. [Signature On Following Page] [Signature Page to Promissory Note] IN WITNESS WHEREOF, the Maker has caused this Note to be executed by its duly authorized officer, as of the date first written above. EKSO BIONICS HOLDINGS, INC. By: Name: Scott Davis Title: President & COO EXHIBIT E TRADEMARK ASSIGNMENT AGREEMENT This TRADEMARK ASSIGNMENT (this “Assignment”) is made and entered into as of December 5, 2022 between PARKER-HANNIFIN CORPORATION, an Ohio corporation (the “Assignor”), and EKSO BIONICS HOLDINGS, INC., a Nevada corporation (the “Assignee”). The Assignor and the Assignee are each a “Party” and collectively, the “Parties.” Capitalized terms used herein without definition shall have the respective meanings given to such terms in the Purchase Agreement (as defined below). RECITALS WHEREAS, the Assignor and the Assignee are parties to that Asset Purchase Agreement, dated as of December 5, 2022 (the “Purchase Agreement”), pursuant to which, among other things, the Assignor has agreed to sell, assign, transfer, convey and deliver to the Assignee and the Assignee has agreed to purchase and acquire, from the Assignor, all of the right, title and interest of the Assignor in and to the Sold Assets; WHEREAS, the Assignor is the owner of the entire right, title and interest in, to and under those trademark registrations and trademark applications listed on Schedule A hereto existing now or in the future and including, but not limited to, all associated common law rights and the goodwill associated with the business and the use of or symbolized thereby (collectively, the “Trademarks”); and WHEREAS, this Assignment is being entered into to evidence and effect the sale of the Trademarks by the Assignor to the Assignee in accordance with the terms of the Purchase Agreement. NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and pursuant to the terms and conditions of the Purchase Agreement, the Assignor does hereby agree with the Assignee as follows: 1. Assignment of Trademarks. The Assignor hereby irrevocably sells, assigns, transfers, conveys and delivers to the Assignee all of the Assignor’s right, title and interest in and to the Trademarks, including all the goodwill associated with the business and the use of or symbolized thereby as well as all rights of priority resulting from the use and filing of the Trademarks, and all other rights, including common law rights, relating to the Trademarks, to the extent such rights exist or may exist in the future, for the Assignee’s own use and enjoyment, and for the use and enjoyment of its successors, assigns or other legal representatives, as fully and entirely as the same would have been held and enjoyed by the Assignor if this assignment and sale had not been made, together with all income, royalties, damages or payments due or payable as of the date hereof or thereafter, including, without limitation, all claims recoverable in law or equity, that Assignor has or may have in profits and damages for past, present, and future infringements, unfair competition, passing off or other conflicts relating to the Trademarks, including the right but not obligation to compromise, sue for and collect such profits and damages, with the right but not obligation to sue for and collect the same for the Assignee’s own use and enjoyment, and for the use and enjoyment of its successors, assigns or other legal representatives. 2. Recordation. The Assignor authorizes and requests the United States Commissioner of Patents and Trademarks and any other similar Governmental Authority to record the Assignee as owner of the Trademarks as assignee of the entire right, title and interest in, to and under the same, for the sole use and enjoyment of the Assignee, its successors, assigns or other legal representatives. 3. No Waiver or Modification; Subject to Purchase Agreement. The scope, nature and extent of this Assignment are expressly set forth in the Purchase Agreement and this Assignment is made subject to and with the benefit of the respective representations and warranties, agreements, covenants, terms, conditions, limitations and other provisions of the Purchase Agreement. Nothing contained in this Assignment shall be construed as a waiver of or limitation upon any of the rights or remedies set forth in, or arising in connection with, the Purchase Agreement or any other Ancillary Agreement. This Assignment is not intended to limit in any manner the terms of the Purchase Agreement nor to create any broader obligations than those contemplated by the Purchase Agreement, and in the event of any ambiguity or conflict between the terms hereof and the Purchase Agreement, the terms of the Purchase Agreement shall be governing and controlling; provided, however, that nothing in this Section 3 will limit the assignments in Section 1. Any provision of this Assignment may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each Party, or in the case of a waiver, by the Party against whom the waiver is to be effective. No failure to enforce any provision of this Assignment shall be deemed to or shall constitute a waiver of such provision and no waiver of any of the provisions of this Assignment shall be deemed to or shall constitute a waiver of any other provision hereof (whether or not similar) nor shall such waiver constitute a continuing waiver. 4. Sections and Headings. The division of this Assignment into sections and subdivisions and the insertion of headings herein are for convenience of reference only and shall not affect or be utilized in construing or interpreting this Assignment. 5. Governing Law. This Assignment shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of Laws of another jurisdiction. 6. Counterparts; Effectiveness. This Assignment may be executed in one or more counterparts, and counterparts may be exchanged by electronic submission, all of which shall be considered one and the same agreement and each of which shall be deemed an original. 7. Third Parties. Nothing herein expressed or implied is intended or shall be construed to confer upon or give to any Person, other than the Parties and their permitted successors or assigns, any rights or remedies under or by reason of this Assignment. [Signatures are on the following page] [Signature Page to Trademark Assignment] IN WITNESS WHEREOF, the Parties have duly executed this Assignment as of the date first above written. PARKER-HANNIFIN CORPORATION By: _______________________________ Name: Thomas Williams Title: Chief Executive Officer [Signature Page to Trademark Assignment] EKSO BIONICS HOLDINGS, INC. By:_______________________________ Name: Scott Davis Title: President & COO

Schedule A Trademarks [Omitted.] EXHIBIT G TRANSITIONAL MANUFACTURING AND SERVICES AGREEMENT between PARKER-HANNIFIN CORPORATION and EKSO BIONICS HOLDINGS, INC. Dated as of December 5, 2022 TABLE OF CONTENTS Page i ARTICLE I DEFINITIONS Section 1.1 Certain Defined Terms ..................................................................................1 ARTICLE II MANUFACTURING AND RELATED SERVICES Section 2.1 Distribution Agreements ...............................................................................2 Section 2.2 Covered Products ..........................................................................................3 Section 2.3 Covered Registration .....................................................................................4 Section 2.4 Replacement Registration ..............................................................................5 Section 2.5 Covered Product Materials ............................................................................5 Section 2.6 Title and Risk of Loss ...................................................................................5 Section 2.7 Production Decisions .....................................................................................5 Section 2.8 Inspection and Audit Rights; Reporting .........................................................6 Section 2.9 Quality Management System .........................................................................7 Section 2.10 Loss of Covered Registration ........................................................................7 ARTICLE III CONSIDERATION Section 3.1 Consideration ................................................................................................7 Section 3.2 Taxes ............................................................................................................8 ARTICLE IV WARRANTIES AND COMPLIANCE Section 4.1 Manufacturing Warranties .............................................................................8 Section 4.2 Compliance with Laws and Regulations ........................................................8 TABLE OF CONTENTS (continued) Page ii ARTICLE V LIABILITY AND INDEMNIFICATION Section 5.1 Limitation of Liability ...................................................................................8 Section 5.2 Indemnity ......................................................................................................9 Section 5.3 Insurance .......................................................................................................9 ARTICLE VI TERMINATION Section 6.1 Term ........................................................................................................... 10 Section 6.2 Termination. ................................................................................................ 10 Section 6.3 Effect of Termination .................................................................................. 10 ARTICLE VII MISCELLANEOUS Section 7.1 Entire Agreement; Construction; Modifications ........................................... 10 Section 7.2 Notices ........................................................................................................ 11 Section 7.3 Assignment ................................................................................................. 11 Section 7.4 Confidentiality ............................................................................................ 11 Section 7.5 Successors and Assigns ............................................................................... 11 Section 7.6 Affiliates ..................................................................................................... 12 Section 7.7 Third-Party Beneficiaries ............................................................................ 12 Section 7.8 Exhibits ....................................................................................................... 12 Section 7.9 Governing Law; Consent to Jurisdiction; Waivers. ...................................... 12 Section 7.10 Interpretation ............................................................................................... 12 Section 7.11 Incorporation by Reference ......................................................................... 13

iii Exhibits Exhibit A Covered Products and Covered Registration Exhibit B Distribution Agreements Exhibit C Quality Agreement 1 TRANSITIONAL MANUFACTURING AND SERVICES AGREEMENT This Transitional Manufacturing and Services Agreement (this “Agreement”), dated as of December 5, 2022, between Parker-Hannifin Corporation, an Ohio corporation (“Registration Holder”), and Ekso Bionics Holdings, Inc., a Nevada corporation (“Manufacturing and Services Provider” or “MSP”). “Party” or “Parties” means Registration Holder or MSP, individually or collectively, as the case may be. RECITALS WHEREAS, Registration Holder and MSP have entered into that certain Asset Purchase Agreement, dated as of the date hereof (the “Purchase Agreement”); WHEREAS, pursuant to the Purchase Agreement, as of the Closing Date, MSP has acquired the Sold Assets and other rights required to manufacture, market and sell the Business Products (as defined in the Purchase Agreement), but Registration Holder has retained the registration enabling the sale of the Business Products in the European Union (the “Territory”), and which certain products and registration are set forth on Exhibit A (the “Covered Products” and the “Covered Registration,” respectively); WHEREAS, Registration Holder places the Covered Products on the market in the Territory exclusively through the Distribution Agreements (as defined below); and WHEREAS, until such time as MSP can obtain its own registration equivalent to the Covered Registration (the “Replacement Registration”), and therefore act as the legal manufacturer for the Covered Products, Registration Holder shall continue to act as the sole legal manufacturer for the Covered Products in the Territory, and MSP shall provide the manufacturing and other services set forth under this Agreement to support Registration Holder’s activities as the legal manufacturer under the Covered Registration in the Territory, including acting as Registration Holder’s agent under the Distribution Agreements. NOW, THEREFORE, in consideration of the foregoing and the mutual agreements, provisions and covenants contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows: ARTICLE I DEFINITIONS Section 1.1 Certain Defined Terms. Unless otherwise defined herein, all capitalized terms used herein shall have the same meanings as in the Purchase Agreement. The following capitalized terms used in this Agreement shall have the meanings set forth below: “Agreement” has the meaning set forth in the Preamble. “Covered Products” has the meaning set forth in the Recitals. “Covered Product Materials” has the meaning set forth in Section 2.5. 2 “Covered Product Payment” has the meaning set forth in Section 3.01. “Covered Product Transaction Expenses” has the meaning set forth in Section 3.01. “Covered Registration” has the meaning set forth in the Recitals. “Distribution Agreements” means those certain distribution agreements between Registration Holder and the applicable distributor thereunder, which agreements are listed on Exhibit C. “Manufacturing and Service Provider” or MSP” has the meaning set forth in the Preamble. “Notified Body” shall mean BSI or any other notified body involved with any conformity assessment procedures and/or Covered Registration relating to the Covered Products. “Party” and “Parties” have the meanings set forth in the Preamble. “Purchase Agreement” has the meaning set forth in the Recitals. “Quality Agreement” means the Quality Agreement attached hereto as Exhibit B, as it may be amended, restated or modified from time to time with the prior written approval of Registration Holder. “Regulatory Authority” has the meaning set forth in the Quality Agreement. “Registration Holder” has the meaning set forth in the Preamble. “Registration Management Services” has the meaning set forth in Section 2.3. “Replacement Registration” has the meaning set forth in the Recitals. “Term” has the meaning set forth in Section 6.1. “Territory” has the meaning set forth in the Recitals. ARTICLE II MANUFACTURING AND RELATED SERVICES Section 2.1 Distribution Agreements. The Parties acknowledge and agree that to facilitate the transactions contemplated by this Agreement, the Distribution Agreements were retained by Registration Holder under the Purchase Agreement until expiration or termination of this Agreement, at which time the Distribution Agreements shall be automatically assigned to the MSP without any further action by the Parties. For purposes of this Agreement, Registration Holder hereby appoints MSP as its agent under the Distribution Agreements subject to the terms 3 of this Agreement and MSP hereby accepts such appointment. Notwithstanding the appointment of MSP to provide the services contemplated by this Agreement, and except as expressly provided herein, nothing in this Agreement shall be deemed in any way or for any purpose to constitute MSP or any of its Affiliates as acting as a general or commercial agent of Registration Holder or any of its Affiliates. For all purposes hereunder, MSP is and shall act as an independent contractor of Registration Holder. No partnership, joint venture, alliance, fiduciary or any relationship other than that of independent contractors is created hereby, expressly or by implication. The Parties’ respective rights and obligations hereunder shall be limited to the contractual rights and obligations expressly set forth herein on the terms and conditions set forth herein. Section 2.2 Covered Products. MSP shall manufacture, on behalf of Registration Holder, the Covered Products in compliance with all applicable Laws (including the Covered Registration), the Quality Agreement and the terms and conditions of the applicable Distribution Agreements. Registration Holder shall continue to sell the Covered Products to distributors in accordance with the terms of the applicable Distribution Agreements, including with respect to the terms and conditions of sale and pricing (including any applicable discounts) specified thereunder. Pursuant to the Distribution Agreements, Registration Holder shall continue to accept orders for Covered Products, it being understood that, as specified in the Distribution Agreements, such orders shall be binding on such distributors, but such orders shall be binding on Registration Holder only if and when accepted by Registration Holder in writing, or if MSP, on behalf of Registration Holder, executes delivery of such order. MSP, as agent for Registration Holder under the Distribution Agreements and in compliance with applicable Laws (including the Covered Registration), the Quality Agreement and the applicable Distribution Agreements, shall (i) provide marketing, sales and training support for the distributors under the Distribution Agreements, (ii) package and deliver the Covered Products to the applicable distributors, (iii) handle inspections and returns related to Covered Products, and (iv) service any warranty claims under the product warranty provided by Registration Holder in the Distribution Agreements for any Covered Products sold into the Territory (Registration Holder shall be responsible for the cost of any such warranty service for Covered Products sold prior to the Closing Date in accordance with the terms of Section 5.10 of the Purchase Agreement, and MSP shall be responsible for the cost of any such warranty service for Covered Products sold and delivered after the Closing Date). Upon acceptance of an order from a distributor, Registration Holder will issue a purchase order (the “Product PO”) to MSP. Such purchase order will contain the same information included in the purchased order received by Registration Holder, but at a minimum the same the quantity of product, delivery address and the total sale price. During the Term, neither Registration Holder nor MSP shall offer or sell any extended warranty coverage to customers except on a case-by-case basis mutually agreed by Registration Holder and MSP. In addition, MSP grants Registration Holder with a non-exclusive right to the Sold Intellectual Property (as defined in the Purchase Agreement) with respect to the Business solely to enable Registration Holder to grant the distributors the rights with respect to the Sold Intellectual Property that Registration Holder had previously granted to such distributors under the Distribution Agreements. Such non-exclusive right shall terminate upon the expiration or termination of the Term. Section 2.3 Covered Registration. Registration Holder hereby appoints MSP as its service provider with respect to the Covered Registration and MSP hereby accepts such appointment (the “Registration Management Services”). Under such appointment, MSP is directed and authorized by Registration Holder to do the following, each at MSP’s sole cost and

4 expense, but in the name of and as agent of Registration Holder to the extent applicable to acts or omissions occurring after the date of this Agreement: (a) pay any sums due to maintain the Covered Registration in full force and effect or otherwise any way related to such registrations in full force and effect, including any fees due to any Notified Bodies, and MSP shall pay or cause to be paid any such sums when due; (b) make any necessary notifications, filings or submissions with respect to the Covered Registration, and MSP shall make all such notifications, filings and submissions when due; (c) receive and respond to any communications, regulatory letters, regulatory comments, requests for information or similar inquiries from any Regulatory Authority with respect to the Covered Registration, and MSP shall receive and respond to all such matters in consultation with Registration Holder; (d) manage and respond to any inspection or audit by any Regulatory Authority in connection with the Covered Registration and Covered Products, and MSP shall manage and respond thereto with the prior agreement of Registration Holder; and (e) perform other reasonable quality and regulatory activities as MSP and Registration Holder mutually agree; provided, however, with respect to the foregoing (a)-(e) Registration Holder shall promptly (but no greater than 5 business days after receipt) provide all notices, demands, documentations, communications and other materials received by Registration Holder and shall fully cooperate with MSP in MSPs performance of Registration Management Services. MSP shall conduct Registration Management Services on a basis consistent with the past practices of the Business, but in any event, shall not do or fail to do anything that is outside MSP’s ordinary course performance under this Agreement, that would reasonably be expected to jeopardize the validity, force or effect of the Covered Registration as it existed on the Closing Date or Registration Holder’s compliance with Laws applicable to the Covered Registration. In addition, with respect to each of the Registration Management Services, MSP shall (i) keep Registration Holder reasonably informed regarding such activities, including promptly providing Registration Holder (5 business days after receipt) with copies of all communications, regulatory letters, regulatory comments, requests for information or similar inquiries received from any Regulatory Authority, and (ii) provide Registration Holder with copies of all notifications, filings or submissions under the Covered Registration as far in advance of filing as is reasonably practicable (and, in any event, at least five (5) Business Days prior to filing to the extent reasonably practicable), permit Registration Holder the right to review and approve (acting reasonably) any such responses, notifications, filings and submissions, and incorporate any reasonable comments thereto submitted by Registration Holder prior to filing. For the avoidance of doubt, Registration Holder shall be allowed to participate in a reasonable way, if Registration Holder so desires, in any of the activities performed by MSP as part of the Registration Management Services, including by sending Registration Holder’s delegates to take part in any regulatory audits, and MSP shall provide Registration Holder with full access to any communications, documents or other information, whether developed by MSP or by any third parties (including any Regulatory Authorities) that pertain to such services to the extent reasonably necessary to protect Registration Holder’s interests. For purposes of this Agreement, MSP’s initial designated representative is Jill Godfrey and Registration Holder’s initial designated representative is Michael Muren. The Parties can change designated representatives upon written notice to the other Party. To the extent this Agreement provides for or contemplates communication between Registration Holder and MSP, such communication shall be undertaken by the Parties respective designated representatives. Section 2.4 Replacement Registration. As soon as reasonably practicable after the Closing Date, and continuing throughout the remainder of the Term, MSP shall use its commercially reasonable efforts to make any notifications, filings or submissions, take all other 5 actions, and thereafter diligently pursue, the issuance from the relevant Regulatory Authorities of the Replacement Registration and, as a result, become the sole legal manufacturer of the Covered Products in the Territory. MSP shall keep Registration Holder reasonably informed regarding MSP’s progress in obtaining the Replacement Registration, notify Registration Holder in writing when the Replacement Registration is issued and furnish Registration Holder with a true and accurate copy thereof. Section 2.5 Covered Product Materials. MSP shall procure and purchase all raw materials, components, supplies (including labels and packaging) and other materials (collectively, “Covered Product Materials”) that are to be used by it in any aspect of manufacturing, packaging or shipping the Covered Products from suppliers that were approved by Registration Holder for such purpose as of immediately prior to the Closing Date and/or from suppliers engaged by MSP after the Closing and otherwise in accordance with the specifications set forth in the Distribution Agreements and applicable Laws, including the Covered Registration, and the Quality Agreement. MSP shall promptly notify Registration Holder in writing of any new supplier engaged by MSP after the Closing. MSP shall inspect all Covered Product Materials using the same inspection measures in all material respects that were used in connection with the manufacture of the Covered Products immediately before the Closing Date and shall be solely responsible for purchasing, receiving, storing, maintaining, using and disposing of all Covered Product Materials, in each case, in accordance with the specifications set forth in the Distribution Agreements and applicable Laws, including the Covered Registration, and the Quality Agreement. For so long as a Covered Product is manufactured, sold or distributed pursuant to the Covered Registration, MSP shall ensure that the appearance and text of any labeling, packaging, promotional, advertising, sale and marketing materials, as well as all informational pieces, product literature and any other materials (whether in electronic or hardcopy format) intended for use in furtherance of promoting, marketing and distributing the Covered Products, to the extent the foregoing were created, amended or in any way altered by MSP, comply with the specifications set forth in the Distribution Agreements and applicable Laws, including the Covered Registration, and the Quality Agreement. Section 2.6 Title and Risk of Loss. Title to, and risk of loss for, all Covered Product Materials and Covered Products, wherever located, shall be with MSP and pass to the purchaser that purchased the Covered Product from distributor upon delivery to such purchaser , except that Registration Holder shall be deemed to own or control (but not assume any risk of loss for) Covered Product Materials and Covered Products to the extent required under the Covered Registration. Section 2.7 Production Decisions. The Parties acknowledge that the Covered Product Materials and Covered Products are for the ultimate benefit of MSP and its Affiliates as part of the Business transferred pursuant to the Purchase Agreement. Accordingly, MSP shall procure Covered Product Materials and manufacture Covered Products according to its own business decisions, including with respect to orders, volumes, forecasts, lead times, inventory levels, downtime, labor arrangements, capacities and production priorities, as long as such Covered Products are manufactured, sold and distributed in accordance with the specifications set forth in the Distribution Agreements and applicable Laws including the Covered Registration, and the Quality Agreement. Section 2.8 Inspection and Audit Rights; Reporting. 6 (a) MSP agrees to maintain accurate and complete books and records regarding its activities under this Agreement, including correspondence, instructions, invoices, receipts, quality assurance records (including production samples and production data) and similar documents and data relating to MSP’s performance hereunder. MSP agrees to keep such records in sufficient detail to enable Registration Holder to verify MSP’s compliance with this Agreement and to enable Registration Holder to continue to comply with applicable Laws, including the Covered Registration. MSP will keep such records for a period of time as determined by its normal document retention policies, but in any event not less than five (5) years after the date of the transaction to which those records relate, or longer if required by applicable Laws. (b) Upon reasonable advance notice, MSP will (i) furnish Registration Holder with copies of reasonably requested books and records related to MSP’s performance under this Agreement and (ii) permit Registration Holder (and its representatives) to examine and audit all of MSP’s books and records relating to its activities under this Agreement, in each case, of (i) and (ii) only to the extent necessary for Registration Holder to verify MSP’s compliance with this Agreement and subject to restrictions implemented by MSP in good faith to (A) ensure compliance with applicable Laws, (B) preserve any applicable privilege (including the attorney-client privilege), or (C) comply with any applicable contractual confidentiality obligations; provided that if MSP is in material breach of any of its representations, warranties, covenants or agreements in this Agreement (or Registration Holder has a reasonable basis to assert any such breach), then any such examination and audit will be permitted upon not less than five Business Day’s notice and, if a material breach is confirmed, the reasonable out-of-pocket costs and expenses of the examination and audit will be the responsibility of MSP. (c) Registration Holder (and its representatives) may, upon reasonable notice and at times and frequencies reasonably acceptable to MSP, visit and inspect any facility that is involved in the design, manufacture, final inspection, sale or distribution of any Covered Product. Registration Holder will bear its own expenses with regard to any such visits and will abide by any applicable policies relating to such facility provided to Registration Holder prior to such visit. If reasonably requested by Registration Holder, MSP will cause appropriate individuals working on the activities relating to this Agreement to be available for meetings during any such visit and inspection to the extent reasonably practicable. The visitation and inspection rights covered by this Section 2.8 include the right to inspect the manufacturing, packaging and storage facilities and processes relating to the actual or potential manufacture, sale and distribution of Covered Product Materials and Covered Products (including quality control measures) and the machinery, equipment and materials used in all such processes as well as any documentation pertaining thereto. Notwithstanding the foregoing, however, if MSP is then in material breach of any of its representations, warranties, covenants or agreements in this Agreement (or Registration Holder has a reasonable basis to assert any such breach), then Registration Holder may visit and inspect any facility to exercise its audit rights in this Section on not less than five Business Day’s notice and, in the event of such material breach, the reasonable out-of-pocket costs and expenses of such visit and inspection will be the responsibility of MSP. (d) Nothing in this Section 2.8 shall relieve MSP of any of its obligations under this Agreement, nor shall such provisions require Registration Holder (or any of its representatives) to conduct any audit or inspection. 7 Section 2.9 Quality Management System. All quality management system procedures, work instructions, forms and other documentation in use by Registration Holder as of the date of this Agreement (“Quality Materials”) will be made fully available to MSP and will be followed or used by MSP, as applicable, in compliance with the terms of the Quality Agreement. Registration Holder may, in its discretion, continue to rely on, and have full access to, any Quality Materials as is applicable to its responsibilities under this Agreement and the Quality Agreement. To the extent the Quality Materials are not Sold Assets, they are licensed to MSP as Licensed Intellectual Property. Section 2.10 Loss of Covered Registration. Neither Registration Holder nor MSP shall take any action or omit to take any action outside of the ordinary course performance under this Agreement that would, or would reasonably be expected to, result in the loss of the Covered Registration. ARTICLE III CONSIDERATION Section 3.1 Consideration. For orders accepted in accordance with this Agreement for Covered Products during the Term, Registration Holder shall invoice the applicable distributor in accordance with the terms of the applicable Distribution Agreement based on the agreed payment terms listed in the quotation or accepted order and Registration Holder shall receive from the applicable distributor the purchase price for such Covered Products. Upon Registration Holder’s receipt of payment from a distributor with respect to a Covered Product, including any customer advance payments and any subsequent payments related thereto (each, a “Covered Product Payment”), Registration Holder shall remit to MSP the Covered Product Payment to satisfy amounts due under the Product PO less any Covered Product Transaction Expenses within ten (10) Business Days of receipt of such amount or amounts by Registration Holder. For purposes of this Agreement, “Covered Product Transaction Expenses” means any and all out-of-pocket expenses incurred by Registration Holder with respect to the sale of any Covered Product, including, without limitation, for example, freight cost over and above the amount invoiced to the applicable distributor and any bank fees related to the receipt and subsequent transfer of such Covered Product Payment. For the avoidance of doubt, the Parties acknowledge and agree that Registration Holder’s obligation with respect to payments for Covered Products under this Agreement is to pass through such payments received from distributors under the applicable Distribution Agreements (less the deduction of any Covered Product Transaction Expenses) only if and when such payments are actually received by Registration Holder and Registration Holder shall have no liability to MSP if any distributor fails to pay or is slow to pay any amounts owed under its applicable Distribution Agreement. Upon MSP’s request, Registration Holder shall enforce its rights under the applicable Distribution Agreement against the distributor. MSP, as agent for Registration Holder under the Distribution Agreements, shall have the right and responsibility to collect any such delinquent amounts in its sole discretion. Section 3.2 Taxes. Unless otherwise the obligation of the distributors under the Distribution Agreements, MSP shall be responsible for any and all Taxes assessed with respect to the transactions contemplated by this Agreement, including any sales, use, service, value-added, goods and services, consumption, privilege, excise and any other similar Taxes imposed or

8 assessed on any of the transactions hereunder. MSP shall not bear any taxes on Registration Holder’s income. ARTICLE IV WARRANTIES AND COMPLIANCE Section 4.1 Manufacturing Warranties. As between Registration Holder and MSP under the terms of this Agreement, MSP shall procure, purchase, receive, store, maintain, use and dispose of all Covered Product Materials and manufacture, store, maintain, sell and distribute all Covered Products in compliance with the specifications set forth in the Distribution Agreements and the applicable Laws, including the Covered Registration, and the Quality Agreement, and perform all Registration Management Services in compliance with the terms of this Agreement, applicable Laws, including the Covered Registration, and the Quality Agreement. Except as expressly set forth herein, each Party acknowledges and agrees that neither Party makes any representation or warranty with respect to the activities and transactions contemplated hereby. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, THE PURCHASE AGREEMENT OR ANY OF THE AGREEMENTS CONTEMPLATED HEREBY OR THEREBY, NEITHER PARTY NOR ANY OF ITS AFFILIATES MAKES, NOR IS EITHER PARTY OR ITS AFFILIATES RELYING ON, ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND, WHETHER EXPRESS OR IMPLIED, WRITTEN OR ORAL, AT LAW OR IN EQUITY, WITH RESPECT TO THE TRANSACTIONS CONTEMPLATED HEREBY, INCLUDING, WITHOUT LIMITATION, ANY REPRESENTATION OR WARRANTY IN REGARD TO QUALITY, PERFORMANCE, NON-INFRINGEMENT, COMMERCIAL UTILITY, MERCHANTABILITY OR FITNESS OF ANY COVERED PRODUCTS OR SERVICES FOR A PARTICULAR PURPOSE, AND EACH PARTY AND ITS RESPECTIVE AFFILIATES HEREBY EXPRESSLY DISCLAIMS THE SAME. Section 4.2 Compliance with Laws and Regulations. Each Party hereto shall be responsible for its own compliance with any and all Laws applicable to its performance under this Agreement. ARTICLE V LIABILITY AND INDEMNIFICATION Section 5.1 Limitation of Liability. Registration Holder’s sole role under this Agreement is to enable the Registration Holder to remain the legal manufacturer of the Covered Products after the Closing for as long as Registration Holder is legally entitled to do so and until such time as MSP obtains the Replacement Registration and can therefore place the Covered Products in the market in the Territory under its own name as the legal manufacturer. Accordingly, except for Losses or Liabilities arising as a result of Registration Holder’s fraud or willful misconduct or Registration Holder’s breach of its express obligations this Agreement (e.g., payment obligations under Section 3.1, or confidentiality obligations under Section 7.4), Registration Holder shall have no liability (including any liability for the acts and omissions of its Affiliates, Representatives, subcontractors or its or their respective directors, officers, employees, Affiliates, agents or Representatives other than in the case of fraud or willful misconduct of any 9 of the foregoing) to MSP or any other Buyer Indemnified Persons for any Losses or Liabilities of any kind in connection with the activities and transactions contemplated hereby. The Parties acknowledge and agree that Registration Holder makes no representation or warranty regarding the need for, or receipt of, any approval by any Regulatory Authority, including any Notified Body, regarding the activities and transactions contemplated by this Agreement and MSP expressly assumes the risk that a Regulatory Authority challenges the validity of such activities or transactions or otherwise limits, restricts or prohibits the Parties from engaging in such activities or transactions for the purposes specified herein. Section 5.2 Indemnity. MSP shall indemnify, defend and hold harmless Registration Holder and each of the other Seller Indemnified Persons from and against any and all Losses and Liabilities to the extent relating to, arising out of, by reason of or otherwise in connection with a Third Party Claim (including from any Regulatory Authority) or otherwise relating to, arising out of, by reason of or otherwise in connection with (a) any breach of MSP’s representations, warranties, covenants or agreements in this Agreement (including any failure of a Covered Product to comply with the specifications set forth in the applicable Distribution Agreements or the applicable Laws, including the Covered Registration, and the Quality Agreement) or any obligations as the agent of Registration Holder under the Distribution Agreements or as agent of Registration Holder with respect to the Covered Registration, (b) any violation of applicable Laws (including the Covered Registration), (c) Registration Holder’s inability to comply with the terms of this Agreement, including completing any pending orders under the Distribution Agreements, if Registration Holder is limited, restricted or prohibited by any applicable Regulatory Authority from placing the Covered Products on the market in the Territory as the legal manufacturer of such products under the Covered Registration, (d) any actual or alleged defect in, or injury to Persons or property related to, any Covered Product, (e) any recall with respect to a Covered Product, or (f) MSP’s negligence or intentional misconduct in connection with the activities and transactions contemplated by this Agreement; provided, however, (i) that the foregoing shall not apply to any Losses or Liabilities to the extent relating to, arising out of, by reason of or otherwise in connection with any breach of Seller’s representations and warranties set forth in Article III of the Purchase Agreement or Registration Holder’s act or omission involving fraud or willful misconduct under this Agreement or the Purchase Agreement, and (ii) the Losses and Liabilities shall be subject to MSP’s obligations in this Section 5.02 only to the extent they directly relate to or affect Registration Holders’ activities with the Business and other areas of Registration Holder or Seller Indemnified Person’ other activities or business. MSP’s indemnification obligations under this Agreement are separate and distinct from any indemnification obligations that Buyer or Seller may have under the Purchase Agreement. The provisions of Sections 6.7; 6.8; 6.9; and 6.10 of the Purchase Agreement are incorporated herein by reference, mutatis mutandis, and shall govern any claims for indemnification hereunder. Section 5.3 Insurance. Without limiting MSP’s indemnification obligations herein, throughout the Term, MSP agrees to procure and maintain in full force and effect valid and collectible insurance policies in connection with its activities contemplated hereunder, which policies shall be satisfactory to the Registration Holder in its reasonable discretion. Upon Registration Holder’s written request, MSP shall provide to Registration Holder a certificate of coverage or other written evidence reasonably satisfactory to Registration Holder of such insurance coverage not more frequently than on an annual basis. 10 ARTICLE VI TERMINATION Section 6.1 Term. Subject to Section 6.2, this Agreement will remain in effect only until the earlier of (a) such time as MSP has successfully obtained the Replacement Registration (and as a result becomes the legal manufacturer with respect to the Covered Products) and MSP shall have provided a copy of such Replacement Registration to Registration Holder in accordance with Section 2.4, (b) any Regulatory Authority notifies the Parties in writing that the transactions contemplated by this Agreement are not in compliance with the Covered Registration or otherwise prohibited by applicable Laws, (c) the expiration, or any challenge to the validity of the Covered Registration as regards the Covered Products, for any reason, provided that Registration Holder will first notify MSP of any challenge to the validity of the Covered Registration and the parties will work in good faith to determine a workaround, and this Agreement will only terminate, upon written demand, if the parties cannot find a solution to challenge to the validity of the Covered Registration after reasonable efforts by both parties for at least thirty (30) days, and (d) the eighteen (18)-month anniversary of the Closing Date. The foregoing time period is referred to herein as the “Term”. Section 6.2 Termination. (a) Notwithstanding Section 6.1, this Agreement may be terminated earlier by Registration Holder, if MSP is in material breach of its obligations under the terms of this Agreement and such breach is not corrected within sixty (60) days of a written notice from Registration Holder of such breach. (b) Notwithstanding Section 6.1, this Agreement may be terminated earlier by MSP, if Registration Holder is in material breach of its obligations under the terms of this Agreement and such breach is not corrected within sixty (60) days of a written notice from MSP of such breach. (c) Unless earlier terminated pursuant to the terms of this Agreement, once the Replacement Registration has been obtained (or has become no longer required for MSP to be the legal manufacturer of record with respect to the Covered Products), this Agreement shall automatically expire. Section 6.3 Effect of Termination. If this Agreement is terminated or expires pursuant to this Article VI, it will become void and of no further force and effect, with no liability on the part of either Party (or any of their respective former, current or future general or limited partners, stockholders, managers, members, directors, officers, Affiliates or agents); provided, however, that the provisions of Section 2.6, Section 2.8, Article III, Article IV, Article V, Article VII and this Section 6.3 will survive any termination of this Agreement in accordance with their 11 terms; provided, further, however, that, nothing herein shall relieve a Party from liability for Losses and/or Liabilities incurred or suffered by the other Party prior to such termination. ARTICLE VII MISCELLANEOUS Section 7.1 Entire Agreement; Construction; Modifications. This Agreement, including the Exhibits, the Purchase Agreement, the Transition Services Agreement, the other Ancillary Agreements and the other agreements contemplated hereby and thereby, shall constitute the entire agreement between the Parties with respect to the subject matter hereof and shall supersede all previous negotiations, commitments, course of dealings and writings with respect to such subject matter. The terms of this Agreement are in addition to, and not in lieu of, the terms of the Purchase Agreement, the Transition Services Agreement and the other Ancillary Agreements. In the event of any conflict between the body of this Agreement and any Exhibit hereto, the terms in this Agreement shall take precedence. This Agreement shall not be modified or otherwise amended except pursuant to an instrument in writing executed and delivered by each of the Parties. Section 7.2 Notices. Any notice, request, instruction or other communication to be given hereunder by either Party to the other Party shall be in writing and delivered personally, sent by postage prepaid registered or certified mail or by email (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 7.2): To Registration Holder: Parker-Hannifin Corporation 6035 Parkland Boulevard Cleveland, OH 44122 Attn: Todd M. Burger, Associate General Counsel Email: todd.burger@parker.com To MSP: Ekso Bionics Holdings, Inc. 1414 Harbour Way South, Suite 1201 Richmond, CA 94804 Attn: Jerome Wong Email: JWong@eksobionics.com Section 7.3 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any Party without the prior written consent of MSP, in the case of any assignment by the Registration Holder, and the Registration Holder, in the case of any assignment by MSP, except that either Party shall have the right to assign this Agreement in whole to an affiliate on notice to the other Party. Subject to the foregoing sentence, this Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns. Any purported assignment in contravention of this Section shall

12 be void and of no force or effect. No assignment of any obligations hereunder shall relieve the Parties of any such obligations. Section 7.4 Confidentiality. Section 6 of the Transition Services Agreement by Ekso Bionics holdings, Inc. and Parker-Hannifin Corporation dated as of the date hereof is hereby incorporated by reference. All information exchanged under this Agreement is MSP’s Confidential Information. Section 7.5 Successors and Assigns. The provisions of this Agreement and the obligations and rights hereunder shall be binding upon, inure to the benefit of and be enforceable by (and against) the Parties and their respective successors and permitted assigns. Section 7.6 Affiliates. Each of the Parties shall cause to be performed, and hereby guarantees the performance of, all actions, agreements and obligations set forth herein to be performed by any Affiliate of such Party to the extent such Affiliate remains an Affiliate of the applicable Party. Section 7.7 Third-Party Beneficiaries. Except as provided in Article V, this Agreement is solely for the benefit of the Parties and should not be deemed to confer upon third parties any remedy, claim, liability, reimbursement, claim of action or other right in excess of those existing without reference to this Agreement. Section 7.8 Exhibits. The Exhibits shall be construed with and as an integral part of this Agreement to the same extent as if the same had been set forth verbatim herein. Section 7.9 Governing Law; Consent to Jurisdiction; Waivers. (a) This Agreement and any dispute arising out of, in connection with or relating to this Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware, without giving effect to the conflicts of laws principles thereof. The United Nations Convention on Contracts for the International Sale of Goods will not apply to this Agreement. (b) All actions and proceedings arising out of or relating to this Agreement shall be heard and determined exclusively in the Court of Chancery of the State of Delaware; provided that if jurisdiction is not then available in the Court of Chancery of the State of Delaware, then (and only then) any such action or proceeding may be brought in any state or federal court that is situated in the State of Delaware. Each Party hereto hereby (i) submits to the exclusive jurisdiction of the above-named courts for the purpose of any action arising out of or relating to this Agreement brought by any party hereto and (ii) irrevocably waives, and agrees not to assert by way of motion, defense or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the action is brought in an inconvenient forum, that the venue of the action is improper or that this Agreement or the transactions contemplated hereby may not be enforced in or by the above-named courts. (c) IN CONNECTION WITH ANY DISPUTE BASED UPON, ARISING OUT OF OR OTHERWISE RELATING TO THIS AGREEMENT, EACH PARTY 13 HERETO WAIVES (1) ITS RIGHT TO TRIAL OF ANY ISSUE BY JURY AND (2) ANY CLAIM FOR PREJUDGMENT INTEREST FROM THE OTHER. Section 7.10 Interpretation. The Parties have participated jointly in the negotiation and drafting of this Agreement. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the Party drafting or causing any instrument to be drafted. Each Party acknowledges and agrees that the transactions addressed in this Agreement are being provided on a transitional basis in order to allow MSP to obtain its own Replacement Registrations. Accordingly, this Agreement is only intended to be on a transitional basis and the provisions of this Agreement shall be interpreted in that context. Section 7.11 Incorporation by Reference. Sections 7.1, 7.6, 7.9, and 7.11 of the Purchase Agreement are incorporated herein by reference, mutatis mutandis. [signature page follows] [Transitional Manufacturing Services Agreement] IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written. REGISTRATION HOLDER: PARKER-HANNIFIN CORPORATION By: Name: Title: MANUFACTURING AND SERVICES PROVIDER: EKSO BIONICS HOLDINGS, INC. By: Name: Title: Exhibit A Covered Products and Covered Registration [Omitted.]

Exhibit B Quality Agreement [Omitted.] 2 Exhibit C European Distribution Agreements [Omitted.] EXHIBIT H 1 TRANSITIONAL USE AGREEMENT This Transitional Use Agreement (this “Agreement”) is made as of the 5th day of December, 2022 (the “Commencement Date”), by and between Parker-Hannifin Corporation, an Ohio corporation (hereinafter referred to as “Parker”), and EKSO Bionics Holdings, Inc., a Nevada corporation (hereinafter referred to as “EKSO”). WHEREAS, simultaneously herewith, Parker and EKSO are entering into that certain Asset Purchase Agreement, dated as of the date hereof (the “Asset Purchase Agreement”), by which EKSO shall purchase certain assets of Parker not including that certain real estate described herein; and WHEREAS, as a condition of the Asset Purchase Agreement, Parker shall provide to EKSO the use of portions of the Building (as defined below) for use in connection with the transition of the Business (as defined in the Asset Purchase Agreement) on the terms set forth herein. NOW, THEREFORE, in consideration of the mutual promises, covenants, terms and conditions herein contained and intending to be legally bound, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Parker and EKSO hereby agree as follows: SECTION 1. PREMISES 1.1 Grant of Premises and Building. Parker does hereby grant to EKSO the exclusive (subject to access by Parker and its employees, agents and contractors to provide services as required by this Agreement) right to use and occupy a portion of the property highlighted in red on the drawing attached hereto as Exhibit A and incorporated by reference herein (the “Premises”) in the building (the “Building”) located at 1390 Highland Rd. E., Macedonia, Ohio 44056 (the “Land”; together with the Premises and the Building, the “Property”) and all fixtures, improvements and necessary furnishings located in the Premises. 1.2 Grant of Common Areas. In addition, Parker grants EKSO the non-exclusive right to use, in common with Parker and its employees, agents, guests and contractors, all common areas that have historically been used in the operation of the Business, including, without limitation, the areas identified on Exhibit A attached hereto, the entrances, hallways, bathrooms, the kitchen and cafeteria area, the parking lots adjacent to the Building on a first-come, first-serve basis, the loading docks and receiving areas, and, upon one (1) business days’ notice, the use of conference rooms as identified on Exhibit A on an “as available” basis. Without limiting the foregoing, EKSO shall have the right to use not less than twenty- four (24) parking spaces in the Building parking areas. 1.3 Authorized Use. EKSO will use the Premises for the operation of the Business (as defined in the Asset Purchase Agreement) and for no other use or purpose without the consent of Parker, which consent shall not be unreasonably withheld or delayed. SECTION 2. TERM 2.1 Term. The term of this Agreement will begin on the Commencement Date and continue for a period of one (1) year plus the number of days from the Commencement Date until the end of the calendar month in which the Commencement Date falls (the “Term”); provided, however, that if at the end of the Term the Transitional Manufacturing and Services Agreement between Parker and EKSO (the “TMSA”) remains in effect, the Term shall be extended so that it will expire upon the expiration of the term of the TMSA. EKSO shall have the right to terminate this Agreement with thirty (30) days’ written notice for any reason before the expiration of the Term, as extended; provided, however, that, EKSO shall remain liable for all prorated amounts and obligations up to such early termination date. 2 SECTION 3. RENT 3.1 Gross Rent. EKSO hereby covenants and agrees to pay to Parker, in advance, each month beginning on the first day of the first calendar month of the Term, Gross Rent in the amount of $2,932.40 per month (the “Gross Rent”), which represents the agreed aggregate costs and expenses related to the Premises to be reimbursed by EKSO. In the event the Commencement Date falls on a day other than the first day of the month, the first payment of Gross Rent will be made on the Commencement Date in a prorated amount for the applicable portion of the calendar month in which the Commencement Date occurs. 3.2 Payment. Gross Rent payments will be due and payable on the first day of each calendar month, without demand and will be made to Parker at the address set forth in Section 10, or such other address provided to EKSO in writing by Parker. 3.3 Additional Rent. EKSO undertakes to pay to Parker all sums of money, other than Gross Rent, as will be become due and payable under this Agreement; such sums of money will be hereinafter referred to as the “Additional Rent”. The Gross Rent and the Additional Rent will be herein collectively referred to as the “Rent”. Notwithstanding the foregoing, it is understood that, except as may be otherwise specifically provided for herein, this is a “gross” arrangement and Parker is generally obligated for all costs relating to the operation of the Property (including the payment of all real estate taxes and assessments) without reimbursement by EKSO other than for the Gross Rent and the Additional Rent. Notwithstanding anything to the contrary herein, EKSO shall in no event have any obligation to perform or to pay directly, or to reimburse Parker for, all or any portion of any premiums, fees, charges, costs and expenses for taxes, insurance premiums, operating expenses, common area charges, utilities or any other expenses for the operation, management, maintenance and repair of the Premises or the Building, except for any maintenance or repair necessitated by the gross negligence or willful misconduct of EKSO or its employees, agents, guests or contractors. SECTION 4. UTILITIES/SERVICES 4.1 Services to be Provided. Except as otherwise specifically provided in this Agreement, Parker will furnish to EKSO, at Parker’s sole cost and expense, all services previously provided, and in substantially the manner previously provided, to the Premises and common areas prior to the Commencement Date, including, without limitation, the following utilities and other building services for EKSO’s use and occupancy of the Premises in connection with the operation of EKSO’s business therein: (i) heating, ventilation and air-conditioning; (ii) electrical current; (iii) water and sewer; (iv) cleaning and maintenance of the common areas, parking areas and driveways and all maintenance of the exterior and structure of the Building, including the roof; (v) security services (including provision of required keys and badges); (vi) the removal of trash and rubbish from dumpsters outside the Premises; (vi) compressed air; (vii) repair and maintenance to the extent specified elsewhere in this Agreement; (viii) pest control; (ix) fire extinguisher and first aid kit monitoring and maintenance; (x) telecommunications/ ISP/ cable services; and (xi) janitorial services within the Premises. 4.2 Interruption of Services. EKSO understands, acknowledges and agrees that any one or more of the utilities or other Building services identified in Section 4.1 or otherwise hereunder may be interrupted by reason of accident or emergency caused by a third party or by other causes beyond Parker’s control until certain repairs, alterations or improvements can be made. Parker will not be liable in damages or otherwise for any such failure or interruption of any utility service when such failure is beyond Parker’s control and no such failure or interruption will entitle EKSO to terminate this Agreement or withhold sums due hereunder. If EKSO is unable to use the Premises as intended as a consequence of interruption of utilities or other services, interference with access, legal restrictions, natural disaster, civil unrest, epidemic or other infectious disease (including due to governmental restriction or widely followed voluntary practice)

3 , the presence of hazardous substances not brought onto the Premises by EKSO or similar occurrences outside of EKSO’s control, and such inability continues for more than two (2) days, EKSO may abate all Rent hereunder until such interference is eliminated. SECTION 5. INSURANCE AND INDEMNITY 5.1 Liability Insurance. At its sole cost and expense, EKSO will, commencing on the first day of the Term and continuing throughout the entire Term, maintain a comprehensive commercial public liability insurance policy with policy limits no less than $1,000,000 per occurrence and $2,000,000 in the aggregate against any liability arising out of the use, occupancy, repair, maintenance or alteration of the Premises. Parker will be named as an additional insured on all such insurance. EKSO shall provide to Parker, at Parker’s written request, a certificate of insurance evidencing such coverage and such insurance may not be cancelled without first providing Parker thirty (30) days’ advance written notice. 5.2 Subrogation. Notwithstanding anything to the contrary herein, Parker and EKSO hereby mutually waive their respective rights of recovery against each other, or against the officers, employees, agents, representatives, customers and business invitees of such other party, for any loss insurable by fire, extended coverage and other “all risk” or “special form” property insurance policies. Each party will obtain any special endorsements, if required by the insurer, to evidence compliance with the aforementioned waiver. All of Parker’s and EKSO’s repair and indemnity obligations under this Agreement shall be subject to the wavier contained in this paragraph. 5.3 Indemnity of Parker by EKSO. Subject to the waiver of subrogation in Section 5.2, EKSO will indemnify, defend and save Parker, its affiliates, partners, members, directors, officers, employees and agents harmless from and against all losses, claims, costs, liabilities, fines and penalties of any nature (including, without limitation, reasonable attorneys’ fees and expenses) (collectively, “Claims”) arising or occurring, from (i) EKSO’s failure to comply with the terms and conditions set forth in this Agreement, or (ii) EKSO’s use of the Property. Notwithstanding the foregoing, Parker shall not be released or indemnified from any all losses, damages, liabilities, claims, attorneys’ fees, costs and expenses arising from the gross negligence or willful misconduct of Parker or its agents, contractors, licensees or invitees or a breach of Parker’s obligations or representations under this Agreement. 5.4 Indemnity of EKSO by Parker. Subject to the waiver of subrogation in Section 5.2, Parker will indemnify, defend and save EKSO, its affiliates partners, members, directors, officers, employees and agents harmless from and against all Claims arising or occurring, from and after the Commencement Date, out of (i) Parker’s failure to comply with the terms and conditions set forth in this Agreement, (ii) any personal injury or death, damage to or destruction of the Property caused by the negligence or willful acts or omissions of Parker or its representatives, or (iii) any other Claim made by any affiliate, partner, member, director, manager, officer, employee, visitor, invitee, licensee, lessee or lender of Parker against EKSO arising out of Parker’s use or ownership of the Property. 5.5 Environmental Matters Excepted. Notwithstanding the foregoing, the indemnities provided in this Section will not apply to any matters arising out of or in connection with Environmental Laws, hazardous materials or the environmental conditions of the Property, which matters will be solely governed by the provisions of Section 12 of this Agreement. SECTION 6. WASTE AND COMPLIANCE WITH LAWS 6.1 Waste. EKSO covenants that it will use and occupy the Premises in a careful, safe, lawful and proper manner and will not commit waste therein. 4 6.2 Compliance with Laws. EKSO will (i) use the Premises and conduct its business thereon in a safe, careful, reputable and lawful manner and (ii) comply with the covenants and laws, rules, regulations, orders, ordinances, directions and requirements of any governmental authority or agency, now in force or that may hereafter be in force, including without limitation those that will impose upon Parker or EKSO any duty with respect to or triggered by a change in the use or occupation of, or any improvement or alteration to, the Premises, excepting any mechanical or structural improvements to the Building or common areas. Both parties will not do or permit anything to be done in or about the Premises or the Common Areas that will in any way obstruct or interfere with the rights of the other party, other tenants, or occupants of the Building or injure them. Notwithstanding anything to the contrary herein, EKSO shall not be required to comply with or cause the Premises to comply with any laws, rules, regulations or insurance requirements requiring the construction of alterations unless such compliance is necessitated solely due to EKSO’s particular use of the Premises (other than for the Business). SECTION 7. IMPROVEMENTS AND REPAIR 7.1 Repair and Maintenance of Building. Parker will make all necessary repairs to the Premises, the exterior walls, exterior doors, windows, corridors and other common areas, and Parker will keep the Building in a safe, clean and neat condition and use reasonable efforts to keep all equipment used in common with other tenants in good condition and repair, provided, however, that to the extent any of the foregoing items require repair because of the negligence, misuse or default of EKSO, its employees or agents, Parker will make such repairs solely at EKSO’s expense. Notwithstanding anything to the contrary herein, Parker shall, in a commercially reasonable manner, perform and construct, and EKSO shall have no responsibility to perform or construct, any repair, maintenance or improvements (a) necessitated by the acts or omissions of Parker or any other occupant of the Building, or their respective agents, employees or contractors, (b) for which Parker has a right of reimbursement from others, (c) to the structural portions of the Premises or the Building, (d) which could be treated as a “capital expenditure” under generally accepted accounting principles, and (e) to the heating, ventilating, air conditioning, electrical, water, sewer, plumbing and other building systems serving the Premises and/or the Building. 7.2 Alterations. EKSO will not make alterations in or to the Premises unless and until the plans have been approved by Parker in writing, which approval will not be unreasonably withheld or delayed, and upon such approval such alterations shall become a part of the Premises and remain at the expiration of the Agreement unless EKSO, at its option, removes the same and restores the Premises at EKSO’s cost prior to such expiration. EKSO will ensure that all alterations will be made in accordance with all applicable laws, regulations and building codes, in a good and workmanlike manner and of quality equal to or better than the original construction of the Building. If any lien is filed against the Premises for work claimed to have been done for or material claimed to have been furnished to EKSO, EKSO will cause such lien to be discharged of record within thirty (30) days after filing. EKSO will indemnify Parker from all costs, losses, expenses and attorneys’ fees in connection with any such lien. EKSO’s trade fixtures, furniture, equipment and other personal property installed in the Premises (“EKSO’s Property”) shall at all times be and remain EKSO’s property. At any time EKSO may remove EKSO’s Property from the Premises, provided that EKSO repairs all damage caused by such removal. Parker shall have no lien or other interest in any item of EKSO’s Property. SECTION 8. DAMAGE OR DESTRUCTION If the Premises, or so much of the Building as to cause the Premises to be uninhabitable, are damaged by any casualty, and the damage (exclusive of any property or improvements installed by EKSO in the Premises) can be repaired within ninety (90) days, Parker will repair such damage as soon as practicable and this Agreement will continue in full force and effect and Rent will be abated as set forth below. If the Premises, or so much of the Building as to cause the Premises to be uninhabitable, are 5 damaged by any casualty, and the damage (exclusive of any property of EKSO or improvements installed by EKSO in the Premises) cannot be repaired within ninety (90) days, Parker may, at Parker’s option, either (i) repair such damage as soon as practicable at Parker’s expense, in which event this Agreement will continue in full force and effect but Rent will be abated as set forth below, or (ii) give written notice to EKSO within thirty (30) days after the date of the occurrence of such damage of Parker’s intention to terminate this Agreement, in which event this Agreement will terminate as of the date of the occurrence of such damage and EKSO will surrender the Premises in its as-is condition, but with EKSO’s Property removed, within thirty (30) days after receipt of such notice. If the Premises are damaged by any peril and Parker does not terminate this Agreement, then EKSO shall have the option to terminate this Agreement if the Premises cannot be, or are not in fact, fully restored by Parker to their prior condition within ninety (90) days after the damage. Whenever Rent is to be abated under this Agreement, all Rent shall be equitably abated based upon the extent to which EKSO’s use of the Premises is diminished. SECTION 9. ASSIGNMENT EKSO shall not assign this Agreement or sublet all or any portion of the Premises without the Parker’s advance prior written consent, which consent will not be unreasonably withheld, conditioned or delayed. Notwithstanding the foregoing, EKSO may, without Parker’s prior written consent and without constituting an assignment or sublease hereunder, sublease all of the Premises or assign this Agreement to (a) an entity controlling, controlled by or under common control with EKSO, (b) an entity related to EKSO by merger, consolidation or reorganization, or (c) a purchaser of a substantial portion of EKSO’s assets. A sale, transfer, issuance, cancellation or change of ownership of EKSO’s stock or other equity interests shall not be deemed an assignment, subletting or any other transfer of this Agreement or the Premises. SECTION 10. NOTICES 10.1 Notice Addresses. Any notice to be served under the Agreement or in connection with any proceeding or action arising out of this Agreement or the tenancy created thereby may be sufficiently served by delivering the same by nationally recognized overnight express courier or in hand: (a) if to EKSO, upon the Premises with copies to the addresses set forth below: Ekso Bionics Holdings, Inc. 101 Glacier Point, Suite A San Rafael, CA 94901, USA. Attn: Jerome Wong Email: JWong@eksobionics.com with a copy to: Wilson Sonsini Goodrich & Rosati One Market Plaza Spear Tower, Suite 3300 San Francisco, CA 94105 Attn: Ethan Lutske Email: elutske@wsgr.com (b) if to Parker, at the address set forth below: Parker-Hannifin Corporation 6035 Parkland Boulevard 6 Cleveland, OH 44124-4141 Attn: Todd M. Burger, Associate General Counsel Email: todd.burger@parker.com with a copy to: Jones Day North Point 901 Lakeside Avenue Cleveland, OH 44114-1190 Attn: Patrick J. Leddy Email: pjleddy@jonesday.com SECTION 11. DEFAULT 11.1 EKSO’s Default. In the event: (a) EKSO defaults in its obligation to pay the Rent or any other amount payable hereunder and such default continues for a period of five (5) days after written notice has been given of such default by Parker to EKSO; (b) EKSO fails to perform any other provision of this Agreement to be performed or observed by EKSO (other than the obligations set forth in Section 11.1(a) above) and any such failure will continue uncorrected for a period of thirty (30) days after written notice to EKSO thereof, unless such failure cannot reasonably be corrected within such thirty (30) day period, then if EKSO will not within such period have commenced and continued in good faith to correct such failure; (c) EKSO files for voluntary bankruptcy or is adjudicated bankrupt in involuntary proceedings and such proceeding is not vacated within sixty (60) days; (d) a receiver or trustee is appointed over EKSO’s property; or (e) any execution, attachment or other order of court will be issued upon or against the interest of EKSO in this Agreement and will continue for a period of thirty (30) days after notice; then: Parker, at any time thereafter, and prior to the curing of default, at its election and without further notice, may terminate this Agreement, re-enter into possession of the Premises with process of law, and expel, remove or put out EKSO or any other person or persons occupying the Premises, using such forces as may be necessary to do so and to repossess the Premises, and sue for and recover all Rent earned up to the date of such entry; or the Parker may, without terminating this Agreement, terminate the EKSO’s right of possession, re-enter and resume possession of the Premises, as aforesaid, and relet the same for the remainder of the Term at the best rent Parker can obtain, for the account of EKSO, who will make good any deficiency to Parker upon demand from Parker; or the Parker may sue and recover all rents accrued or accruing under this Agreement without declaring this Agreement terminated or entering into possession of the Premises to terminate EKSO’s possession. All of the foregoing rights of Parker will be without prejudice to any remedies of Parker under law to recover any other damage suffered by Parker by reason of any default of EKSO in performance of its duties and obligations under the terms and conditions of this Agreement. Regardless of the remedies Parker pursues after a default by EKSO hereunder, Parker will be required to use reasonable commercial efforts to relet the Premises at the best rent Parker can obtain for the account of EKSO and to otherwise mitigate any damages resulting from any

7 default by EKSO, and EKSO shall not in any event be liable for any damages reasonably mitigable by Parker. Parker waives any right of distraint, distress for rent or landlord’s lien that may arise at law. SECTION 12. ENVIRONMENTAL MATTERS 12.1 EKSO Indemnification. EKSO will comply with all Environmental Laws (as hereinafter defined) in connection with its occupancy and use of the Premises and/or the Property. EKSO agrees to indemnify Parker with respect to any out-of-pocket cost or damages suffered by Parker with respect to the presence, release, spill, discharge or emission of Hazardous Materials by EKSO or its agents, employees or invitees in, on, at or under the Premises or the Property (or the soil, air, improvements, groundwater or surface water thereof) or with respect to any violation of any Environmental Laws (as defined in the Asset Purchase Agreement) by EKSO or its agents, employees or invitees. “Hazardous Material” shall mean any material which is now or hereafter regulated by any Environmental Law because it could pose a hazard to the environment, natural resources or human health. 12.2 Parker Indemnification. Under no circumstance shall EKSO be liable to Parker for, and Parker shall indemnify EKSO with respect to any out-of-pocket cost or damages suffered by EKSO with respect to the presence, release, spill, discharge or emission of Hazardous Materials on or about the Property, or the soil, air, improvements, groundwater or surface water thereof, except to the extent due to the presence, release, spill, discharge, exacerbation, disturbance or emission of Hazardous Materials by EKSO or its agents, invitees or employees. SECTION 13. EMINENT DOMAIN If all or any substantial part of the Building or common areas will be acquired by the exercise of eminent domain, Parker may terminate this Agreement by giving sixty (60) days’ written notice to EKSO within fifteen (15) days after possession thereof is so taken. If all or any part of the Premises will be acquired by the exercise of eminent domain so that the Premises will become unusable by EKSO for the permitted use, EKSO may terminate this Agreement by giving written notice to Parker as of the date possession thereof is so taken. All damages awarded will belong to Parker; provided, however, that EKSO may claim dislocation damages if such amount is not subtracted from Parker’s award. SECTION 14. ACCESS; ENTRY AND INSPECTION 14.1 Access. EKSO will have access to the Premises twenty-four (24) hours per day, three hundred sixty-five (365) days per year. 14.2 Entry and Inspection. EKSO will permit Parker or Parker’s agents to enter upon the Premises during regular business hours and upon reasonable notice (except in the case of an emergency, in which case no notice shall be required), for the purpose of inspecting the Premises. Parker and Parker’s agents, except in the case of emergency, shall, except in connection with ordinary maintenance and janitorial services as required to be performed by Parker hereunder, provide EKSO with one (1) business day notice prior to entry of the Premises. Any entry by Parker and Parker’s agents shall not impair EKSO’s operations more than reasonably necessary, and shall comply with EKSO’s reasonable security measures provided that it is understood that EKSO shall not install locks preventing access to the Premises without providing Parker with keys, codes or keycards for such access. 8 SECTION 15. MISCELLANEOUS 15.1 No Waiver. No waiver of any condition or covenant of this Agreement or of the breach of any such covenant or condition will be deemed to constitute a waiver of any subsequent breach of such covenant or condition or to justify the non-observance on any other occasion of the same or of any other covenant or condition hereof, nor will the acceptance of any Rent by Parker at any time when EKSO is in default under any other covenant or condition hereof be construed as a waiver of such or any other or continuing default or of Parker’s rights in the event of such other default. 15.2 Entire Agreement. This Agreement and the exhibits attached hereto set forth all of the covenants, promises, agreements, conditions, and understandings of the parties hereto with respect to the Premises. No alteration, modification, amendment, change or addition to this Agreement will be effective unless the same will be reduced to writing and signed by both parties hereto. 15.3 Governing Law. This Agreement and the performance of all covenants, conditions and terms hereof will be governed by and interpreted in accordance with the laws of the state wherein the Premises are located applicable to Agreements to be performed within such state, excluding any law regarding the conflict of laws that may result in the application of any laws other than the laws of the state wherein the Premises are located. 15.4 Time is of Essence. Time is of the essence in the performance of all terms and conditions of this Agreement in which time is an element. 15.5 Force Majeure. Parker and EKSO will have no responsibility or liability whatsoever for, and will be excused from, the observance or performance of any covenant or obligation of such party hereunder to the extent that any such observance or performance is rendered impossible, impracticable or economically infeasible, in whole or in part, by any act of God (including but not limited to lightning, storm, flood, tornado or earthquake), fire, explosion, shortages of labor, fuel or materials, acts of the public enemy, war (declared or undeclared), riot or insurrection, the discontinuation, suspension or interruption of or interference with any utility or service supplied to EKSO or the Premises or any portion thereof, any strike, lockout or other labor dispute, so long as the party experiencing an event of force majeure described in this sentence delivers written notice of such event to the other party within forty-five (45) days of the occurrence of such event. In no event will any delay or hindrance in, or any prevention of, the observance or performance of any covenant or obligation of Parker or EKSO under this Agreement due to a properly noticed force majeure event constitute a default by such party, or entitle the other party to take any remedial or enforcement action, under this Agreement. 15.6 Terminology; Captions. Where the context so requires or such interpretation is appropriate, any word used herein denoting gender will include all genders, natural or artificial, and the singular and plural will be interchangeable. The term “Section” will refer to all paragraphs under the caption in question, where appropriate. The captions of the various provisions of this Agreement are for convenience only and in no way define, limit or describe the scope or intent of this Agreement or the provisions that they precede or in any other manner affect this Agreement. 15.7 Successors and Assigns. This Agreement and the covenants and conditions herein contained will inure to the benefit of and be binding upon Parker, Parker’s heirs, legal representatives, successors and assigns, and will be binding upon and inure to the benefit of EKSO, EKSO’s successors and assigns. 15.8 Severability. In case any one or more of the provisions contained herein will for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability 9 will not affect any other provision of this Agreement, but this Agreement will be construed as if such invalid, illegal or unenforceable provisions had not been contained herein. 15.9 Limitation of Damages. IN NO EVENT WILL EITHER PARKER OR EKSO BE LIABLE FOR CONSEQUENTIAL OR SPECIAL DAMAGES ARISING FROM THIS AGREEMENT OR THE PERFORMANCE OF THEIR RESPECTIVE OBLIGATIONS HEREUNDER. 15.10 Waiver of Trial by Jury. Parker and EKSO waive trial by jury in the event of any action, proceeding or counterclaim brought by either Parker or EKSO against the other in connection with this Agreement. 15.11 Counterparts. This Agreement may be executed in two or more counterparts, including counterparts by facsimile, each of which will be deemed an original, but all of which together will constitute one and the same instrument. 15.12 Survival. All provisions of this Agreement that by their express terms survive termination of this Agreement or which by the operation of their terms are intended to be performed, in whole or in part, after termination of this Agreement, will survive any termination of this Agreement. [Signatures on Following Page] Signature Page to Transitional Use Agreement IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, on the day and year first above written. PARKER-HANNIFIN CORPORATION By: ______________________________________ Name: Thomas Williams Its: Chief Executive Officer

Signature Page to Transitional Use Agreement EKSO BIONICS HOLDINGS, INC. By: ______________________________________ Name: Scott Davis Its: President & COO EXHIBIT A Depiction of the Premises [Omitted.]